Exhibit 10.1                                     EXECUTION VERSION

AMENDMENT AND RESTATEMENT AGREEMENT

Dated 24 April 2025 to the
EUR 730,000,000

MULTICURRENCY REVOLVING CREDIT FACILITY AGREEMENT

originally dated 23 November 2022

(as later amended and/or restated from time to time) for
PRA Group Europe Holding S.à r.l

arranged by

DNB Bank ASA, Nordea Bank Abp, filial i Norge and Swedbank AB (publ)
as Mandated Lead Arrangers, Bookrunners, and Lenders with
DNB BANK ASA
as Facility Agent and Security Agent

www.bahr.no

#34615052/4

CONTENTS
Clause    Page
1.DEFINITIONS    4
2.CONDITIONS PRECEDENT    4
3.CONDITIONS SUBSEQUENT    4
4.REPRESENTATIONS    5
5.AMENDMENT AND RESTATEMENT    5
6.MISCELLANEOUS    6
7.GOVERNING LAW    7
SCHEDULE 1 CONDITIONS PRECEDENT SCHEDULE 2 CONDITIONS SUBSEQUENT SCHEDULE 3 THE GUARANTORS
SCHEDULE 4 AMENDED AND RESTATED FACILITY AGREEMENT

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THIS AMENDMENT AND RESTATEMENT AGREEMENT is dated 24 April 2025 and made between:

(1)PRA Group Europe Holding S.à r.l. (formerly SHCO 54 S.à r.l.), a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 42-44, Avenue de la Gare, L-1610 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxemburg Trade and Companies Register under number B183422 and acting through its Swiss branch office PRA Group Europe Holding S.à r.l., Luxembourg, Zug Branch (formerly SHCO 54 S.à r.l., Luxemburg, Zug Branch) (the “Swiss Branch”) at Bundesstrasse 5, 6300 Zug, Switzerland (registration number CHE-305.746.539) as borrowers (each a “Borrower”, together the “Borrowers”);
(2)PRA GROUP ITALY S.R.L., a limited liability company duly incorporated and existing under Italian law, with its registered office at Via Tazzoli Enrico 6, 20154, Milan (Italy), corporate capital Euro 10,000.00 fully paid-up, registered with the Companies’ Register of Milan Monza Brianza Lodi under tax code and registration number 13633460962, duly licensed to carry out credit collection activities (attività di recupero crediti) pursuant to Article 115 Royal Decree 773/1931 (the “PRA Group Italy” or the “Italian Collection Company”);

(3)Horyzont Niestandaryzowany Fundusz Wierzytelności Fundusz Inwestycyjny Zamknięty, with its registered office at Prosta 68, 00-838 Warsaw, Poland, registered in the Register of Investment Funds, maintained by the District Court in Warsaw, VII Civil Register Division, under the RFI number 1121 (the “Polish Borrower”), managed by PRA Group Towarzystwo Funduszy Inwestycyjnych S.A., with its registered office in Warsaw, at Prosta 68, 00-838 Warsaw, Poland, registered in the register of entrepreneurs of the National Court Register under the KRS number 258883;

(4)PRA Group Österreich Portfolio GmbH, Marktstraße 3 A-7000 Eisenstadt (the “Retiring Guarantor”);

(5)The companies listed in Schedule 3 hereto (the “Guarantors”);

(6)DNB Bank ASA as Mandated Lead Arranger, Bookrunners, Lender, Facility Agent, and Security Agent;

(7)Nordea Bank Abp, filial i Norge as Mandated Lead Arranger, Bookrunner, and Lender;

(8)Swedbank AB (publ) as Mandated Lead Arranger, Bookrunner, and Lender; collectively referred to as the “Parties”.
WHEREAS:
(A)Pursuant to the Original Facility Agreement, the Lenders have granted to the Borrower a loan in the amount of up to EUR 730,000,000 for the purpose described therein.

(B)The Parties have entered into this Agreement in order to (i) consolidate previous amendments made under various amendment letters into the Original Facility Agreement,
(ii) the accession of the Polish Borrower, (iii) to further address the scope of the Facility to invest in portfolios Italian law-governed non-performing exposures (crediti deteriorati) through the subscription of partly-paid floating rate variable return asset-backed notes (“Notes”) issued by a securitisation company established pursuant to Italian Law 130/99,

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whose assets are segregated in favour of the PRA Group Europe Holding S. à r.l., as sole holder of the Notes (the “Italian NPE Securitisation”), subject to granting of a pledge over the Notes in favour of the Lenders and related adjustments to the security structure (iv) the accession of PRA Group Italy as Guarantor, (v) release of the Retiring Guarantor from its guarantee obligations under the Original Facility Agreement, and (vi) updates to reflect regulatory issues and certain other additional amendments.

(C)Subject to the terms of this agreement, the Lenders have agreed to make the contemplated amendments to the Original Facility Agreement.

NOW THEREFORE, it is hereby agreed as follows:

1.DEFINITIONS
In this Agreement, including the preamble hereto (unless the context otherwise requires), all capital terms or expressions shall have the meaning ascribed to such term in the Amended Facility Agreement unless otherwise explicitly defined herein.

“Agreement” means this amendment and restatement agreement.

“Amended Facility Agreement” means the Original Facility Agreement, as amended and restated by this Agreement in the form set out in Schedule 4 (Form of Amended Facility Agreement).

“Effective Date” means the date the Agent has confirmed to the Lenders and the Borrower that the conditions pursuant to Clause 2 (Conditions precedent) have been satisfied and that the Effective Date has occurred.

“Guarantors” means the entities listed in Schedule 3 (The Guarantors) hereto.

“Original Facility Agreement” means the EUR 730,000,000 multicurrency revolving credit facilities agreement originally dated 23 November 2022 and made between the parties hereto as amended by an amendment letter dated 25 March 2024 and further amended by an amendment letter dated 28 October 2024.

2.CONDITIONS PRECEDENT
The provisions of Clause 5 (Amendment and Restatement) shall be effective only once the Agent has received all the documents and other evidence listed in Schedule 1 (Conditions Precedent), each in a form and substance satisfactory to the Agent. The Agent shall notify the Borrowers promptly upon being so satisfied.

3.CONDITIONS SUBSEQUENT
(a)The Borrowers shall procure that (i) this Agreement shall be notarised in Spain by way of a notarial deed and (ii) that evidence of (i) shall be provided to the Agent within the term of thirty (30) Business Days following the Effective Date. Failure by the Borrowers to meet the deadline in (ii) shall not be capable of remedy. As a condition subsequent, on the date in which this Agreement is notarized in Spain, Uría Menéndez Abogados, S.L.P. will issue a legal opinion in respect of Spanish law issues; and

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(b)The Borrowers shall procure that (i) the Italian law governed share pledge agreement is duly executed and notarised in Italy by way of a notarial deed and (ii) that evidence of (i) is provided to the Agent within thirty (30) Business Days following the Effective Date. Failure by the Borrowers to meet the deadline in (ii) shall not be capable of remedy. As a condition subsequent, on the date the Italian share pledge agreement is notarised in Italy, an Italian legal opinion will be issued by Greenberg Traurig in respect of Italian law matters.

4.REPRESENTATIONS
(a)Each Borrower and each Obligor signing this Agreement makes the representations and warranties set out in Clause 13 (Representations and warranties) of the Amended Facility Agreement with respect to itself and the other Obligors (including PRA Group Italy and the Polish Borrower) to each Finance Party by reference to the facts and circumstances then existing:

(i)on the date of this Agreement; and

(ii)on the Effective Date.

(b)The Borrowers confirm that:

(i)no Default (A) has occurred as of the date of this Agreement and as of the Effective Date, nor (B) will occur as a result of the Amended Facility Agreement becoming effective on the Effective Date; and

(ii)pursuant to Clause 2.6 (Obligor’s Agent) of the Original Facility Agreement, the Borrowers (excluding the Polish Borrower) are authorised to act and execute this Agreement on behalf of the Guarantors (other than the Guarantors signing this Agreement directly), and that the powers and authority granted to them pursuant to that Clause 2.6 (Obligor’s Agent) remain in full force and effect and have not been revoked by any Guarantor as of the date of this Agreement nor as of the Effective Date.

5.AMENDMENT AND RESTATEMENT
5.1Amendment and restatement
With effect from the Effective Date, the Original Facility Agreement will be amended and restated in the form set out in Schedule 4 (Form of Amended Facility Agreement).

5.2Accession of additional Guarantor
With effect from the Effective Date PRA Group Italy shall accede as a Guarantor under the Amended Facility Agreement and shall be bound and obligated as a “Guarantor” and “Obligor” pursuant thereto.

5.3Accession of additional Borrower
With effect from the Effective Date the Polish Borrower shall accede as a Borrower under the Amended Facility Agreement and shall be bound and obligated as a “Borrower” and “Obligor” pursuant thereto.

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5.4Resignation of the Retiring Guarantor
With effect from the Effective Date the Retiring Guarantor shall resign as a Guarantor under the Amended Facility Agreement and shall cease to be a party to, and shall have no further rights or obligations as a “Guarantor” or “Obligor” under, the Amended Facility Agreement.

5.5Continuing obligations
The provisions of the Original Facility Agreement and the other Finance Documents and Security Documents shall, save as supplemented or amended or released pursuant to this Agreement, continue in full force and effect. Reference to the Facility Agreement in the Finance Documents and the Security Documents shall be construed as reference to the Amended Facility Agreement.

5.6Confirmation of guarantee and security
The Borrowers, in their capacity as security providers, the Guarantors, in their capacity as Guarantors, and the Security Providers in their capacity as security providers under the Original Facility Agreement, confirm their agreement and acceptance to the terms and conditions in this Agreement and in the Amended Facility Agreement, and confirm that their obligations and liabilities in the Security Documents and other Finance Documents to which they are party shall continue in full force and effect for the Amended Facility Agreement, and that any security under the Security Documents and any guarantee created or given under any Finance Document (without any amendments necessary to be made to these documents) will extend to and secure the liabilities and obligations of the Obligors to the Finance Parties under the Finance Documents, (subject to the limitations set out therein), as amended by this Agreement.

5.7No Novation
For the purposes of, including (but without limitation to), the Parallel Debt Agreement and any Security Documents governed by German law and/or granted by a German Obligor, the Parties acknowledge and agree that the amendments made pursuant to this Agreement do not constitute a novation of the Obligors' obligations under the Original Facility Agreement.

6.MISCELLANEOUS
6.1Incorporation of terms
The provisions of Clauses 1.2 and 1.3 of the Amended Facility Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to “this Agreement” are references to this Agreement.

6.2Additional Finance Document
This Agreement shall constitute a “Finance Document” for the purposes of the Amended Facility Agreement.

6.3Fee
The Borrower shall pay to the Agent (for distribution to the Lenders) a fee as set out in a separate Fee Letter.

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7.GOVERNING LAW
(a)This Agreement shall be governed by Norwegian law.

(b)Clauses 26.2 (Jurisdiction) and 26.3 (Service of process) of the Original Facility Agreement shall be incorporated into this Agreement as if set out in full herein.

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The Facility Agent

DNB Bank ASA

By:                    By:

/s/ Oyvind Jorgensen            /s/ Dag Iversen
Name: Oyvind Jorgensen            Name: Dag Iversen
Title: Senior Advisor            Title: Advisor

The Security Agent

DNB Bank ASA

By:                    By:

/s/ Oyvind Jorgensen            /s/ Dag Iversen
Name: Oyvind Jorgensen            Name: Dag Iversen
Title: Senior Advisor            Title: Advisor

The Mandated Lead Arrangers and
Bookrunners:

DNB Bank ASA

By:                    By:

/s/ Sverre Woldsund            /s/ Oyvind Jorgensen
Name: Sverre Woldsund            Name: Oyvind Jorgensen
Title: Client Manager            Title: Senior Advisor

Swedbank AB NUF

By:                    By:

/s/ Rikard Talling
Name: Rikard Talling            Name:
Title: Director, Structured Finance        Title:

Nordea Bank Abp, filial i Norge

By:                    By:

/s/ Mikkel Andreas Vogt            /s/ Ingrid Graff Kvalen
Name: Mikkel Andreas Vogt        Name: Ingrid Graff Kvalen
Title: Managing Director            Title: Associate Director

Signature Page - PRA Group MEUR 730 Facility First ARA H1 2025 - Agent, Mandated Lead Arrangers and Bookrunners

The Lenders

DNB Bank ASA

By:                    By:

/s/ Sverre Woldsund            /s/ Oyvind Jorgensen
Name: Sverre Woldsund            Name: Oyvind Jorgensen
Title: Client Manager            Title: Senior Advisor

Swedbank AB NUF

By:                    By:

/s/ Rikard Talling
Name: Rikard Talling            Name:
Title: Director, Structured Finance        Title:

Nordea Bank Abp, filial i Norge

By:                    By:

/s/ Mikkel Andreas Vogt            /s/ Ingrid Graff Kvalen
Name: Mikkel Andreas Vogt        Name: Ingrid Graff Kvalen
Title: Managing Director            Title: Associate Director

Signature Page - PRA Group MEUR 730 Facility First ARA H1 2025 - Lenders

SIGNATORIES:

The Borrowers:

PRA Group Holding S.à r.l.            PRA Group Holding S.à r.l.
Luxembourg, Zug Branch

By:                        By:

/s/ Tom-Andre Westbo Hansen            /s/ Tom-Andre Westbo Hansen
Name: Tom-Andre Westbo Hansen            Name: Tom-Andre Westbo Hansen
Title: Manager                    Title: Manager

For the purpose of Article 1 of the Protocol
annexed to the Convention on Jurisdiction
and the Enforcement of Proceedings in Civil
and Commercial Matters done at Lugano on
16th September 1988 the undersigned
hereby expressly and specifically accepts
the jurisdiction of the Norwegian Courts.

By:

/s/ Tom-Andre Westbo Hansen
Name: Tom-Andre Westbo Hansen
Title: Manager

The Polish Borrower:                PRA Group Italy:

PRA Group Towarzystwo Funduszy        PRA Group Italy S.r.l.
Inwestycyjnych S.A.on behalf of Horyzont
Niestandaryzowany Fundusz
Wierzytelności Fundusz Inwestycyjny
Zamknięty

By:                        By:

/s/ Tom-Andre Westbo Hansen            /s/ Andrea Buonarota
Name: Tom-Andre Westbo Hansen            Name: Andrea Buonarota
Title: Attorney-in-fact                Title: Director

By:

Name:
Title:

Signature Page - PRA Group MEUR 730 Facility First ARA H1 2025 - Borrowers

The Guarantors:

PRA Group Europe AS                    PRA Group Europe Portfolio AS

By:                            By:

/s/ Tom-Andre Westbo Hansen                /s/ Tom-Andre Westbo Hansen
Name: Tom-Andre Westbo Hansen                Name: Tom-Andre Westbo Hansen
Title: Attorney-in-Fact                    Title: Attorney-in-Fact

PRA GROUP EUROPE PORTFOLIO AS, Oslo,        PRA Group Norge AS
Zweigniederlassung Zug

By:                            By:

/s/ Tom-Andre Westbo Hansen                /s/ Tom-Andre Westbo Hansen
Name: Tom-Andre Westbo Hansen                Name: Tom-Andre Westbo Hansen
Title: Attorney-in-Fact                    Title: Attorney-in-Fact

PRA Group Sverige AB                     PRA Group Switzerland Portfolio AG

By:                            By:

/s/ Tom-Andre Westbo Hansen                /s/ Tom-Andre Westbo Hansen
Name: Tom-Andre Westbo Hansen                Name: Tom-Andre Westbo Hansen
Title: Attorney-in-Fact                    Title: Attorney-in-Fact

PRA Group Suomi Oy                     PRA Group Österreich Inkasso GmbH

By:                            By:

/s/ Tom-Andre Westbo Hansen                /s/ Tom-Andre Westbo Hansen
Name: Tom-Andre Westbo Hansen                Name: Tom-Andre Westbo Hansen
Title: Attorney-in-Fact                    Title: Attorney-in-Fact

PRA Group Deutschland GmbH

By:

/s/ Karol Piętka
Name: Karol Piętka
Title: Managing Director

Signature Page - PRA Group MEUR 730 Facility First ARA H1 2025 - Guarantors

PRA Iberia SLU                        PRA Group Polska Holding sp. z o.o.

By:                            By:

/s/ Tom-Andre Westbo Hansen                /s/ Tom-Andre Westbo Hansen
Name: Tom-Andre Westbo Hansen                Name: Tom-Andre Westbo Hansen
Title: Attorney-in-Fact                    Title: Attorney-in-Fact

PRA Group Polska sp. z o.o.                PRA Group, Inc.

By:                            By:

/s/ Tom-Andre Westbo Hansen                /s/ Rakesh Sehgal
Name: Tom-Andre Westbo Hansen                Name: Rakesh Sehgal
Title: Attorney-in-Fact                    Title: Executive Vice President and
Chief Financial Officer

The Retiring Guarantor:
PRA Group Österreich Portfolio GmbH

By:

/s/ Tom-Andre Westbo Hansen
Name: Tom-Andre Westbo Hansen
Title: Attorney-in-Fact

Signature Page - PRA Group MEUR 730 Facility First ARA H1 2025 - Agent, Mandated Lead Arrangers and Bookrunners

SCHEDULE 1 CONDITIONS PRECEDENT

1.In respect of (i) each Borrower and (ii) each Obligor incorporated under the laws of Austria, Germany, Finland, Italy, Norway, Poland, Spain, Sweden, Switzerland or the United States:
(a)Company Certificate or equivalent (as applicable);

(b)Certificate of Incorporation, Articles of Association, Memorandum or equivalent documents, inter alia:

(i)in relation to an Obligor incorporated in Luxembourg: (a) an Excerpt from the Luxembourg Trade and Companies Register not older than one Business Day prior to the Effective Date, (b) Certificate of non-inscription of a judicial decision from the Luxembourg Trade and Companies Register not older than one Business Day prior to the Effective Date and (c) a Domiciliation Certificate issued by the domiciliation agent;

(ii)in relation to an Obligor incorporated in Germany: (a) up to date copies of the articles of association and any by-laws (as applicable), (b) an up to date excerpt from the electronic commercial register and (c) an up to date copy of the shareholder list (Gesellschafterliste);

(iii)in relation to an Obligor incorporated in Poland other than the Polish Borrower:
(a) up to date articles of association and (b) an excerpt from the electronic National Court Register; and

(iv)in relation to an Obligor incorporated in Spain: (a) its deed of incorporation (escritura de constitución) and (b) a certificate issued by the commercial registry (certificación del Registro Mercantil) evidencing that the Spanish Obligor is registered with the commercial registry and has not been dissolved, liquidated or become subject to insolvency proceedings or an informative excerpt (nota simple informativa) relative to such Obligor incorporated in Spain; each of them not dated earlier than 30 days before the date of the Effective Date;
(v)in relation to the Polish Borrower: (a) excerpt from the Register of Investment Funds, (b) statute of the Polish Borrower, (c) depositary certificate (Polish: świadectwo depozytowe) confirming ownership of all of the investment certificates in the Polish Borrower and (d) an excerpt from the electronic National Court Register for PRA Group Towarzystwo Funduszy Inwestycyjnych S.A.;

(vi)in relation to an Obligor incorporated in Austria: (a) up to date copies of the articles of association and any by-laws (if applicable), and (b) an up to date excerpt from the electronic commercial register (Firmenbuch);

(vii)in relation to an Obligor incorporated in Switzerland: (a) a certified copy of the articles of association and (b) a certified excerpt from the commercial register;

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(viii)in relation to an Obligor incorporated in the United States (a) copies of recent certified charter and certificate of good standing from the Secretary of State of the State of Delaware and (b) copy of the current by-laws; and

(ix)in relation to an Obligor incorporated in Italy (a) copy of the deed of incorporation (atto costitutivo), (b) copy of the by-laws (statuto), (c) copy of the corporate approval of the competent bodies of PRA Group Italy S.r.l. evidencing the approval of the entry into of the relevant Finance Documents to which PRA Group Italy S.r.l. is expressed to be a party and authorising the execution of the relevant Finance Documents to which PRA Group Italy S.r.l. will be a party, (d) specimen of the signature of each person authorised on behalf of PRA Group Italy S.r.l. to execute the Finance Documents to which PRA Group Italy S.r.l. will be a party, (e) A signed structure chart evidencing the ownership structure of PRA Group Italy S.r.l. and of the quotas of PRA Group Italy S.r.l. on the execution date of this Agreement, (f) Certificate duly signed by the legal representative of PRA Group Italy S.r.l. confirming that (i) no Default is outstanding, (ii) the representations and warranties required to be given by PRA Group Italy S.r.l. are true, correct, complete and up-to-date, (iii) borrowing, guaranteeing or securing (as appropriate) the Facility does not result in any binding limit on borrowing, guarantees or security interests applicable to PRA Group Italy S.r.l. to be exceeded, and (iv) all copy documents relating to PRA Group Italy S.r.l delivered as conditions precedent to the effectiveness of the ARA are true, correct, complete and up-to-date, and (g) Evidence, satisfactory to the Facility Agent, that no restrictions apply to the Security to be granted pursuant to the Italian Share Pledge Agreement (or otherwise that all said restrictions have been discharged or waived).
(c)resolutions duly passed at a board meeting or equivalent (except, or the avoidance of doubt, for AK Nordic AB) (and/or, if applicable, a shareholders meeting, an investors meeting or supervisory board meeting if required by lawyers of the Agent in the relevant jurisdiction), evidencing:

(i)the approval of the terms of, and the transactions contemplated by, this Agreement and any Finance Document to which the entity is a party;

(ii)the authorisation of its appropriate officer or officers or other representatives to execute this Agreement and any other Finance Document on its behalf; and

(iii)approval that the guarantees and security granted by the respective Obligor remains in force notwithstanding the amendments and that such guarantees and security extend to cover the Amended Facility Agreement;

(d)(unless granted directly by the board pursuant to the resolutions referred to in item
(c) above) powers of attorney to its representative(s) for the execution of the relevant Finance Documents (as required by lawyers of the Agent in the relevant jurisdiction); and

(e)specimen signatures or passport copies of the person(s) authorised in the resolutions described in item (c) above and who has signed or will sign any Finance Document, together with such identification any Lender may reasonably require to satisfy “know- your-customer” requirement applicable to such Obligor.

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2.Finance Documents
(a)Original counterparts of this Agreement duly executed on behalf of the Parties; and

(b)Original counterparts of a Norwegian law Parent Guarantee Confirmation Agreement duly executed by PRA Group, Inc..

3.Security Documents
(a)Swiss security documents:

(i)a Swiss law security confirmation and amendment agreement in relation to the pledge over the shares in PRA Group Switzerland Portfolio AG originally dated 23 November 2022.

(b)Luxemburg security documents: a Luxembourg law governed security confirmation agreement in relation to the share pledge agreement originally dated 23 November 2022 between PRA Group Europe Holding I S.à r.l., the Security Agent and PRA Group Holding Europe S.à r.l.

(c)Norwegian security documents:

(i)a Norwegian law governed guarantee confirmation agreement in relation to the on demand guarantee originally dated 23 November 2022 between PRA Group, Inc. and the Security Agent.

4.Miscellaneous
(a)Evidence that the Borrower has paid, or will pay no later than on the Effective Date, all fees payable in accordance with this Agreement; and

(b)any other documents as reasonably requested by the Agent.

5.Legal Opinions:
(a)legal opinion from BAHR in respect of Norwegian law issues;

(b)legal opinion from Arendt & Medernach S.A. in respect of Luxembourg law issues;

(c)legal opinion from Lenz & Staehelin in respect of Swiss law issues;

(d)legal opinion from Waselius Attorneys Ltd in respect of Finnish law issues;

(e)legal opinion from DORDA Rechtsanwälte GmbH in respect of Austrian law issues;

(f)legal opinion from Hengeler Mueller Partnerschaft von Rechtsanwälten mbB in respect of German law issues;

(g)legal opinion from Lindahl in respect of Swedish law issues;

(h)legal opinion from Hunton Andrews Kurth LLP in respect of Delaware corporate and US law issues;

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(i)legal opinion from Wardynski & Partners in respect of Polish law issues; and

(j)any such other favourable legal opinions in form and substance satisfactory to the Agent as the Agent may require.

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SCHEDULE 2 CONDITIONS SUBSEQUENT

1.Conditions Subsequent
(a)Notarisation of this Agreement before a Spanish Notary Public by way of a notarial deed.

(b)Execution and notarisation of an Italian law share pledge over the Italian Collection Company, granted by PRA Group Europe Holding S.à r.l. within 30 days of this Agreement (the “Italian Share Pledge”), together with:

(i)an excerpt (visura) from the competent companies’ register, dated not earlier than 2 Business Days before the execution date of the Italian law governed share pledge agreement, showing the quota owned by PRA Group Europe Holding S.à r.l.; and

(ii)a certificate of registration and solvency (certificato di vigenza) issued by the competent companies’ register, dated not earlier than 2 Business Days before the execution date of the Italian law governed share pledge agreement, confirming that PRA Group Italy S.r.l. is not subject to insolvency proceedings.

2.Legal Opinions
(c)Legal opinion from Uría Menéndez Abogados, S.L.P. in respect of Spanish law issues;

(d)Capacity opinion from Arendt & Medernach S.A. in respect of the entering into of the Italian Share Pledge; and

(e)Legal opinion from Greenberg Traurig in respect of Italian law issues.

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SCHEDULE 3 THE GUARANTORS

Country	Company	Organisation number
Norway	PRA Group Europe AS	960 545 397
Norway	PRA Group Europe Portfolio AS	942 464 347
Switzerland	PRA GROUP EUROPE PORTFOLIO AS, Oslo, Zweigniederlassung Zug	CHE-115.187.385
Norway	PRA Group Norge AS	995 262 584
Sweden	PRA Group Sverige AB	556189-4493
Switzerland	PRA Group Switzerland Portfolio AG	CHE-116.343.570
Finland	PRA Suomi Oy	1569394-6
Austria	PRA Group Österreich Inkasso GmbH	FN 207430 w
Germany	PRA Group Deutschland GmbH	HRB 18837
Spain	PRA Iberia, S.L.U.	B 8056 8769
Poland	PRA Group Polska Holding sp. z o.o.	537397
Poland	PRA Group Polska sp. z o.o.	517951
Italy	PRA Group Italy S.r.l	13633460962
Delaware	PRA Group, Inc.	3556815

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SCHEDULE 4
AMENDED AND RESTATED FACILITY AGREEMENT

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EXECUTION VERSION

The taking of this document or any certified copy of it or any other document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf-scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee may cause the imposition of Austrian stamp duty under the Austrian Stamp Duty Act 1957. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf-scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee.

EUR 730,000,000

MULTICURRENCY REVOLVING CREDIT FACILITY AGREEMENT

originally dated 23 November 2022, as amended and restated on 24 April 2025 for
PRA Group Europe Holding S.à r.l

arranged by

DNB Bank ASA, Nordea Bank Abp, filial i Norge and Swedbank AB (publ)
as Mandated Lead Arrangers and

DNB Bank ASA, Nordea Bank Abp, filial i Norge and Swedbank AB (publ)
as Bookrunners and

DNB Bank ASA, Nordea Bank Abp, filial i Norge and Swedbank AB (publ)
as Lenders with
DNB BANK ASA
as Facility Agent and
DNB BANK ASA
as Security Agent

www.bahr.no

#34606732/4

EXECUTION VERSION
CONTENTS
Clause    Page
1.DEFINITIONS AND INTERPRETATION    5
2.THE FACILITY    29
3.PURPOSE    34
4.CONDITIONS PRECEDENT    34
5.UTILISATIONS    36
6.INTEREST    37
7.REDUCTION, REPAYMENT, PREPAYMENT AND CANCELLATION    40
8.CHANGES IN CIRCUMSTANCES    42
9.FEES AND EXPENSES    46
10.TAXES AND TAX INDEMNITIES    47
11.ON DEMAND GUARANTEE AND INDEMNITY    52
12.SECURITY    64
13.REPRESENTATIONS AND WARRANTIES    67
14.UNDERTAKINGS    74
15.EVENTS OF DEFAULT    88
16.SET-OFF    92
17.PRO RATA SHARING    92
18.THE AGENTS, THE MANDATED LEAD ARRANGERS, THE BOOKRUNNERS AND THE LENDERS    93
19.PAYMENTS    105
20.AMENDMENTS AND WAIVERS    108
21.MISCELLANEOUS    111
22.NOTICES    111
23.ASSIGNMENTS, TRANSFERS AND ACCESSION    114
24.INDEMNITIES    119
25.FORCE MAJEURE    120
26.LAW AND JURISDICTION    121

SCHEDULE 1 The Guarantors SCHEDULE 2 The Lenders SCHEDULE 3 Conditions Precedent SCHEDULE 4 Conditions Subsequent SCHEDULE 5 Drawdown Notice
SCHEDULE 6 Form of Accession Agreement SCHEDULE 7 Form of Transfer Certificate SCHEDULE 8 Group Structure
SCHEDULE 9 Certain Approved Loan Portfolios SCHEDULE 10 Form of Compliance Certificate
SCHEDULE 11 Form of Compliance Certificate – Parent Covenants SCHEDULE 12 Form of Borrowing Base Certificate
SCHEDULE 13 Security Documents SCHEDULE 14 Form of Increase Confirmation
SCHEDULE 15 New Increase Lender White List

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SCHEDULE 16 Form of Parent Guarantee SCHEDULE 17 US Definitions
SCHEDULE 18 Form of Asset Pool Report

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THIS AGREEMENT is entered into on 24 April 2025 between:

(1)PRA Group Europe Holding S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 42-44, Avenue de la Gare, L-1610 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxemburg Trade and Companies Register under number B183422 and acting through its Swiss branch office PRA Group Europe Holding S.à r.l., Luxembourg, Zug Branch (the “Swiss Branch”) at Bundesstrasse 5, 6300 Zug, Switzerland (registration number CHE-305.746.539) as borrowers (each a “Borrower”, together the “Borrowers”, which, for the avoidance of doubt, shall not include the Polish Borrower (as defined below));
(2)Horyzont Niestandaryzowany Fundusz Wierzytelności Fundusz Inwestycyjny Zamknięty, with its registered office at Prosta 68, 00-838 Warsaw, Poland,, registered in the Register of Investment Funds, maintained by the District Court in Warsaw, VII Civil Register Division, under the RFI number 1121, managed by PRA Group Towarzystwo Funduszy Inwestycyjnych S.A., with its registered office in Warsaw, at Prosta 68, 00-838 Warsaw, Poland, registered in the register of entrepreneurs of the National Court Register under the KRS number 258883 (the “Polish Borrower”, and together with the Borrowers the “Borrowing Obligors”);

(3)PRA Group Italy S.r.l., a limited liability company duly incorporated and existing under Italian law, with its registered office at Via Tazzoli Enrico 6, 20154, Milan (Italy), corporate capital Euro 10,000.00 fully paid-up, registered with the Companies’ Register of Milan Monza Brianza Lodi under tax code and registration number 13633460962, duly licensed to carry out credit collection activities (attività di recupero crediti) pursuant to Article 115 Royal Decree 773/1931;

(4)THE COMPANIES listed in Schedule 1 as guarantors (each a “Guarantor”);

(5)THE LENDERS listed in Schedule 2 as lenders (each a “Lender”);

(6)DNB Bank ASA of Dronning Eufemias gate 30, 0191 Oslo, Norway (registration number 984 851 006) as facility agent (the “Facility Agent”);

(7)DNB Bank ASA of Dronning Eufemias gate 30, 0191 Oslo, Norway (registration number 984 851 006) as security agent (the “Security Agent”);

(8)DNB Bank ASA, of Dronning Eufemias gate 30, 0191 Oslo, Norway (registration number 984 851 006), Nordea Bank Abp, filial i Norge of Essendrops gate 7, 0368 Oslo, Norway (the Norwegian branch of Nordea Bank Abp of FI-00020 NORDEA, Finland with registration no. 2858394-9) and Swedbank AB (publ) of Landsvägen 40, 172 63 Sundbyberg, Sweden as mandated lead arrangers (the “Mandated Lead Arrangers”); and

(9)DNB Bank ASA, of Dronning Eufemias gate 30, 0191 Oslo, Norway (registration number 984 851 006), Nordea Bank Abp, filial i Norge of Essendrops gate 7, 0368 Oslo, Norway (the Norwegian branch of Nordea Bank Abp of FI-00020 NORDEA, Finland with registration no. 2858394-9) and Swedbank AB (publ) of Landsvägen 40, 172 63 Sundbyberg, Sweden as bookrunners (the “Bookrunners”).

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IT IS AGREED as follows:

1.DEFINITIONS AND INTERPRETATION
1.1Definitions
In this Agreement the terms and expressions with capital letters shall have the meaning as set out in this Clause 1.1 unless the context otherwise requires.

“Accession Agreement” means an agreement substantially in the form set out in Schedule 6 (Form of Accession Agreement), or as otherwise approved by the Facility Agent whereby inter alia a person becomes a Party to this Agreement in relation to all existing Parties under this Agreement and all existing Parties, including any subsequent Party, become bound in relation to such new acceding Party.

"Accordion Increase" has the meaning given to it in Clause 2.2 (The Accordion Option).

"Accordion Increase Amount" has the meaning given to it in Clause 2.2 (The Accordion Option).

"Accordion Increase Date" means the date on which an Accordion Increase takes effect in accordance with Clause 2.2.16.

"Accordion Notice" has the meaning given to it in Clause 2.2 (The Accordion Option). "Accordion Notice Period" has the meaning given to it in Clause 2.2 (The Accordion Option). "Accordion Option" means the option described in Clause 2.2 (The Accordion Option). “Accounting Principles” means either GAAP Principles or CECL Principles as applicable. “Accounting Reference Date” means 31 December.
“Accounts” means the financial statements provided pursuant to Clause 14.1.1 (Financial Statements).

“Acquisition Price” means the Aggregate Cash Purchase Price being paid to a seller of one or more than one Approved Loan Portfolio with any additional external fees and VAT paid by the buyer as applicable.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a holding company of that person or any other Subsidiary of that holding company.

“Aggregate Cash Purchase Price” means the agreed purchase price for a Loan Portfolio. Any claims and/or cash paid to the seller as a result of claims reported in accordance with Clause 14.1.10 (Claims from sellers of Approved Loan Portfolio) shall be deducted from the Acquisition Price.

“Agents” means the Facility Agent and the Security Agent and “Agent” means either of them, as applicable.

“Agreement” means this agreement as from time to time amended.

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“AK Nordic” means AK Nordic AB, a company incorporated in Sweden with organisation number 556197-8825.

“AK Nordic Deposits” means any funds provided to AK Nordic by accountholders with AK Nordic.

“Applicable Margin” means:

in relation to any Loan when the ERC Ratio is:

(a)equal to or above 40%, 3.80% per annum;

(b)equal to or above 30% but lower than 40%, 3.20% per annum;

(c)above 25% but lower than 30%, 3.10% per annum; and

(d)below or equal to 25%, 2.80% per annum.

“Approved Loan Portfolio” means, subject to Clause 14.3.7 (Merger and Acquisitions etc.):

(a)a Loan Portfolio which is acquired after the date hereof; or

(b)a Loan Portfolio belonging to a company which is acquired by a Group Company after the date hereof and has become a Portfolio Owner;

and which satisfies the following conditions (if not otherwise approved in writing by the Facility Agent on behalf of the Majority Lenders):

(i)claims arising from Lenders, financial institutions under supervision of a financial authority, other reputable entities engaged in consumer-based financing or telecommunication, utility or mail order companies;

(ii)the seller of the Loan Portfolio is a party unconnected with the Borrowing Obligors or any of its affiliates (other than in relation to a sale from one Portfolio Owner to another Portfolio Owner);

(iii)the buyer of the Loan Portfolio is a Portfolio Owner (except for such acquisition described in (b) above);

(iv)the acquired Loan Portfolio is not subject to any Encumbrance or any other restrictions where the seller of the Loan Portfolio or a related party of the seller has a right to re-purchase the acquired Loan Portfolio (save where such re- purchase right addresses concerns of the seller relating to (i) (its) compliance with laws and regulations, (ii) reputational issues, (iii) the failure of the relevant portfolio owner to comply with industry practice standards, or (iv) similar reasons not financially motivated, provided in each case that such re-purchase right is on customary terms and conditions);

(v)forward flow contracts shall have a maturity or repricing event of maximum twenty-four (24) months or a termination clause or exit option with the same effect; and

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(vi)the acquisition shall not lead to a breach of any of the following conditions:

(A)ERC of Loan Portfolios with an Acquisition Price exceeding 60% of Face Value shall in aggregate not constitute more than 5% of the aggregate ERC of Total Loan Portfolios;

(B)ERC of Loan Portfolios from Permitted Jurisdictions shall in aggregate exceed 90% of the aggregate ERC of Total Loan Portfolios;

(C)ERC of Loan Portfolios consisting of claims deriving from telecommunication business shall not exceed 10% of the aggregate ERC of Total Loan Portfolios; and

(D)ERC of Loan Portfolios consisting of personal claims or personally guaranteed claims shall exceed 90% of the aggregate ERC of Total Loan Portfolios.

For the avoidance of doubt, any Loan Portfolio which had a forward flow contract which did not meet the requirement in sub-paragraph (v) above at the time of acquisition, may be counted as an Approved Loan Portfolio with effect from the first Financial Quarter after the Financial Quarter in which the time until maturity or repricing event of the relevant forward flow contract became less than twenty four
(24) months, subject to such Loan Portfolio meeting the other conditions to constitute an Approved Loan Portfolio pursuant to this Agreement.

“Asset” means each purchased Approved Loan Portfolio.

“Asset Proceeds” means with respect of the Assets any and all payments and other proceeds or assets received with respect to such Asset.

“Asset Pool Report” means a report in substantially the form of Schedule 18 (Form of Asset Pool Report), generated on a vintage basis from year 2014 onwards in accordance with the year of acquisition of the Approved Loan Portfolio, showing inter alia the ERC of the Assets and the Asset Proceeds on a vintage basis.

“Assignment of Intra-Group Loans” means the first priority assignment of Intra-Group Loans in favour of the Security Agent (on behalf of the Finance Parties) on terms and in substance satisfactory to the Security Agent.

“Auditors” means, in relation to each Group Company, the chartered accountant firms known as EY, PWC, KPMG, Deloitte, Grant Thornton or any other firm of chartered accountants of internationally recognised standing that has been appointed as auditors of such Group Company and approved by the Facility Agent (on behalf of all the Lenders) (each an “Auditor”).

“Available Facility” means, at any time, the lesser of (i) the Total Commitments and (ii) the Borrowing Base, in each case less:

(a)the Original Base Currency amount of any outstanding Utilisations under that Facility; and

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(b)in relation to any proposed Utilisation, the Original Base Currency Amount of any Utilisations that are due to be made on or before the proposed Utilisation Date, other than, in relation to any proposed Utilisation, any Utilisations under that Facility that are due to be repaid or prepaid on or before the proposed Utilisation Date.

“Availability Period” means, the period from and including the Closing Date to and including the date falling thirty (30) days before the Final Repayment Date, however so that any increase in the Total Commitments pursuant to Clause 2.2 (The Accordion Option) shall have an availability period from the date beginning on the relevant Accordion Increase Date to the date falling thirty (30) days before the Final Repayment Date.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Book Value” means the book value calculated in accordance with the Accounting Principles and confirmed by an Auditor in the annual financial statements delivered pursuant to Clause 14.1.1(a).

“Borrowing Base” the amount, calculated in the Original Base Currency, which when included in GIBD would either (i) result in the ERC Ratio being equal to 45% or (ii) subject to the terms in Clause 14.2.19 (Calculation of the Borrowing Base) being satisfied, result in the ERC Ratio Pro Forma Test being equal to 45%.

“Break Cost” means such amounts that may become payable pursuant to clause 24.1 (Break Cost).

“Business Day” means:

(a)a day (other than a Saturday or a Sunday) on which Lenders are open for general interbank business in Oslo and Stockholm; and

(b)in respect of a transaction involving Euros a day which also is a TARGET Day; and

(c)in respect of a day on which a payment or other transaction in an Optional Currency is made under this Agreement, also a day (other than a Saturday, Sunday or other public holiday) on which a bank and foreign exchange markets are open for business in the principal financial centre of that Optional Currency.

“Cash Pool Account” means any account established under the Cash Pool Agreement.

“Cash Pool Agreement” means a cash pool agreement (including any participation agreement) entered into between amongst others, DNB Bank ASA, the Borrowers and certain other specified Subsidiaries of the Borrowers and where the top account is held by either of the Borrowers, or any other company approved by the Majority Lenders.

“CECL Principles” means the CECL (Current Expected Credit Loss) accounting standard.

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“Certified Copy” means, in relation to a document, a copy of that document certified as being a true, complete and accurate copy of the original by a duly authorised officer of the relevant company or Borrower.

“Change of Control” has the meaning given to that term in Clause 7.2.2.

“CIBOR” means in relation to any Loan or other sum in DKK:

(a)the applicable Screen Rate; or

(b)(if no Screen Rate is available for the Interest Period of that Loan or other sum) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request quoted by the Reference Banks to leading Lenders in the Danish interbank market, in both cases at or about 12.00 a.m. (Oslo time) on the second Business Day prior to the relevant Interest Period for the offering of deposits in DKK and for a period comparable to the Interest Period of that Loan or other sum and if any such rate is below zero, CIBOR will be deemed to be zero.

“Closing Date” means the date on which all conditions precedent pursuant to Clause 4.1 (Documentary conditions precedent) have been satisfied or waived.

“Code” means the US Internal Revenue Code of 1986.

“Collection Company” means an entity appointed as a collection company for the sole purpose of collection in respect of a Loan Portfolio on behalf of a Portfolio Owner (unless otherwise agreed with the Majority Lenders). For the avoidance of doubt, no member of PRA Group UK Group shall be a Collection Company.

“Commitment” means, in relation to a Lender, the principal amount described as such set opposite its name in Schedule 2 part I or set out under the heading “Amount of Commitment Transferred” in the schedule to any relevant Transfer Certificate, in each case as (i) reduced or cancelled, or (ii) increased, in accordance with this Agreement.

“Compliance Certificates” has the meaning given to that term in Clause 14.1.4 (Compliance Certificates), a form of which is set out in Schedule 10 (Form of Compliance Certificate) and Schedule 11 (Form of Compliance Certificate – Parent Covenants).

“Debtor Relief Laws” means the US Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States.

“Default” means any event or circumstance specified in Clause 15 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Default Notice” has the meaning given to that term in Clause 15.2 (Acceleration, etc.).

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“Disposal” means a sale, transfer or other disposal (including by way of lease or loan) by a person of all or part of its assets, whether by one transaction or a series of transactions and whether at the same time or over a period of time and shall, for the avoidance of doubt, include any repurchase of any part of a Loan Portfolio pursuant to a repurchase right as described under the definition of Approved Loan Portfolio, clause (iv).

“Drawdown Date” means the date on which a Loan is made, or is proposed to be made.

“Drawdown Notice” means a notice substantially in the form set out in Part 1 of Schedule 5.

“Earmarked Funds” means AK Nordic Deposits which are transferred to an account with the Facility Agent.

“Encumbrance” means any mortgage, charge, assignment by way of security, pledge, hypothecation, lien, right of set off, retention of title provision (for the purpose of, or which has the effect of, granting security) or any other security interest of any kind whatsoever, or any agreement, whether conditional or otherwise, to create any of the same, or any agreement to sell or otherwise dispose of any asset on terms whereby such asset is leased to or re acquired or acquired by any Group Company.

“ERC” means the aggregated amount of estimated remaining collections, meaning the gross remaining cash collections which the Security Portfolio Owners anticipate to receive from the Total Loan Portfolios (excluding such Total Loan Portfolios which is subject to or otherwise affected by an Encumbrance permitted under (e) of the definition of Permitted Encumbrance or held by a company over which such an Encumbrance exists) calculated using the ERC Model on a gross basis for a maximum of a rolling one hundred and eighty (180) months forward looking period.

“ERC Model” means the formula that the Group uses to calculate the value of its loan portfolios consistent with the CECL Principles.

“ERC Ratio” means the percentage of GIBD to the ERC.

“ERC Ratio Pro Forma Test” means the percentage of GIBD to the ERC, where the ERC shall include the ERC of any Planned Acquired Loan Portfolio.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Parent within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Parent or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Parent or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan

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amendment as a termination under Sections 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any material liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Parent or any ERISA Affiliate.

“EUR” means the lawful currency of certain member states of the European Union, as issued by the European Central Bank.

“EUR Equivalent” means, in relation to an amount in an Optional Currency on the day on which the calculation falls to be made, the amount of EUR which could be purchased with that amount of the Optional Currency using the Facility Agent’s spot rate of exchange for the purchase of EUR with the Optional Currency at or about 11.00 a.m. on the second Business Day prior to that date.

“EURIBOR” means, in relation to any Loan or other sum in Euro:

(a)the applicable Screen Rate, or

(b)(if no Screen Rate is available for the Interest Period of that Loan or other sum) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request quoted by the Reference Banks to leading Lenders in the European interbank market, in both cases at or about 11.00 am (Brussels time) on the second Business Day prior to the relevant Interest Period for the offering of deposits in Euro and for a period comparable to the Interest Period of that Loan or other sum and if any such rate is below zero, EURIBOR will be deemed to be zero.

“Event of Default” means any event specified as such in Clause 15.1 (Events of Default).

“Existing Increase Lender” has the meaning given to it under Clause 2.2 (The Accordion Option).

“Existing Loan Portfolio(s)” means Loan Portfolios owned by a Portfolio Owner at the date of this Agreement which fulfils the requirements set out under (i) through (vi) under the definition of Approved Loan Portfolio, or to the extent listed in Schedule 9 (Certain Approved Loan Portfolios).1

“Existing Facility” means the USD 750,000,000 multicurrency revolving credit facility, originally dated 23 October 2014, as later amended and restated (latest on 29 March 2022), entered into between, inter alios, the Borrowers as borrowers and the Lenders as lenders.

“Face Value” means the aggregate amount of principal, interest accrued on claims and collection costs accrued on claims within a Loan Portfolio.

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“Facility” means the up to EUR 730,000,000 multicurrency revolving credit facility as described in Clause 2.1 (The Facility).

“FATCA” means;

(a)Sections 1471 to 1474 of Code of 1986 or any associated regulations or other official guidance;

(b)Any treaty, law regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other Jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(c)Any agreement pursuant to the implementation of paragraphs (a) or (b) above with the United States of America Internal Revenue Service, the United States of America’s government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the United States of America), 1 July 2014; or

(b)in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a), the first date from which such payment may become subject to a deduction or withholding required by FATCA.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Fee Letter(s)” means any letter entered into by reference to this Agreement between the Bookrunners, Agents and Borrowing Obligors setting out the amount of certain fees referred to in this Agreement.

“Final Repayment Date” the date falling 5 years after the date of this Agreement. “Finance Documents” means:
(a)this Agreement;

(b)the Fee Letter(s);

(c)any Overdraft Facility Agreement;

(d)the Hedging Agreements;

(e)the Security Documents;

(f)the Parent Guarantee;

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(g)each Accession Agreement;

(h)each Transfer Certificate;

(i)the Parallel Debt Agreement;

(j)the Cash Pool Agreement; and

(k)each other document agreed as such in writing by the Facility Agent and the Borrowing Obligors.

“Finance Parties” means each Lender, the Facility Agent, the Security Agent, each Hedging Bank and each Bookrunner and “Finance Party” means any of them.

“Financial Support” means loans, guarantees, credits, indemnities, equity injections or other similar form of credit or financial support.

“Financial Quarter” means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

“Financial Year” means, in relation to a company, the period in respect of which its annual audited financial statements are required to be made up, i.e. 1 January – 31 December.

“GAAP Principles” means generally accepted accounting practices and principles in the country in which the Borrowing Obligors and the Parent (as applicable) is incorporated including, if applicable, IFRS.

“German Portfolio” means certain portfolios for a maximum amount up to EUR 8,000,000 to be purchased and held on trust by Berliner Inkassogesellschaft mbH (“BIG”) for PRA Group Deutschland GmbH in accordance with a trust agreement dated 5 December 2014.

“GIBD” means gross interest bearing debt, including but not limited to (i) any Loan, (ii) any Vendor Financing, (iii) any utilisations under the Overdraft Facility, (iv) the AK Nordic Deposits less Earmarked Funds and (v) any debt as permitted under (f) of the definition of Permitted Indebtedness (where such portfolio is included in the calculation of Approved Loan Portfolios), but for the avoidance of doubt excluding any Shareholder Loans.

“Group” means the Borrowers and its Subsidiaries, except for any member of PRA Group UK Group and any Non-Recourse Companies, but for the avoidance of doubt including the Polish Securitization Fund.

“Group Company” means any of the Borrowers and its Subsidiaries, except for any member of PRA Group UK Group and any Non-Recourse Company.

“Guarantees” means the guarantees provided by the Guarantors under Clause 11 (On demand guarantee and indemnity) or in such separate documentation as may be agreed with the Lenders, including but not limited to the on demand guarantee to be provided by the Parent substantially in the form set out in Schedule 16 (Form of Parent Guarantee) hereof (the “Parent Guarantee”), guaranteeing amounts outstanding in relation to the Finance Documents.

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“Guarantors” means, except where specified otherwise, the Group Companies and the Parent as specified in Schedule 1 as guarantors and any other Group Company that becomes party to this Agreement pursuant to Clause 12.3 (Additional Guarantor) and “Guarantor” shall be construed accordingly. For the avoidance of doubt: each of PRA Group UK Group, AK Nordic and the Polish Borrower shall not be a Guarantor.

“Hedging Agreement” means a master agreement and related interest and currency hedging instruments entered into or to be entered into between the Borrowing Obligors and a Hedging Bank as part of its hedging strategy.

“Hedging Bank” means each Lender or an affiliate of a Lender which enters or has entered into a Hedging Agreement with a member of the Group.

“IBOR” means:

(a)in respect of a Loan or other sum in DKK, CIBOR;

(b)in respect of a Loan or other sum in NOK, NIBOR;

(c)in respect of a Loan or other sum in SEK, STIBOR;

(d)in respect of a Loan or other sum in EUR, EURIBOR; and

(e)in respect of a Loan or other sum in PLN, WIBOR.

(f)in respect of a Loan or other sum in an Optional Currency (other than DKK, NOK, SEK, EUR and PLN), such reference rate as may be agreed between the Agent (on behalf of all the Lenders) and the Borrower.

“Increase Confirmation” means a confirmation substantially in the form set out in Schedule 14 (Form of Increase Confirmation) hereof.

“Increase Lender” has the meaning given to it in Clause 2.2 (The Accordion Option).

“Indebtedness” means, in relation to a person, its obligation (whether present or future, actual or contingent, as principal or guarantor) for the payment or repayment of money (whether in respect of interest, principal or otherwise) incurred in respect of:

(a)moneys borrowed or raised;

(b)any bond, note, loan stock, convertible, debenture or similar instrument;

(c)any redeemable preference share which is redeemable at the option of the holder at any time prior to the second anniversary of the Final Repayment Date;

(d)any acceptance credit, bill discounting, note purchase, factoring or documentary credit facility;

(e)the supply of any goods or services which is more than eighty (80) days past the expiry of the period customarily allowed by the relevant supplier after the due date;

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(f)any lease, hire agreement, credit sale agreement, hire purchase agreement, conditional sale agreement or instalment sale and purchase agreement which should be treated in accordance with the Accounting Principles as a finance or capital lease or in the same way as a finance or capital lease;

(g)any guarantee, bond, stand by letter of credit or other similar instrument issued in connection with the performance of contracts;

(h)any interest rate or currency swap agreement or any other hedging or derivatives instrument or agreement;

(i)any arrangement entered into primarily as a method of raising finance pursuant to which any asset sold or otherwise disposed of by that person is or may be leased to or re acquired by a Group Company (whether following the exercise of an option or otherwise); or

(j)any guarantee, indemnity or similar insurance against financial loss given in respect of the obligation of any person falling within any of paragraphs (a) to (i) above.

“Insolvency Regulation” means the regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

“Intellectual Property Rights” means all registered patents, trade-marks, service marks, trade names, design rights, copyright, titles, rights to know-how and other intellectual property rights.

“Interest Date” means the last day of an Interest Period.

“Interest Period” means each period determined in accordance with Clause 6 (Interest) for the purpose of calculating interest on Loans or overdue amounts.

“Intra-Group Loans” means any and all loans and credits between (i) the Borrowers and any of their Subsidiaries, (ii) PRA Group Europe AS and any of the Borrower’s Subsidiaries and
(iii) PRA Group Europe Finance S.à r.l. and any of the Borrowers’ Subsidiaries, in each case, subject to a loan agreement being satisfactory to the Agent and any receivables created thereunder being assigned, where required in order to comply with the terms of this Agreement, pursuant to an Assignment of Intra-Group Loans. Any loans and credits between any Group Company and any member of PRA Group UK Group, as well as any investment in the Italian Securitization Notes shall not be an Intra-Group Loan.
“Italian Securitization Notes” means the securitization notes issued or to be issued under a securitisation program established in accordance with Italian Law No. 130/1999 by AK Nordic Italy S.r.l.

“Lenders” means the lenders and financial institutions listed in Schedule 2 (the Lenders), their respective successors, any Lender Transferee and any Increase Lender.

“Lender Transferee” has the meaning given to that term in Clause 23.3.2.

“Loan” means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.

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“Loan Portfolio” means a portfolio of claims (either loans, invoices or other debt) which have not been paid upon their maturity and/or on their due dates.

“Luxembourg Domiciliation Law” means the Luxembourg law of 31 May 1999 governing the domiciliation of companies.

“Majority Lenders” means a Lender or a group of Lenders including any overdraft lenders whose Commitments comprise at least 66.66 per cent of the Total Commitments (taking no account, for the purpose of this definition, of the last sentence of Clause 15.2 (Acceleration, etc.)). The Majority Lenders shall consist of a minimum of two Lenders if there is more than one Lender.

“Management Agreement” means an agreement between PRA Group Europe AS and all other companies within the Group on services provided by the Borrowers or any of its Subsidiaries which is not a member of the Group to any member of the Group.

“Material Adverse Effect” means any effect which:

(a)is materially adverse to the ability of any Obligor (including the Parent) to comply with its payment obligations under any Finance Document; or

(b)is materially adverse to the ability of any Obligor (including the Parent) to comply with its obligations under Clause 14.4 (Financial undertakings); or

(c)is materially adverse to the business, financial condition or assets of the Group taken as a whole; or

(d)will result in any of the Finance Documents not being legal, valid and binding and enforceable substantially in accordance with their material terms against any party thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA and that is subject to Title IV of ERISA, to which the Parent or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (which include the Parent or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“New Increase Lender” has the meaning given to it in Clause 2.2 (The Accordion Option). “NIBOR” means in relation to any Loan or other sum in NOK:
(a)the applicable Screen Rate; or

(b)(if no Screen Rate is available for the Interest Period of that Loan or other sum) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request quoted by the Reference Banks to leading Lenders in the Norwegian interbank market,

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in both cases at or about 12.00 a.m. (Oslo time) on the second Business Day prior to the relevant Interest Period for the offering of deposits in NOK and for a period comparable to the Interest Period of that Loan or other sum and if any such rate is below zero, NIBOR will be deemed to be zero.

“Non-Recourse Companies” means a Subsidiary of the Borrowers in which any debt financing of that Non-Recourse Company or claim from any direct or indirect shareholder or its affiliates is on a standalone basis, without any Group Company committing to any Financial Support save as approved by the Majority Lenders.

“Obligors” means the Borrowing Obligors and the Guarantors (excluding the Parent unless specified otherwise), and “Obligor” shall be construed accordingly.

“Operating Budget” means, in relation to each successive 12 months period during the Security Period on an aggregate basis for the Portfolio Owners located in the same jurisdiction, a projected cash flow statement relative to each such period and on a month by month basis.

“Optional Currency” means NOK, DKK, SEK, PLN and any other currency which the Facility Agent (on behalf of all the Lenders) has confirmed to the Borrowers is acceptable.

“Original Base Currency Amount” means in relation to a Loan denominated in a currency other than EUR, the EUR Equivalent of the amount of that Loan or that Participation, as the case may be, calculated as at the Drawdown Date of that Loan; provided that if all or part of a Loan is not made or is repaid or prepaid, the “Original Base Currency Amount” of that Loan and of the Participations of the Lenders in that Loan, shall be correspondingly reduced.

“Overdraft Facility” means the facility in the maximum amount of the Overdraft Facility Commitment made available to the Borrowers under the Overdraft Facility Agreement.

“Overdraft Facility Commitment” means an amount of up to USD 40,000,000.

“Overdraft Facility Agreement” means an agreement between the Borrowers and a Lender for an overdraft facility agreement in the amount of the Overdraft Facility Commitment dated 23 October 2014.

“Parallel Debt Agreement” means the parallel debt agreement entered into between PRA Group Europe Holding S.à r.l. as debtor and DNB Bank ASA as security agent on or about the date of this Agreement and as further amended and/or amended and restated from time to time.

“Parent” means PRA Group, Inc.

“Parent Group” means the Parent and its Subsidiaries. “Participation” means, in relation to a Lender:
(a)and a Loan, the part of that Loan made available or to be made available by that Lender and thereafter the part of that Loan owing to that Lender from time to time;

(b)and the Facility, the aggregate of its Participations in each Loan.

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“Party” means a party to this Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any instalment payment thereof) to Pension Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and
305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Parent and any ERISA Affiliate or with respect to which the Parent or any ERISA Affiliate has any liability and is either covered by Title IV of ERISA or is subject to minimum funding standards under Section 412 of the Code.

“Permitted Encumbrance” means:

(a)any Encumbrance under the Existing Facility (which is to be released upon first Utilisation under this Agreement);

(b)any Encumbrance created under the Finance Documents;

(c)a share pledge over the shares in PRA Group (UK) Limited granted in favour of MUFG Bank, Ltd, provided that any claim or recourse relating to the share pledge, any underlying claim, the enforcement or any other action in connection with such share pledge, shall be limited to the shares of PRA Group (UK) Limited;

(d)any right of set off or lien, in each case arising by (i) operation of law in the ordinary course of business or (ii) otherwise in day-today operation of the Group, provided that no Vendor Financing may benefit from any Encumbrance including any right of set off or lien;

(e)any Encumbrance incurred as a result of any Group Company acquiring another entity and which is due to such entity having provided security over any of its assets, provided that the debt secured with such security is Permitted Indebtedness in accordance with paragraph (g) of the definition of "Permitted Indebtedness" and that such security is discharged upon refinancing with any of the Borrowers as the new borrower and in any event within two (2) months after the date of acquisition of such asset or business;

(f)any Encumbrance arising under the general terms and conditions of banks or Sparkassen (Allgemeine Geschäftsbedingungen der Banken oder Sparkassen) with whom any Group Company maintains a banking relationship in the ordinary course of business;

(g)any Encumbrance created for purposes of insolvency protection under § 8a German Part Time Retirement Act (Altersteilzeitgesetz) and § 7b of the German Social Security Code IV (SGB IV) or any successor provisions;

(h)any Encumbrance not listed above, securing debt of any Group Company, up to a maximum aggregate amount (for the Group) of EUR 5,000,000, provided that such Encumbrance shall not exist over any asset which is subject to a Security Document; and

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(i)any Encumbrance under ERISA or the Code with respect to a Plan or Multiemployer Plan that does not constitute an Event of Default; and

(j)any other Encumbrance to the extent approved by the Majority Lenders in writing. “Permitted Indebtedness” means:
(a)Indebtedness under any Finance Document;

(b)Indebtedness arising under a Hedging Agreement;

(c)for PRA Group Europe AS and the Borrowers only, any indebtedness arising under the Cash Pool Agreement between a cash pool owner and the participants as set out in the Cash Pool Agreement in accordance with Clause 14.3.6 (Cash Pool Agreement), from 1 April 2015 limited (on an aggregate basis for the Group) to the total amount collected from the Loan Portfolios over the preceding calendar month;

(d)any Indebtedness under any Intra-Group Loan which has been assigned pursuant to an Assignment of Intra-Group Loans, except for Intra-Group Loans to the Omega Securitization Fund exceeding a total of EUR 1,000,000;

(e)Financial Support from the Borrowers to its shareholder resulting from the allocation, but not payment of dividends, subject to such receivable being fully subordinated to the Facility on terms acceptable to the Lenders and pledged in favour of the Lenders;

(f)Indebtedness pertaining to any acquired asset or business existing on the date of their acquisition, but not created in the contemplation of their acquisition, provided that any such Indebtedness has been discharged within two (2) months after the date of acquisition of such asset or business;

(g)Vendor Financing from entities not being Affiliates of the Borrowers, on terms acceptable to the Majority Lenders;

(h)AK Nordic Deposits provided the conditions in Clause 14.3.5(c) (Indebtedness) is complied with;

(i)any funding provided by AK Nordic to its branches provided that the branches are deemed not to be separate legal entities;

(j)Indebtedness under the Overdraft Facility;

(k)Indebtedness incurred pursuant to any current and future operating leases incurred in the ordinary course of the Group’s business;

(l)the amount of any Indebtedness in respect of any rental obligations for the lease of real property incurred in the ordinary course of business and on normal commercial terms;

(m)any Shareholder Loan;

(n)any Indebtedness not listed above in the aggregate amount (for the Group) of EUR 5,000,000; and

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(o)any other Indebtedness to the extent approved by the Majority Lenders in writing.

“Permitted Jurisdictions” means in respect of the Portfolio Owner and in relation to the predominant domicile of the debtors in a Loan Portfolio (i) Austria, Norway, Denmark, Finland, France, Germany, Spain, Sweden, Switzerland, Italy, Portugal, Poland and the Netherlands and (ii) such other jurisdiction acceptable to the Majority Lenders provided it has received a satisfactory legal due diligence report for such eligible jurisdiction.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Parent or any ERISA Affiliate or any such Plan to which the Parent or any ERISA Affiliate is required to contribute on behalf of any of its employees, but in all cases, excluding a Multiemployer Plan.

“Planned Acquired Loan Portfolio” means a Loan Portfolio which (i) is contemplated by a Group Company to be acquired, (ii) will satisfy the conditions of an Approved Loan Portfolio when acquired and (iii) the Borrowers have notified the Agent of the planned acquisition of and confirmed satisfaction of alternative (ii) above, at least five (5) Business Days prior of such planned acquisition.

“Pledge of Shareholder Loans” means the first priority pledge of any Shareholder Loan or any other loan or claim from any direct or indirect shareholder or affiliate of such direct or indirect shareholder against any member of the Group in favour of the Security Agent (on behalf of the Finance Parties) on terms and in substance satisfactory to the Security Agent.

“Pledge over Italian Securitization Notes” means the first priority security over all Italian Securitization Notes in favour of the Security Agent (on behalf of the Finance Parties) on terms and in substance satisfactory to the Security Agent.

“Polish Horyzont Portfolio” means the Loan Portfolios owned by the Horyzont Securitization Fund.

“Polish Portfolios” means the Polish Horyzont Portfolio.

“Polish Portfolio Notes” means

(a)not less than 100% of the investment certificates in Horyzont Niestandaryzowany Fundusz Wierzytelności Fundusz Inwestycyjny Zamknięty (Horyzont Non-Standardised Receivables Closed-End Investment Fund) registered in Poland under the entry number RFi: 1121 (“Horyzont Securitization Fund”), which owns or will own the underlying Loan Portfolios in Poland to the extent such certificates are owned by a Portfolio Owner (the “Horyzont Portfolio Notes”).

“Polish Securitization Fund” means the Horyzont Securitization Fund.

“Polish Security” means submissions to enforcement in the form of notarial deeds from the relevant security provider in respect of its Polish assets.

“Polish Security Documents” means the Polish registered and financial pledges required under the Polish security documents and the submissions to enforcement listed in Schedule 4 (Conditions Subsequent).

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“Portfolio Owner” means any wholly owned direct or indirect subsidiary of the Borrowers, except for any member of PRA Group UK Group, owning Existing Loan Portfolios and/or Approved Loan Portfolios in accordance with clause 14.2.15 (Ownership of Loan Portfolios) which for the avoidance of doubt shall not include the Polish Securitization Fund.

“Potential Default” means an event or omission which, with the giving of any notice, the lapse of time, the determination of materiality or the satisfaction of any other condition, in each case, under Clause 15.1 (Default), is likely to constitute a Default.

“PRA Group UK Group” means PRA Group (UK) Limited and any of its current or future Subsidiaries.

“Quarter” means a period of three (3) months ending on a Quarter Date. “Quarter Date” means each 31 March, 30 June, 30 September and 31 December.
“Reference Banks” means DNB Bank ASA, Nordea Bank Abp and Swedbank AB (publ).

“Refusal Period” has the meaning given to it in Clause 2.2 (The Accordion Option).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates, and “Related Party” means any of them.

“Remaining Accordion Commitments” has the meaning given to it in Clause 2.2 (The Accordion Option).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

“Reservations” means the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors, defences of set off or counterclaim and similar principles.

“Responsible Officer” means, in respect of the Parent either of its (i) chief executive officer, (ii) president, (iii) chief financial officer, (iv) treasurer, (v) senior vice president – global controller, (vi) global controller, (vii) general counsel, or (viii) other authorized signatory.

“Restricted Party” means a person:

(a)that is listed on any Sanctions List (whether designated by name or by reason of being included in a class of persons);

(b)that is domiciled, registered as located or having its main place of business in, or is incorporated under the laws of, a country which is subject to Sanctions Laws, which attach legal effect to being domiciled, registered as located in, having its main place of business in, and/or being incorporated under the laws of such country; or

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(c)that is directly or indirectly owned or controlled by a person referred to in paragraph
a)and/or (b) above; or

(d)with which any Lender is prohibited from dealing with by any Sanctions Laws. “Rollover Loan” means one or more Loans:
(a)made or to be made on the same day that a maturing Loan is due to be repaid;

(b)the aggregate amount of which is equal to or less than the maturing Loan; and

(c)made or to be made to the same Borrowing Obligor for the purpose of refinancing a maturing Loan.

“Sanctions Authority” means the Norwegian State, the United Nations, the European Union, the member states of the European Union, the United Kingdom of Great Britain and Northern Ireland, the United States of America, the State Secretariat for Economic Affairs SECO (Switzerland), the Monetary Authority of Singapore and the Hong Kong Monetary Authority and any authority acting on behalf of any of them in connection with Sanctions Laws.

“Sanctions Laws” means the economic or financial sanctions laws and/or regulations, trade embargoes, prohibitions, restrictive measures, decisions, executive orders or notices from regulators implemented, adapted, imposed, administered, enacted and/or enforced by any Sanctions Authority.

“Sanctions List” means any list of persons or entities published in connection with Sanctions Laws by or on behalf of any Sanctions Authority.

“Screen Rate” means the percentage rate per annum for the relevant period which appears:

(a)in relation to EURIBOR, on Thomson Reuters screen page EURIBOR 01;

(b)in relation to WIBOR, the Warsaw interbank offered rate for the relevant period (before any correction, recalculation or republication by the administrator) on the relevant Thomson Reuters or Refinitiv screen;

(c)in relation to NIBOR, on Thomson Reuters screen page OIBOR; and

(d)in relation to STIBOR, on Thomson Reuters screen page SIOR,

or, in each case, such percentage rate per annum for the relevant period which appears (i) on such other page as may replace such page on the Reuters service for the purpose of displaying quotations of offered rates for deposits in the relevant currency in the relevant interbank Lender or, if no such replacement page is available, (ii) on the relevant page of the Telerate screen displaying quotations of offered rates for deposits in the relevant currency in the relevant interbank Lender.

“Secured Obligations” means all obligations and liabilities of each Obligor (including the Parent for this purpose) under the Finance Documents, including (without limitation) (i) the Borrowing Obligors obligation to repay the Utilisations together with all unpaid interest, default interest, commissions, charges, expenses and any other derived liability whatsoever of the Obligors towards the Finance Parties in connection with the Finance Documents (and,

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where relevant in any applicable jurisdictions, the parallel debt obligations pursuant to the Parallel Debt Agreement), (ii) obligations which, but for the automatic stay under section 362(a) of the US Bankruptcy Code, would become due and (iii) any interest and fees accruing after the commencement by or against any Obligor or any Affiliate thereof of any proceeding under any Debtor Relief Law at the rate provided for in this Agreement, whether or not such interest and fees are allowed claims in any such proceeding.

“Security Agent” means DNB Bank ASA in its capacity as Security Agent and each successor Security Agent appointed under Clause 18.13 (Resignation of the Agent).

“Security Documents” means:

(a)the documents listed in Schedule 13 (Security Documents) as from time to time amended and/or supplemented;

(b)this Agreement and any Accession Agreement pursuant to which a Group Company becomes an Obligor; and

any other document the Security Agent may require a Group Company to enter into pursuant to any Finance Document, whereby security and/or guarantees are granted.

“Security Period” means the period starting on the first Drawdown Date hereunder and ending on the date on which all of the obligations and liabilities of the Group Companies under each Finance Document are discharged irrevocably in full and none of the Finance Parties has any continuing obligation in relation to the Facility or under any Finance Document.

“Security Portfolio Owners” means Portfolio Owners which are Guarantors and over which security is created and perfected pursuant to the Security Documents and which have entered into all relevant Security Documents and perfected any security contemplated thereunder (as applicable), all in a form and substance satisfactory to the Facility Agent, including a satisfactory legal opinion, unless to the extent expressly exempt from such requirement under the terms of this Agreement.

“Security Provider” means AK Nordic AB and PRA Group Polska Sub-Holding sp. z o.o. and any member of the Parent Group, not being an Obligor, providing Transaction Security to the Finance Parties as security for the Secured Obligations.

“Service Agreement” means an agreement entered into between a Portfolio Owner and a Collection Company regulating the collection made by the Collection Company for the Portfolio Owner.

“Shareholder Loan” means any shareholder loan to any of the Borrowers that:

(a)is fully subordinated to the obligations of the Group under any Finance Documents on terms satisfactory to the Agent (acting on the instruction of the Majority Lenders), subject to a separate subordination undertaking and with no right of service or repayment (each a “Payment”) unless the Borrowers are in compliance with all provisions of this Agreement (including those set out in Clause 14 (Undertakings)) immediately prior to and immediately after the relevant Payment is made or with the consent in writing of the Agent (acting on the instruction of the Majority Lenders);

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(b)has a tenor of no less than three months (subject to (a) above);

(c)has an interest rate that does not exceed the applicable base rate + margin of 7.5%;

(d)is pledged in favour of, and on terms satisfactory to, the Security Agent (on behalf of the Lenders) as security for the Secured Obligations; and

(e)can solely be utilised to acquire Approved Loan Portfolios.

The aggregate amount of the Shareholder Loans including interest shall not at any time exceed an amount equal to 40% of the Total Commitment.

“Share Pledges” means the pledges over all shares in the Portfolio Owners, Collection Companies, the Borrowers and PRA Group Europe AS in favour of the Security Agent (on behalf of the Finance Parties) on terms and in substance satisfactory to the Security Agent and subject to Clause 12.4, which, for the avoidance of doubt, shall not include the investment certificates in the Polish Borrower.

“Solvent” and “Solvency” mean, with respect to any US Obligor on a particular date, that on such date (a) such US Obligor is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (b) such US Obligor does not intend to, and does not believe that it will, incur debts or liabilities beyond such US Obligor’s ability to pay as such debts and liabilities mature in their ordinary course, (c) such US Obligor is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such US Obligor’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such US Obligor is engaged or is to engage, (d) the fair value of such US Obligor’s property is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such US Obligor, and (e) the present fair saleable value of such US Obligor’s assets is not less than the amount that will be required to pay the probable liability of such US Obligor on its debts as they become absolute and matured. In computing the amount of contingent and unliquidated liabilities at any time, it is intended that such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Spanish Share Pledge” means the Spanish law pledge over the quotas in PRA Iberia, S.L.U. granted by PRA Group Europe AS (as amended from time to time) as listed in Schedule 4 (Conditions Subsequent).

“STIBOR” means in relation to a Loan or other sum in SEK:

(a)the applicable Screen Rate; or

(b)(if no Screen Rate is available for the Interest Period of that Loan or other sum) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request quoted by the Reference Banks to leading Lenders in the Stockholm interbank market, in each case, at or about 11.00 a.m. (Stockholm time) the second Business Day prior to the relevant Interest Period for the offering of deposits in SEK and for a period comparable to

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the Interest Period for that Loan or other sum and if any such rate is below zero, STIBOR will be deemed to be zero.

“Subsidiary” means an entity from time to time of which a person:

(a)has direct or indirect control; or

(b)owns directly or indirectly more than fifty (50) per cent (votes and/or capital),

for these purposes, an entity shall be treated as being controlled by a person if that person is able to direct its affairs and/or control the composition of its board of directors or equivalent body. However, any member of PRA Group UK Group shall not be a Subsidiary.

“Swiss Guidelines” means the following guidelines issued by the Swiss Federal Tax Administration:

(a)guideline S-02.123 in relation to interbank loans of September 22, 1986 (Merkblatt Verrechnungssteuer auf Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben) vom 22. September 1986);

(b)guideline S-02.130.1 in relation to money market instruments and book claims of April 1999 (Merkblatt vom April 1999 betreffend Geldmarktpapiere und Buchforderungen inländischer Schuldner);

(c)guideline S-02.122.1 in relation to bonds of April 1999 (Merkblatt Obligationen vom April 1999);

(d)circular letter no. 34 (1.034 – V – 2011) of July 2011 in relation to deposits (Kreisschreiben Nr. 34 vom Juli 2011 betreffend Kundenguthaben); and

(e)guideline S-02.128 in relation to syndicated credit facilities of January 2000 (Merkblatt Steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen vom Januar 2000),

in each case, as issued, amended or replaced from time to time.

“Swiss Non-Qualifying Bank” means any person which does not qualify as a Swiss Qualifying Bank.

“Swiss Obligor” means any Obligor incorporated (or otherwise organised) or having its registered office in Switzerland or being resident in Switzerland for purposes of Swiss Withholding Tax.

“Swiss Qualifying Bank” means a financial institution acting on its own account which is licensed as a bank by the banking laws in force in its jurisdiction of incorporation and a branch of a financial institution, which is licensed as a bank by the banking laws in force in the jurisdiction where such branch is situated, and which, in each case, exercises as its main purpose a true banking activity, having bank personnel, premises, communication devices of its own and authority of decision making, all in accordance with the Swiss Guidelines.

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“Swiss Ten Non-Bank Rule” means the rule that the aggregate number of Lenders which are Swiss Non-Qualifying Banks must not at any time exceed 10 (ten), all in accordance with the Swiss Guidelines.

“Swiss Twenty Non-Bank Rule” means the rule that the aggregate number of creditors (including the Lenders, but excluding to the extent permissible as per Art 14a of the Swiss Withholding Tax Ordinance members of the Group), other than Swiss Qualifying Banks, of a Swiss Obligor under all outstanding borrowings (including under the Finance Documents), such as loans, facilities and private placements, made or deemed to be made by such Swiss Obligor must not at any time exceed 20 (twenty), all in accordance with the Swiss Guidelines and being understood that for purposes of this Agreement the maximum number of 10 (ten) Swiss Non-Qualifying Banks permitted under this Agreement shall be taken into account irrespective of whether or not 10 (ten) Swiss Non-Qualifying Banks do so participate at any given time.
“Swiss Withholding Tax” means any taxes imposed under the Swiss Withholding Tax Act (Bundesgesetz über die Verrechnungssteuer).

“Swiss Withholding Tax Act” means the Swiss Federal Act on the Withholding Tax of 13 October 1965 (Bundesgesetz über die Verrechungsteuer), together with the related ordinances, regulations and guidelines, all as amended and applicable from time to time.

“Swiss Withholding Tax Ordinance” means the Swiss Federal Ordinance on the Withholding Tax of 19 December 1966 (Verordung über die Verrechungssteuer).

“Target Day” means a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System (TARGET2) is operating.

“Taxes” includes all present and future taxes, charges, imposts, duties, levies, deductions, withholdings or fees of any kind whatsoever, or any amount payable on account of or as security for any of the foregoing, by whomsoever on whomsoever and wherever imposed, levied, collected, withheld or assessed, together with any penalties, additions, fines, surcharges or interest relating thereto; and “Tax” and “Taxation” shall be construed accordingly.

“Total Commitment” means the aggregate of the Commitments being EUR 730,000,000 at the date of this Agreement, subject always to any increase agreed pursuant to Clause 2.2 from time to time.

“Total Loan Portfolios” means the Existing Loan Portfolios and the Approved Loan Portfolios.

“Transaction Security” shall have the meaning ascribe to it in Clause 12.1 (Security Documents)

“Transfer Certificate” means a document substantially in the form set out in Schedule 7 (Form of Transfer Certificate), whereby inter alia a person becomes a Party to this Agreement in relation to all existing Parties under this Agreement and all existing Parties, including any subsequent Party, becomes bound in relation to such new acceding Party.

“US Bankruptcy Code” means Title 11 of The United States Code (entitled “Bankruptcy”), as amended from time to time and as now or hereafter in effect, or any successor thereto.

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“US Obligor” means any Obligor (including the Parent) that is incorporated or organised under the laws of the United States of America, any state or territory thereof or the District of Columbia.

“USD” means the lawful currency of the United States of America. “Utilisation” means any utilisation of the Facility.
“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Value Added Tax” or ”VAT” means value added tax and any other tax similar or equivalent to value added tax imposed by any country whether, provided for in primary, secondary or purported legislation and whether delegated or otherwise (including, where relevant, any primary or secondary legislation promulgated by the European Community or any official body or agency of the European Community) and any similar to turnover tax replacing or introduced in addition to any of the same.

“Vendor Financing” means any Indebtedness provided by any person in connection with the purchase of an Approved Loan Portfolio or Existing Loan Portfolio, either directly or indirectly, to a Portfolio Owner.

1.2Headings
The headings in this Agreement are for convenience only and shall be ignored in construing this Agreement.

1.3Construction
In this Agreement (unless otherwise provided):

(a)words importing the singular shall include the plural and vice versa;

(b)references to Clauses and Schedules are to be construed as references to the clauses of, and schedules to, this Agreement;

(c)references to any provision of law include any amendment of that provision or law;

(d)references to a “person” shall be construed so as to include that person’s assigns, transferees or successors in title and shall be construed as including references to an individual, firm, partnership, joint venture, company, corporation, body corporate, unincorporated body of persons or any state or any agency of a state;

(e)accounting terms shall be construed so as to be consistent with the Accounting Principles;

(f)references to a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated from time to time;

(g)currency codes shall be interpreted as set out in ISO 4217:2008 as amended (www.iso.org);

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(h)references to time are (unless otherwise stated) to Oslo time;

(i)a Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is "continuing" if it has not been remedied or waived (provided that an Event of Default can only be remedied by payment in full of all amounts outstanding under the Finance Documents following a notice under Clause
15.2 (Acceleration etc.);

(j)the representations, undertakings and covenants made or given hereunder and relating to Sanctions Laws and any Restricted Parties shall not apply (i) to any Obligor or any other person which qualifies as a resident party domiciled in the Federal Republic of Germany (Inländer) within the meaning of section 2 paragraph 15 of the German Foreign Trade Act (Außenwirtschaftsgesetz) in so far as it would result in a violation of or conflict with section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) and (ii) to any Obligor or person to which the Council Regulation (EC) No 2271/96 of 22 November 1996 as amended from time to time (the “EU Blocking Regulation”) applies in so far as it would result in a violation of or conflict with any provision of the EU Blocking Regulation;
(k)any reference in this Agreement or any other Finance Document to a merger, consolidation, amalgamation, conveyance, disposal, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, corporation or partnership, or an allocation of assets to a series of or one or more limited liability companies, partnerships or corporations, or the unwinding of such a division or allocation, as if it were a merger, consolidation, amalgamation conveyance, disposal, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate person. Any division of a limited liability company, corporation or partnership shall be deemed to constitute the formation of a separate person, and any such division shall constitute a separate person hereunder and under the other Finance Documents (and each division of any limited liability company, corporation or partnership that is a subsidiary, joint venture or any other like term shall also constitute such a person or entity); and
(l)Without prejudice to the generality of any provision of this Agreement which relates to any Obligor incorporates pursuant to the laws of Italy:

(i)a “liquidation”, “winding-up”, “administration” or “dissolution” includes, without limitation, any scioglimento, liquidazione and any other proceedings or legal concepts similar to the foregoing;

(ii)an “insolvency” or “bankruptcy” and “insolvency proceeding” includes without limitation, judicial liquidation (liquidazione giudiziale), extraordinary receivership (amministrazione straordinaria), negotiated composition of distress (composizione negoziata della crisi), composition with creditors (concordato preventivo, including concordato minore, concordato con riserva and concordato preventivo semplificato) and any other arrangement aimed at business crisis composition (including any composition within judicial liquidation (concordato nella liquidazione giudiziale), restructuring agreements (accordi di ristrutturazione) and judicially assessed restructuring plan (piano di ristrutturazione omologato), certified turnaround plan (piano di risanamento

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attestato), standstill arrangement (convenzione di moratoria), compulsory administrative liquidation (liquidazione coatta amministrativa) including under article 57 of the Italian Financial Act, any instrument for the regulation of distress and insolvency (strumento di regolazione della crisi e dell’insolvenza) under the Italian Business Crisis and Insolvency Code, and any other insolvency proceeding (procedura concorsuale) in Italy or analogous proceedings in any other jurisdiction;

(iii)a “liquidator”, “trustee in bankruptcy”, “judicial custodian”, “compulsory manager”, “examiner”, “receiver”, “administrative receiver”, “administrator” or “insolvency administrator” or the like includes, without limitation, a curatore, commissario giudiziale, commissario straordinario, commissario, liquidatore and any other person performing the same function of each of the foregoing;

(iv)an “attachment” includes a pignoramento;

(v)“an obligation being due” includes, without limitation, any credito liquido ed esigibile and credito scaduto;

(vi)a “security” or “lien” includes, without limitation, any pegno, ipoteca, privilegio (including the privilegio speciale created pursuant to article 46 of the Italian Banking Law, as amended from time to time), cessione in garanzia, a finanziamento alle imprese garantito da trasferimento di bene immobile sospensivamente condizionato, and any other diritto reale di garanzia or other transactions having the same effect as each of the foregoing;

(vii)“gross negligence” includes “colpa grave”;

(viii)“wilful misconduct” includes “dolo”;

(ix)any reference to “set-off” includes, without limitation, for the purposes of Italian law, legal set-off; and

(x)any reference to “the date of this Agreement” shall be interpreted as a reference to the original date of this Agreement unless the context dictates otherwise.

2.THE FACILITY
2.1The Facility
2.1.1Subject to the terms of this Agreement, the Lenders agree to make available to the Borrowing Obligors, during the Availability Period, a multicurrency revolving credit facility up to an aggregate principal amount not exceeding the equivalent of the Total Commitments.

2.1.2Notwithstanding any other term of this Agreement, the aggregate of all Loans shall not, at any time, exceed the Total Commitments.

2.2The Accordion Option
2.2.1The Borrowers may by giving written notice (the "Accordion Notice") to the Agent, and provided that no Default or Event of Default has occurred and is continuing, request that the

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Total Commitments are increased (the "Accordion Increase") by an amount not less than EUR 50,000,000 and not exceeding EUR 500,000,000 (in aggregate when calculated together with previous accordion options). The Accordion Notice shall include a suggested increase amount (the "Accordion Increase Amount") and Accordion Increase Date and shall be provided to the Agent not less than forty (40) Business Days, or such shorter time period as the Parties may mutually agree, prior to such suggested Accordion Increase Date.

2.2.2The Borrowers may only request an Accordion Increase during the Availability Period.

2.2.3The existing Lenders shall, for a mutually agreed period and in no case longer period than ten (10) Business Days from the receipt of the Accordion Notice (the "Refusal Period"), have the right of first refusal on whether to participate in the Accordion Increase and assume increased Commitments (at the sole option of the relevant Lender), subject to credit approval. Within thirty (30) Business Days of the expiry of the Refusal Period, the existing Lenders must confirm their increased commitments. Each existing Lender willing to participate in the Accordion Increase and thereby assume increased Commitments (each an "Existing Increase Lender") shall, within the expiry of the Refusal Period, confirm to the Borrowers and the Agent the maximum amount of increased Commitments that such Lender is willing to assume. The Accordion Increase Amount will then be allocated by the Agent to the Existing Increase Lenders on a pro-rata basis as per their participation in the Facility at the time of the Accordion Notice.
2.2.4If the aggregate amount of the increased Commitments allocated on a pro-rata basis pursuant to paragraph 2.2.3 above is less than the Accordion Increase Amount, the Agent shall offer to allocate the remaining Accordion commitments to the Existing Increase Lenders based on the maximum amount of increased Commitments that each such Existing Increase Lender indicated in its confirmation, and the provisions of paragraph 2.2.3 above shall apply mutatis mutandis, except that the participation of the Existing Increase Lenders in the remaining Accordion commitments does not have to be on a pro rata basis as per their participation in the Facility at the time of the Accordion Notice. The final allocation shall in such case be subject to the prior consent of the Borrowers (not to be unreasonably withheld).
2.2.5If, after completing the procedures set out in paragraphs 2.2.1 to 2.2.4 above, the aggregate amount of the increased Commitments to be assumed by the Existing Increase Lenders is less than the Accordion Increase Amount (the difference being the "Remaining Accordion Commitments"), the Remaining Accordion Commitments may be assumed by one or more of the banks, financial institutions, trusts, funds, asset managers or other entities identified in the white list set out in Schedule 15 (New Increase Lender List) (the “New Increase Lender White List”) (each a "New Increase Lender" and together with the Existing Increase Lenders, the "Increase Lenders") selected by the Borrowers in consultation with the Mandated Lead Arrangers (each of which shall be acceptable to the Lenders). Notwithstanding the above, parties listed in the New Increase Lender White List, as amended by agreement among the Parties from time to time, shall be deemed acceptable to the Lenders. The allocation of Remaining Accordion Commitments to any New Increase Lender shall be subject to the prior consent of the Borrower.
2.2.6Any New Increase Lender must participate with at least EUR 100,000,000. If the Remaining Accordion Commitments are less then EUR 100,000,000, then the New Increase Lender must still commit to participate with EUR 100,000,000 by offering to purchase from the Existing Lenders on a pro rate basis a share of their Commitments, at par value, in an amount equal

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to the difference between EUR 100,000,000 and the Remaining Accordion Commitments. The New Increase Lender shall assume all of the obligations corresponding to the relevant Commitment as if it was an original Lender under the Agreement.

2.2.7Subject to receipt of the Increase Confirmation referred to in Clause 2.2.8, the Borrowers shall no less than five (5) Business Days prior to the suggested Accordion Increase Date notify the Agent of the final allocation of the Remaining Accordion Commitments between the New Increase Lenders.

2.2.8Each Increase Lender shall, no later than ten (10) Business Days prior to the suggested Accordion Increase Date, provide the Agent with (i) a duly executed Increase Confirmation and (ii), in relation to a New Increase Lender which is not a Lender immediately prior to the increase, the "know your customer" documents in accordance with paragraph 2.2.16(c) below.

2.2.9The Agent shall, as soon as reasonably practicable after it has executed an Increase Confirmation, send to the Borrowers a copy of that Increase Confirmation.

2.2.10The Borrowers and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Borrowers and the Increase Lender would have assumed and/or acquired had the Increase Lender been an original Lender.

2.2.11Each Increase Lender shall become a Party as a "Lender" and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an original Lender.

2.2.12The Accordion Increase shall be made available to the Borrowers on the same terms and conditions as the Facility and all references to the Facility shall be deemed to include the Accordion Increase.

2.2.13The Commitments of the other Lenders shall continue in full force and effect notwithstanding the increase of the Total Commitments pursuant to an Accordion Increase.

2.2.14The secured amount under the Security Documents shall be increased by the Accordion Increase Amount.

2.2.15The increase in the Total Commitments shall take effect on the date on which the conditions set out in paragraph 2.2.16 below and in the Increase Confirmation are satisfied.

2.2.16Any increase in the Total Commitments under this Clause 2.2 will only be effective at the date on which the following conditions are satisfied in full:

(a)all relevant conditions precedent reasonably requested by the Agent are satisfied;

(b)the receipt by the Agent of an Increase Confirmation from each Increase Lender;

(c)in relation to a New Increase Lender, the performance by the Lenders of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that New Increase

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Lender, the completion of which the Agent shall promptly notify to the Borrowers and the New Increase Lender; and

(d)the confirmation from the Borrowers that no Event of Default has occurred and is continuing or would arise as a result of the Accordion Increase,

such date being an “Accordion Increase Date”.

2.2.17As a condition subsequent, within the term of thirty 30 Business Days following the Accordion Increase Date, at the request of the Agent, the Borrowers shall procure:

(a)(i) that the Spanish law Share Pledge (including the pledge over the quotas in PRA Iberia, S.L.U., to be granted on or around the date hereof by PRA Group Europe AS (as amended and ratified from time to time), or any other Spanish law pledges or in rem rights granted to secure the obligations of the Borrowers under this Agreement, are duly ratified and extended to the obligations arising from any Accordion Increase; and
(ii) that the ratification and extension of such Spanish law pledges or in rem rights and the relevant Increase Confirmation (or any amendment and restatement agreement entered into as a consequence of an Accordion Increase) are notarised in Spain by way of notarial deeds; and
(b)(i) that the Polish law Share Pledges (including all pledges over the shares in PRA Group Polska sp. z o.o. and PRA Group Polska Holding sp. z o.o. for so long as such entities remain Obligors) or any other Polish law Share Pledges (each as amended from time to time) granted to secure the Secured Obligations under this Agreement and all existing Polish statements on voluntary submission to enforcement, are extended to secure any Increase Lender and the obligations arising from any Accordion Increase; and (ii) that the relevant Obligors will file motions for registration of any such amendments to the Polish law Share Pledges, failure by the Borrowers to meet the deadline set in this Clause 2.2.17 shall not be capable of remedy.

2.2.18Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.

2.2.19Unless the Agent otherwise agrees or the increased Commitment is assumed by an existing Lender, each of the Borrowers shall, on the date upon which the increase takes effect, promptly on demand pay the Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with any increase in Commitments under this Clause 2.2.

2.2.20The provisions of Clause 23.10 (Limitation of responsibility of Existing Lenders) shall apply to this Clause 2.2 in relation to an Increase Lender as if set out herein in their entirety, provided that references in that Clause to:

(a)an "Existing Lender" shall be construed as references to all the Lenders immediately prior to the relevant increase;

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(b)the "New Lender" shall be construed as references to that "Increase Lender"; and

(c)a "re-transfer" shall be construed as references to a "transfer".

2.3Obligations several
2.3.1The obligations of each Finance Party under this Agreement are several.

2.3.2The failure of a Finance Party to carry out its obligations under this Agreement shall not relieve or effect any other Party of any of its obligations under this Agreement.

2.3.3None of the Finance Parties shall be responsible for the obligations of any other Party under this Agreement.

2.4Rights several
2.4.1The rights of the Finance Parties under this Agreement are several. All amounts due, and obligations owed, to each of them are separate and independent debts or, as the case may be, obligations.

2.4.2A Finance Party may, except as otherwise stated in this Agreement, separately enforce its rights under this Agreement.

2.5Obligor’s Agent
2.5.1All references to an “Obligor” in this clause 2.5 shall be deemed to include the Parent.

2.5.2Each Obligor (other than the Borrowers), by its execution of this Agreement or an Accession Agreement, hereby irrevocably authorises the Borrowers to act on its behalf as its agent in relation to the Finance Documents and authorises and appoints the Borrowers, as its attorney, on its behalf, to supply all information concerning itself, its financial condition and otherwise to the Lenders as contemplated under this Agreement and to give all notices and instructions to be given by such Obligor under the Finance Documents, to execute, on its behalf, any Finance Document and to enter into any agreement and amendment in connection with the Finance Documents (however fundamental and notwithstanding any increase in obligations of or other effect on an Obligor and including, for the avoidance of doubt, any further increase of the total commitments under this Agreement as set out in Clause 2.2) including confirmation of guarantee obligations in connection with any amendment or consent in relation to the Facility, without further reference to or the consent of such Obligor and each Obligor to be obliged to confirm such authority in writing upon the request of the Facility Agent. The power hereby conferred is a general power of attorney and the Obligor hereby ratifies and confirms and agrees to ratify and confirm any instrument, act or thing which such attorney may execute or do and to grant as many private and public document (including certificates and notarial powers of attorney duly apostilled) and comply with as many formalities as may be necessary or convenient for this power to be effective under each relevant jurisdiction. In relation to the power referred to herein, the exercise by the Borrowers of such power shall be conclusive evidence of its right to exercise the same.
2.5.3Each Obligor (other than the Borrowers), hereby appoints the Borrowers as its agent for service and hereby authorises each Finance Party to give any notice, demand or other communication to be given to or served on such Obligor pursuant to the Finance Documents to Borrowers on its behalf, and in each such case such Obligor will be bound thereby (and shall be deemed to have notice thereof) as though such Obligor itself had been given such

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notice and instructions, executed such agreement or received any such notice, demand or other communication.

2.5.4Every act, omission, agreement, undertaking, waiver, notice or other communication given or made by Borrowers under this Agreement, or in connection with this Agreement (whether or not known to any Obligor) shall be binding for all purposes on all other Obligors as if the other Obligors had expressly made, given or concurred with the same. In the event of any conflict between any notice or other communication of Borrowers and any other Obligor, the choice of Borrowers shall prevail.

2.5.5Each Obligor incorporated in Germany releases, to the extent possible, the Borrowers from any restrictions of self-dealing and multiple representation under any applicable law (including, but not limited to, section 181 of the German Civil Code (Bürgerliches Gesetzbuch)) for the purposes of this Clause 2.5

2.5.6Each Obligor incorporated in Spain allows, to the maximum extent allowed by law, the Borrowers to exercise the faculties delegated under this Clause 2.5, even in cases of multiple representation, self-dealing, and conflict of interest.

3.PURPOSE
3.1Purposes of the Facility
The Borrowing Obligors shall apply all amounts borrowed by it under the Facility to;

(a)refinance the Existing Facility;

(b)financing of Approved Loan Portfolios; and

(c)general corporate purposes (excluding payment of dividends and other distributions to any company outside the Group (other than as otherwise expressly permitted by this Agreement) or any other indirect refinancing of acquisition debt).

3.2Restrictions
The Borrowing Obligors undertake that it will only utilise the Facility as permitted by Clause
3.1 and no proceeds of any amounts borrowed under any Finance Documents shall be made available, directly or indirectly, to or for the benefit of a Restricted Party nor shall they otherwise be applied in a manner or for a purpose prohibited by Sanctions Laws.

3.3Monitoring
No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.CONDITIONS PRECEDENT
4.1Documentary conditions precedent
(a)The Borrowing Obligors may not deliver a Utilisation Request unless, and the Finance Parties’ obligations under this Agreement will only become effective once, the Agent has received all of the documents and other evidence listed in Schedule 3 (Conditions Precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Borrowing Obligors and the Lenders promptly upon being so satisfied.

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(b)Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2Further conditions precedent
4.2.1The obligation of each Lender to make available its Participation in a Loan is subject to the conditions that on the date on which the relevant Drawdown Notice is given and on the relevant Drawdown Date, or Issue Date:

(a)the representations and warranties in Clause 13 (Representations and warranties) to be repeated pursuant to Clause 13.1.24 (Repetition) on those dates are correct;

(b)in the case of (i) a new Loan no Default has occurred, and in the case of (ii) a Rollover Loan no Event of Default has occurred and is continuing or would occur on the making of the Rollover Loan; and

(c)the Borrowing Obligor shall confirm the amount of the Borrowing Base in the relevant Drawdown Notice.

4.3Conditions subsequent
(a)The Borrowing Obligors shall deliver to the Agent all of the documents and other evidence listed in Schedule 4 (Conditions Subsequent) in form and substance satisfactory to the Agent no later than the date falling thirty (30) days from following the Closing Date under this Agreement. The Agent shall notify the Borrowing Obligors and the Lenders promptly upon being so satisfied.

(b)Specifically, the Borrowing Obligors shall procure:

(i)(A) that the Spanish Share Pledge is duly executed in form and substance satisfactory to the Lenders, (B) this Agreement and the Spanish Share Pledge shall be notarised in Spain by way of notarial deeds and (C) that evidence of (A) and (B) shall be provided to the Agent within the term of thirty (30) days following the Closing Date. Failure by the Borrowing Obligors to meet the deadline in (C) shall not be capable of remedy.

(ii)(A) that the Polish Security Documents are duly executed in form and substance satisfactory to the Lenders, (B) that the relevant Obligors file motions for registration of the pledges and (C) that evidence of (A) and (B) shall be provided to the Agent within the term of thirty (30) days following the Closing Date. Failure by the Borrowing Obligors to meet the deadline in (C) shall not be capable of remedy.

(iii)As a condition subsequent, as soon as possible following the execution of the Spanish Share Pledge, the notarization of this Agreement and the execution of the Polish Security Documents, and in any event within thirty (30) days following the Closing Date, (A) Uría Menéndez will issue a legal opinion in respect of Spanish law issues, (B) Wardynski & Partners will issue a legal opinion in respect of Polish law issues, (C) BAHR will issue a legal opinion in respect of Norwegian

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law issues, and (D) Arendt & Medernach will issue a legal opinion in respect of Luxembourg law issues.

5.UTILISATIONS
5.1Drawdown under the Facility
5.1.1Subject to the other terms of this Agreement, any Loans shall be made to the relevant Borrowing Obligor(s) at any time during the Availability Period when requested by the relevant Borrowing Obligor(s) by means of a Drawdown Notice in accordance with Clause 5.2 (Drawdown Notice).

5.1.2The following limitations apply to the Loans:

(a)the Drawdown Date of a Loan shall be a Business Day during the Availability Period in one drawing for each currency;

(b)the principal amount of a Loan denominated in EUR or an Optional Currency shall be:

(i)a minimum Original Base Currency Amount of EUR 1,000,000 and an integral multiple of EUR 500,000; and

(ii)in no case more than the amount of the Available Facility;

(c)no Loan shall be made if the making of that Loan would result in the aggregate of the Original Base Currency Amount of all Loans exceeding the Available Facility;

(d)no Loan shall be made as long as prepayments are mandatory according to Clause 7.2;

(e)no more than twenty (20) Loans may be outstanding at any one time; and

(f)in the case of a Loan denominated in an Optional Currency, the requirements of Clause
5.6 (No Optional Currency) are met.

5.2Drawdown Notice
5.2.1Whenever any of the Borrowing Obligors wish to draw down a Loan, they shall give a duly completed Drawdown Notice to the Facility Agent to be received not later than 10.00 a.m. on the third Business Day before the relevant Drawdown Date (or such later time as the Lenders may agree).

5.2.2A Drawdown Notice shall be irrevocable and the relevant Borrowing Obligor(s) shall be obliged to borrow in accordance with its terms.

5.2.3The Facility Agent shall promptly notify each Lender of the details of each Drawdown Notice received by it.

5.3Participations
Subject to the terms of this Agreement, each Lender acting through its lending office shall make available to the Facility Agent on the Drawdown Date for a Loan an amount equal to its Participation in the amount specified in the Drawdown Notice for that Loan.

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5.4Availability
Each of the Borrowing Obligors may not request a Loan to be denominated in an Optional Currency unless the Facility Agent has confirmed to the relevant Borrowing Obligor(s) that the Optional Currency is available for drawing under the relevant Facility.

5.5Notification to Lenders
The Facility Agent shall promptly notify each Lender of the currency and the Original Base Currency Amount of each Loan.

5.6No Optional Currency
If, no later than 9.00 a.m. on the second Business Day before the first day of an Interest Period in relation to a Loan which is proposed to be denominated in an Optional Currency, a Lender notifies the Facility Agent that:

(a)in that Lender’s reasonable opinion, it is impracticable for that Lender to fund its Participation in that Loan in the proposed Optional Currency in the ordinary course of business in the relevant interbank market; or

(b)Central Bank or other governmental authorisation in the country of the proposed Optional Currency is required to permit its use by that Lender for the making of that Loan and the authorisation has not been obtained or is not in full force and effect or is subject to unacceptable conditions; or

(c)the use of the proposed Optional Currency is restricted or prohibited by any request, directive, regulation or guideline of any governmental body, agency, department or regulatory or other authority (whether or not having the force of law) in accordance with which that Lender is accustomed to act, the Facility Agent shall notify the relevant Borrowing Obligor(s) and the Lenders by 10.00
a.m. on the same day. In this event, the relevant Borrowing Obligor(s) and the Lenders may agree that the Loan shall not be made, provided that, in the absence of such agreement by
11.00 a.m. on the same day, the Loan shall be denominated in EUR during that Interest Period.

5.7Change of Currency
A Loan which is denominated in a currency may not be denominated in different currencies.

6.INTEREST
6.1Interest rate
Interest shall accrue on each Loan from and including the relevant Drawdown Date to but excluding the date the Loan is repaid at the rate determined by the Facility Agent to be the aggregate of:

(a)the Applicable Margin; and

(b)IBOR.

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6.2Interest Periods
6.2.1Interest payable on each Loan shall be calculated by reference to Interest Periods of one (1), two (2), three (3) or six (6) months duration (or such other Interest Period as the Facility Agent, acting on the instructions of all the Lenders, may agree) as selected by the Borrowers in accordance with this Clause 6.2. If an Interest Period would extend beyond six (6) months then interest shall be payable every six (6) months. The Facility Agent may require shorter Interest Periods to be elected if this would facilitate the syndication of the Facility.

6.2.2The Borrowers shall select an Interest Period for a Loan in the relevant Drawdown Notice or (in the case of any subsequent Interest Period for that Loan) by notice received by the Facility Agent no later than three (3) Business Days before the commencement of that Interest Period.

6.2.3If the Borrowers fail to select an Interest Period for a Loan in accordance with Clause 6.2.2, that Interest Period shall, subject to the other provisions of this Clause 6, be three (3) months.

6.2.4If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall instead end on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

6.2.5If an Interest Period begins on the last Business Day in a calendar month or on a Business Day for which there is no numerically corresponding day in the calendar month in which that Interest Period is to end, it shall end on the last Business Day in that later calendar month.

6.2.6If an Interest Period for a Loan would otherwise extend beyond the Final Repayment Date under which such Loan is made, it shall be shortened so that it ends on the Final Repayment Date.

6.3Default interest
6.3.1If an Obligor (including the Parent) fails to pay any amount payable under any Finance Document on the due date, it shall pay default interest on the overdue amount from the due date to the date of actual payment calculated by reference to successive Interest Periods (each of such duration as the Facility Agent may select and the first beginning on the relevant due date) at the rate per annum being the aggregate of (a) two (2) per cent per annum, (b) the Applicable Margin, and (c) the higher of either (i) IBOR, or (ii) the Lender’s funding costs. Default interest is payable on demand.

6.3.2So long as the overdue amount remains unpaid, the default interest rate shall be recalculated in accordance with the provisions of this Clause 6.3 on the last day of each such Interest Period and any unpaid interest shall be compounded at the end of each Interest Period.

6.4Calculation and payment of interest
6.4.1At the beginning of each Interest Period, subject to clause 6.5 (Determination of Applicable Margin), the Facility Agent shall notify the Lenders and the relevant Obligor (including the Parent) of the duration of the Interest Period and the rate and amount of interest payable for the Interest Period (but in the case of any default interest calculated under Clause 6.3 (Default interest), any such notification need not be made more frequently than weekly). Each notification shall set out in reasonable detail the basis of computation of the amount of interest payable.

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6.4.2Interest due from an Obligor (including the Parent) under this Agreement shall:

(a)accrue from day to day at the rate calculated under this Clause 6;

(b)except as otherwise provided in this Agreement, be paid by the relevant Obligor (including the Parent) to the Facility Agent (for the account of the Lenders or the Facility Agent, as the case may be) in arrears on the last day of each Interest Period, provided that for any Interest Period which is longer than three (3) months, the relevant Obligor (including the Parent) shall also pay interest every (three) 3 months in arrears during that Interest Period; and

(c)be calculated on the basis of the actual number of days elapsed and a 360 day year or, if different, such number of days as is market practice.

6.5Determination of Applicable Margin
6.5.1Any adjustment of the Applicable Margin to be effective within five (5) Business Days after the delivery of the Compliance Certificate evidencing the ERC Ratio.

6.5.2In the event that the Borrowers fail to deliver any of the Compliance Certificates on time the Interest shall: (i) when the overdue Compliance Certificate is delivered, be recalculated for the period from the latest date on which the Compliance Certificate should have been delivered, based on the Applicable Margin determined with reference to that Compliance Certificate, or (ii) if no Compliance Certificate is delivered before the next Compliance Certificate is due for delivery, be recalculated based on the highest Applicable Margin, for that period. To the extent any Interest has already been paid by the Borrowing Obligors for any part of the period for which Interest is recalculated, the Borrowing Obligors shall not be entitled to receive any reimbursement of Interest paid in excess of the recalculated interest.
6.6Minimum interest
6.6.1When entering into this Agreement, the Parties have assumed that the interest payable under this Agreement is not and will not become subject to any Tax Deduction on account of Swiss Withholding Tax.

6.6.2Notwithstanding Clause 6.6.1, if a Tax Deduction is required by law in respect of any sum payable by a Swiss Obligor under a Finance Document and should it be unlawful for such Swiss Obligor to comply with Clauses 10.2 (Taxes) and 19.9 (Grossing-up) for any reason (where this would otherwise be required by the terms of Clauses 10.2 (Taxes) and 19.9 (Grossing-up)) then:

(a)the applicable interest rate in relation to that payment shall be the rate which would have applied to that payment as provided for by Clause 6.1 divided by 1 minus the rate at which the relevant Tax Deduction is required to be made under Swiss domestic tax law and/or applicable double taxation treaties (where the rate at which the relevant Tax Deduction is required to be made is for this purpose expressed as a fraction of 1); and

(b)that Swiss Obligor shall:

(i)pay the relevant sum at the adjusted rate in accordance with paragraph (a) above;

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(ii)make the Tax Deduction on the amount so recalculated; and

all references to a rate of interest under the Finance Documents shall be construed accordingly.

6.6.3To the extent that a sum payable by a Swiss Obligor under a Finance Document becomes subject to Swiss Withholding Tax, each relevant Lender and each relevant Swiss Obligor shall promptly cooperate in completing any procedural formalities (including submitting forms and documents required by the appropriate tax authority) to the extent possible and necessary
(i) for the Swiss Obligor to obtain authorisation to make such payments without them being subject to Swiss Withholding Tax and (ii) to ensure that any person which is entitled to a full or partial refund under any applicable double taxation treaty is so refunded.

6.7Facility Agent’s determination
The determination by the Facility Agent of any interest or commission payable under this Clause 6 shall be conclusive and binding on the Obligors (including the Parent) except for any manifest error.

7.REDUCTION, REPAYMENT, PREPAYMENT AND CANCELLATION
7.1Repayment of Loans
7.1.1Subject to Clause 7.1.3 and 7.1.4, each Loan shall be repaid in full on the Interest Date of the Interest Period relating to that Loan.

7.1.2Subject to the terms of this Agreement, any amounts repaid under Clause 7.1.1 may be re- borrowed.

7.1.3If all or part of a Loan is to be repaid from the proceeds of all or part of a new Loan to be made to a Borrowing Obligor then, as between each Lender and that Borrowing Obligor, the amount to be repaid by the relevant Borrowing Obligor shall be set off against the amount to be advanced by that Lender in relation to the new Loan and the party to whom the smaller amount is to be paid shall pay to the other party a sum equal to the difference between the two amounts (in the currency of the outstanding Loan for the first Interest Period).

7.1.4Subject to any terms of this Agreement expressly providing otherwise, the Borrowing Obligors may not prepay any Loan before the end of its Interest Period. On the Final Repayment Date the Borrowing Obligors shall repay any Loan then outstanding under this Agreement in full, together with all other sums due and outstanding under the Finance Documents at such date (if any).

7.2Mandatory prepayment on Change of Control
7.2.1Unless otherwise agreed by the Facility Agent (acting on the instructions of the Majority Lenders), ninety (90) days from the date a Change of Control occurs (a “Prepayment Date”):

(a)all Loans together with all incurred interest and all other amounts owing to under this Agreement shall be repaid in full; and

(b)the Lenders’ obligations shall be terminated and each Lender’s Commitments shall be cancelled.

7.2.2For the purposes of this Agreement a “Change of Control” will occur if:

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(a)Any person or group of persons acting in concert controls more than 35% of the ownership or the voting rights in the Parent; or

(b)the Parent ceases to control directly or indirectly 100% of the ownership and voting rights of the Borrowers;

7.2.3The Borrowers shall give the Facility Agent prompt notice when it becomes aware of a Change of Control or a proposed Change of Control.

7.3Mandatory prepayment – Disposal
Upon a Disposal of whole or part of an Existing Loan Portfolio or Approved Loan Portfolio (directly or indirectly through a sale of a Portfolio Owner or otherwise) the Borrowing Obligors shall no later than five (5) Business Days prior to such Disposal document to the Facility Agent’s satisfaction that the ERC Ratio will not exceed 45%, and if required, make such mandatory prepayment as set out in Clause 7.4 (Mandatory prepayment – ERC Ratio).

7.4Mandatory prepayment – ERC Ratio
if the ERC Ratio at any time exceeds 45% the Borrowing Obligors shall within three (3) Business Days prepay the Facility in an amount sufficient to ensure that the ERC Ratio does not exceed 45%. The Borrowing Obligors shall further provide documentation satisfactory to the Agent demonstrating that the ERC Ratio is 45% or less upon making such mandatory prepayment.

7.5Mandatory prepayment – Illegality
(a)If, in any applicable jurisdiction, it becomes unlawful (including under any Sanctions law) for any Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in any Utilisation or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:

(i)that Lender shall promptly notify the Agent upon becoming aware of that event;

(ii)upon the Agent notifying the relevant Borrowing Obligor(s), each Commitment for any amount of Available Facility of that Lender will be immediately cancelled; and

(iii)the Borrowers shall prepay to the Facility Agent (for the account of that Lender) that Lender’s participation in all Loans (together with accrued interest on the amount prepaid and all other amounts owing to that Lender under this Agreement) no later than the earlier of (A) the last day of any applicable grace period under the relevant law, and (B) fifteen (15) Business Days of demand by that Lender (or, if permitted by the relevant law, on the last day of the Interest Period of the relevant Loans).

7.6Voluntary prepayment of Loans
7.6.1The Borrowing Obligors may, by giving the Facility Agent not less than five (5) Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or part (but if in part, in a minimum amount of EUR 1,000,000 and an integral multiple of EUR 500,000 or such whole amount as, the Facility Agent may agree) of any Loan.

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7.7Voluntary cancellation of Facility
7.7.1The Borrowers may, by giving the Facility Agent not less than five (5) days’ prior notice, cancel all or part of the Total Commitment (but if in part, in a minimum amount of EUR 1,000,000 and an integral multiple of EUR 500,000).

7.8Restrictions
(a)Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)Unless a contrary indication appears in this Agreement, any part of a Facility which is voluntarily prepaid or repaid and not cancelled may be reborrowed in accordance with the terms of this Agreement.

(d)The Borrowing Obligors shall not repay or prepay all or any part of the Utilisations or cancel all of any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)If the Agent receives a notice under this Clause 7.8 it shall promptly forward a copy of that notice to either the Borrowers or the affected Lender, as appropriate.

(g)If all or part of any Lender’s participation in a Utilisation under a Facility is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent)), an amount of that Lender's Commitment (equal to the Base Currency Amount of the amount of the participation which is repaid or prepaid) in respect of that Facility will be deemed to be cancelled on the date of repayment or prepayment.

(h)Each mandatory prepayment shall be applied in pro rata in order of maturity.

8.CHANGES IN CIRCUMSTANCES
8.1Increased Costs
(a)Subject to Clause 8.3 (Exceptions), the Borrowing Obligors shall, within ten (10) Business Days of demand by a Lender or the Facility Agent (on its behalf), pay (as additional interest) to the Facility Agent the amount of any Increased Costs (as defined below) incurred by a Lender (or any of its Affiliates) (on account of that Lender or Affiliate (as applicable)) as a result of

(i)the introduction of, or any change in, or any change in the interpretation, administration or application of, any law or regulation (including, without limitation, any change arising as a result of the implementation or application of or compliance with the Basel III, CRD IV, CRD V, CRR II or any other law or regulation which implements the Basel III, CRD IV, CRD V and CRR II (whether

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such implementation, application or compliance is by a government, regulator,
Lender or any of its Affiliates)); or

(ii)compliance with any law or regulation,

in each case made after the date of this Agreement.

(b)Any demand made under Clause (a) shall be made by the relevant Lender through the Facility Agent and shall set out in reasonable detail so far as is practicable the basis of computation of the Increased Cost.

(c)In this Agreement: “Basel III” means:
(i)the agreements on capital requirements, a leverage ratio and liquidity standards contained in «Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and «Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(ii)the rules of global systematically important banks contained in « Global systemically important banks: assessment, methodology and additional loss absorbency requirement – Rules text” published by Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(iii)any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

“CRD IV” means:

(i)Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No. 648/ 2012; and

(ii)Directive 2013/36/EU of the European Parliament and of Council of 26 June 2013 on access to the activity of credit institutions and prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.

"CRD V" means:

(i)Directive (EU) 2019/878 of the European Parliament and the Council of 20 May 2019 amending Directive 2013/36/EU as regards exempted entities, financial holding companies, mixed financial holding companies, remuneration, supervisory measures and powers and capital conservation measure; and

(ii)any other regulation implementing any of the foregoing. "CRR II" means:

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(i)Regulation (EU) 2019/876 of the European Parliament and of the Council of 20 May 2019 amending the Capital Requirements Regulation as regards the leverage ratio, the net stable funding ratio, requirements for own funds and eligible liabilities, counterparty credit risk, market risk, exposures to central counterparties, exposures to collective investment undertakings, large exposures, reporting and disclosure requirements (CRR II); and

(ii)any other regulation implementing any of the foregoing. “Increased Cost” means
(i)an additional or increased cost incurred by the Lender (or any Affiliate) in complying with the terms of a Finance Document; or

(ii)a reduction of any amount due and payable to the Lender under a Finance Document

(iii)a reduction in the effective return to the Lender under a Finance Document as a result of it having entered into its Commitment, or performing, maintaining or funding its obligations under a Finance Document.

8.2Increased cost claims
(a)If the Lender intends to make a claim pursuant to Clause 8.1 (Increased Costs) the Lender shall promptly notify the Borrowers or the Facility Agent (the purpose of making a demand on its behalf) of the event giving rise to the claim.

(b)The Lender shall as soon as practicable provide a certificate confirming the amount of its Increased Costs.

8.3Exceptions
Clause 8.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a)attributable to a Tax Deduction required by law to be made by the Borrower;

(b)compensated for by Clause 10.3 (Tax indemnity) or would have been compensated for under Clause 10.3 (Tax indemnity) but was not so solely because of an exception in paragraph (b) of Clause 10.3 (Tax indemnity);

(c)attributable to the wilful breach by the Lender (or its Affiliates) of any law or regulation; and

(d)attributable to the implementation or application of or compliance with the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment contained in Basel III, CRD IV, CRD V or CRR II) ("Basel II") or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Lender or any of its Affiliates).
In this Clause 8.3 a reference to a “Tax Deduction” has the same meaning given to that term in Clause 10.1 (Definitions).

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8.4Market disruption
8.4.1If, in relation to a Loan and a particular Interest Period:

(a)at or about noon on the second Business Days prior to the relevant Interest Period, the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Facility Agent to determine the relevant IBOR for the relevant currency and Interest Period; or

(b)the Facility Agent has been notified by a group of Lenders, who together exceed 40 per cent of the Total Commitments, that in their opinion:

(i)matching deposits would not be available to them in the relevant interbank market in the ordinary course of business to fund their Participations in that Loan for that Interest Period; or

(ii)the cost to them of obtaining matching deposits in the relevant interbank market would be in excess of IBOR for that Interest Period,

the Facility Agent shall promptly notify the Borrowers and the Lenders of that event (such notice being a “Market Disruption Notice”).

8.4.2If a Market Disruption Notice applies to a proposed Loan, that Loan shall not be made. Instead, the Facility Agent and the Borrowers shall immediately enter into negotiations for a period of not more than 30 days with a view to agreeing a substitute basis for calculating the interest rate for the Loan or for funding the Loan. Any substitute basis agreed by the Facility Agent (with the consent of all the Lenders) and the Borrowers shall take effect in accordance with its terms and be binding on all the Parties.

8.4.3If a Market Disruption Notice applies to an outstanding Loan then:

(a)the Facility Agent and the Borrowers shall immediately enter into negotiations for a period of not more than 30 days with a view to agreeing a substitute basis for calculating the rate of interest for the Loan or for funding the Loan;

(b)any substitute basis agreed under Clause 8.4.3(a) by the Facility Agent (with the consent of all the Lenders) and the Borrowers shall take effect in accordance with its terms and be binding on all the Parties;

(c)if no substitute basis is agreed under Clause 8.4.3(a), then, subject to Clause 8.4.4, each Lender shall (through the Facility Agent) certify before the last day of the Interest Period to which the Market Disruption Notice relates a substitute basis for maintaining its Participation in the Loan which shall reflect the cost to the Lender of funding its Participation in the Loan from whatever sources it selects plus the Applicable Margin; and

(d)each substitute basis so certified shall be binding on the relevant Obligor and the certifying Lender and treated as part of this Agreement.

8.4.4If no substitute basis is agreed under Clause 8.4.3(a), then, so long as the circumstances giving rise to the Market Disruption Notice continue and subject to the Borrowers giving the Facility Agent and the Lenders not less than ten (10) days’ prior notice (which shall be

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irrevocable), the relevant Obligor may prepay the Loan to which the Market Disruption Notice applies together with accrued interest on the amount prepaid. Any such prepayment shall be subject to Clause 24.1 (Break Cost).

8.5Mitigation
8.5.1If any circumstances arise in respect of any Lender which would, or upon the giving of notice would, result in the operation of Clause 19.10 (Grossing-up), 6.6 (Minimum interest), Clause
7.5 (Mandatory prepayment - Illegality), 8.1 (Increased Costs) or 8.4 (Market disruption) to the detriment of any Obligor, then that Lender shall:

(a)promptly upon becoming aware of those circumstances and their results, notify the Facility Agent and the Borrowers; and

(b)in consultation with the Facility Agent and the Borrowers, take all such steps as are reasonably open to it to mitigate the effects of those circumstances (including changing its lending office in a manner which will avoid the circumstances in question and on terms acceptable to the Facility Agent, the Borrowers and that Lender), provided that no Lender shall be obliged to take any steps which in its opinion would be likely to have an adverse effect on its business or financial condition or the management of its Tax affairs or cause it to incur any material costs or expenses without being reimbursed therefor.

8.5.2Nothing in this Clause 8.5 shall limit, reduce, affect or otherwise qualify the rights of any Lender or the obligations of the Obligors under Clauses 19.10 (Grossing-up), 6.6 (Minimum interest), Clause 7.5 (Illegality), 8.1 (Increased Costs) or 8.4 (Market disruption).

8.6Certificates
The certificate or notification of the Facility Agent or, as the case may be, the relevant Lender as to any of the matters referred to in this Clause 8 shall be in reasonable detail and shall be conclusive and binding on the Obligors except for any manifest error.

9.FEES AND EXPENSES
9.1Expenses
The Borrowing Obligors shall on demand (including a specification) pay all evidenced expenses properly incurred (including legal fees, valuation and accounting fees and other out-of-pocket expenses, but only to the extent the same are reasonable in amount), and any VAT (direct or by reverse charge) on those expenses incurred:

(a)by the Bookrunners in connection with the negotiation, preparation, syndication and execution of the Finance Documents and the other documents contemplated by the Finance Documents;

(b)by an Agent in connection with the taking of any security in accordance with Clause 11.10.5(a) (Security);

(c)by an Agent or the Lenders in connection with the granting of any release, waiver or consent or in connection with any amendment or variation of any Finance Document;

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(d)by an Agent or the Lenders in enforcing, perfecting, protecting or preserving (or attempting so to do) any of their rights, or in suing for or recovering any sum due from an Obligor (including the Parent) or any other person under any Finance Document, or in investigating any Default, Event of Default or Potential Default;

(e)by an Agent in connection with any cost of engaging any person in connection with any due diligence process to be performed pursuant to the terms of this Agreement;

(f)any default by any Obligor (including the Parent) in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; and

(g)by an Agent in connection with any cost of engaging an Auditor pursuant to the terms of this Agreement.

9.2Fees
The Borrowing Obligors shall pay the fees as set out in the Fee Letter(s).

9.3Commitment Fee
(a)The Borrowing Obligors shall pay to the Agent (for the account of each Lender) a fee computed at the rate of 35 per cent. of the Applicable Margin per annum on the Available Facility for the Availability Period.

(b)The accrued commitment fee is payable on the last day of each successive period of 3 Months which ends during the Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the Total Commitment at the time the cancellation is effective.

9.4Indemnity payments
Where in any Finance Document an Obligor (including the Parent) has an obligation to indemnify or reimburse an Agent, a Bookrunner or a Lender in respect of any loss or payment, the calculation of the amount payable by way of indemnity or reimbursement shall take account of the Tax treatment in the hands of the Agent, the relevant Bookrunner or the relevant Lender, as the case may be, (as conclusively determined by the relevant party) of the amount payable by way of indemnity or reimbursement and of the loss or payment in respect of which that amount is payable.

10.TAXES AND TAX INDEMNITIES
10.1Definitions
In this Agreement:

“Protected Party” means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Tax Credit” means a credit against, relief or remission for, or repayment of, any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

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“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 6.6 (Minimum interest) Clause 10.2 (Taxes) or a payment under Clause 10.3 (Tax indemnity).

All references to an “Obligor” in this clause 10 shall be deemed to include the Parent.

10.2Taxes
(a)All payments by an Obligor under the Finance Documents shall be made free and clear of and without deduction or withholding for or on account of any Tax or any other governmental or public payment imposed by the laws of any jurisdiction from which or through which such payment is made, unless a Tax Deduction or withholding is required by law.

(b)Any Obligor shall promptly upon becoming aware that it must make a Tax Deduction or withholding (or that there is any change in the rate or the basis of a Tax Deduction or withholding) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the relevant Obligor.

(c)If a Tax Deduction or withholding is required by law to be made by an Obligor:

(i)the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction or withholding) leaves an amount equal to the payment which would have been due if no Tax Deduction or withholding had been required (tax gross-up); and

(ii)the Obligor shall make that Tax Deduction or withholding within the time allowed and in the minimum amount required by law.

(d)Within thirty (30) days of making either a Tax Deduction or withholding or any payment required in connection with that Tax Deduction or withholding, the Borrowing Obligors shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction or withholding has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

10.3Tax indemnity
(a)The Borrowing Obligors shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)Paragraph (a) above shall not apply:

(i)with respect to any Tax assessed on a Finance Party:

(A)under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

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(B)under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)to the extent a loss, liability or cost is compensated for by an increased payment under Clause 6.6 (Minimum interest), Clause 10.2 (Taxes) or relates to a FATCA Deduction required to be made by a Party

(c)A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrowing Obligors.

(d)A Protected Party shall, on receiving a payment from an Obligor under this Clause 10.3, notify the Agent.

10.4Tax Credit
If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part or to that Tax Payment; and

(b)that Finance Party has effectively and definitively obtained, utilised and retained that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor. Nothing in this clause shall interfere with the corresponding Finance Party’s right to arrange its tax affairs in whatever manner it thinks fit.

10.5Stamp taxes
The Borrowing Obligors shall pay and, within three Business Days of demand, indemnify each Finance Party and Arranger against any cost, loss or liability that Finance Party or Arranger incurs in relation to all transfer tax, stamp duty, judicial duties, registration and other similar Taxes payable in respect of the formalisation, execution, performance or enforcement of any Finance Document.

10.6VAT
(a)All amounts set out, or expressed to be payable under a Finance Document shall be deemed to be exclusive of any VAT. If VAT is chargeable, the relevant Obligor shall pay to the Agent for the account of such Finance Party (in addition to the amount required pursuant to the Finance Documents) an amount equal to such VAT.

(b)Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part

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thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(c)Any relation to any supply made by a Finance Party to any other Party under a Finance Document, as requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

(d)Any reference in this Clause 10.6 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context requires otherwise) a reference to the person who is treated as that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or entity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or representative or head) of that group or entity at the relevant time (as the case may be)).
10.7FATCA Information
(a)Subject to paragraph (c) below, each Party shall, within ten (10) Business Days of a reasonable request by another Party:

(i)confirm to that other Party whether it is:

(A)a FATCA Exempt Party; or

(B)not a FATCA Exempt Party;

(ii)supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA.

(iii)supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)If a Party confirms to another Party pursuant to 10.7 (i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)any law or regulation;

(ii)any fiduciary duty; or

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(iii)any duty of confidentiality.

(d)If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or
(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

10.8FATCA Deduction
(a)Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Company and the Agent and the Agent shall notify the other Finance Parties.

10.9Other indemnities
The Borrowers shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(a)the occurrence of any Default;

(b)a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 17;

(c)funding, or making arrangements to fund, its participation in a Loan requested by a Borrowing Obligor (or the Parent on its behalf) in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone);

(d)any claim, action, civil penalty or fine against, any settlement, and any other kind of loss or liability, and all reasonable costs and expenses under any Finance Documents (including reasonable counsel fees and disbursements) incurred by the Agent or any Finance Party as a result of conduct of any Obligor or any of their partners, directors, officers or employees, that violates any Sanctions Laws; or

(e)a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower.

10.10Indemnity to the Agent
The Borrowers shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

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(a)investigating any event which it reasonably believes is a Default or Event of Default;

(b)acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(c)instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement.

11.ON DEMAND GUARANTEE AND INDEMNITY
11.1Guarantee and indemnity
Each Guarantor (excluding the Parent for all purposes of this clause 11) hereby irrevocably and unconditionally jointly and severally, but subject to any limitations set out in Clause
11.10 (Limitations) or any equivalent limitations set out in any Accession Agreement by which such Guarantor became party hereto;

(a)guarantees to each Finance Party (which, in turn, hereby accepts the Guarantee), as and for its own debt as principal obligor and not merely as a surety, punctual performance by each Obligor of all that Obligor’s obligations under the Finance Documents;

(b)undertakes with each Finance Party that whenever another Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)undertakes to indemnify each Finance Party it will, as an independent and primary obligation, on the Facility Agent’s first demand against any cost, loss, expense, damage or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

A statement in writing by the Agent setting out the amount due and payable hereunder is binding and conclusive evidence against the Guarantor as to the obligation to pay such amount subject to the maximum amount stated in paragraph (b) above.

11.2Continuing guarantee
This guarantee is a continuing guarantee and will extend to ultimate balance of sums payable by any Obligor or person under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part. Any Spanish Guarantor acknowledges that the amounts liquid, due and payable by the Borrowing Obligors to the Finance Parties under this Agreement shall, subject to the applicable legal reservations, constitute liquid, due and payable obligations of such Guarantor (deuda líquida, vencida y exigible).

11.3Number of claims
There is no limit on the number of claims that may be made by the Agent (on behalf of the Finance Parties) under this Agreement.

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11.4Reinstatement
If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

(a)the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(b)each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

11.5Waiver of defences
The obligations of each Guarantor under this Clause 11 will not be affected by any act, omission, matter or thing which would reduce, release or prejudice any of its obligations under this Clause 11 (without limitation and whether or not known to it or any Finance Party) including but not limited to:

(a)any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group, including for the avoidance of doubt increase of the Total Commitment in accordance with Clause 2.2;

(c)the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)any amendment (however fundamental) or replacement of a Finance Document or any other document or security, including for the avoidance of doubt the increase of the Total Commitment in accordance with Clause 2.2;

(f)any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)any insolvency or similar proceedings, including but not limited to, as set forth under Chapter V (About court-sanctioned restructuring plans –De la homologación de los planes de reestructuración–) of Title III (About the restructuring plans–De los planes de reestructuración–) of Book 2 (About pre-insolvency law –Del derecho preconcursal–) of the restated Spanish Insolvency Law (Texto refundido de la Ley Concursal), approved by Spanish Royal Legislative Decree 1/2020 of 5 May, as amended from time to time.

Without prejudice to the generality of the foregoing, for the purposes of article 399 of the Spanish Insolvency Law, the obligations of any Spanish Guarantor under this Agreement vis-à-

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vis each Finance Party shall be governed by the terms of this Agreement at any time so that any Spanish Guarantor’s obligations pursuant to this Clause 11 shall not be affected in any way by the settlement agreement that may be agreed in the insolvency proceedings of an Obligor other than the relevant Spanish Guarantor (nor shall they be deemed amended as a consequence of the approval of that settlement agreement) only when the relevant Finance Party has not approved or acceded to, that settlement agreement.

11.6Immediate recourse
Each Guarantor waives any right it may have of first requiring any Finance Party (or any agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 11. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

Each Guarantor incorporated under the laws of Spain acknowledges that the guarantee provided by it under this Clause 11 must be construed as a first demand guarantee (garantía a primera demanda) and not as a guarantee (fianza) and, therefore, the benefits of preference (excusión), order (orden) and division (división) shall not be applicable.

11.7Appropriations
Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party and (or any agent on its behalf) may:

(a)refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 11.

11.8Deferral of Guarantors’ rights
Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Facility Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by each of its obligations under the Finance Documents:

(a)to be indemnified by an Obligor and/or any Group Company;

(b)to claim any contribution from any other guarantor of any Obligor’s and/or Group Company’s obligations under the Finance Documents;

(c)to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party; and/or

(d)to make any objection to pay on first demand.

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11.9Additional security
This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

11.10Limitations
11.10.1The obligations of each Guarantor shall be limited to a maximum amount of EUR 1,500,000,000 with the addition of interest and costs. Sections 6-1 – 6-13 of the Norwegian financial agreements act of 18 December 2020 No. 146 (No. finansavtaleloven) (as amended or replaced from time to time) shall not apply to any Guarantor’s obligations hereunder.

11.10.2As required by Section 61 (2) of the Norwegian Financial Contracts Act 1999, the following information is given to each Guarantor:

(a)in addition to the guarantees created under this Clause 11, Clause 12.1 (Security Documents) to this Agreement contains a list of all pledges, mortgages, guarantees and other security created as at the date of and pursuant to this Agreement;

(b)as of the date of this Agreement, no Default Notice has been issued pursuant to this Agreement; and

(c)the guarantee created by each Guarantor hereunder is created in respect of obligations which have not been incurred prior to the creation of such guarantee.

11.10.3The obligations of each Guarantor shall furthermore be limited to such mandatory provisions of law applicable to such Guarantor limiting the legal capacity or ability of the relevant Guarantors to grant a guarantee hereunder, it being understood by each Guarantor that if a limitation no longer is applicable such limitation will no longer be applicable to the guarantee set out herein.

11.10.4If a payment by a Guarantor has been made in contravention of the limitations contained in Clause 11.10, the Finance Parties shall not be liable for any damages in relation thereto and the maximum amount repayable by the Finance Parties as a consequence of such contravention shall be the amount received from the Guarantor.

11.10.5Norwegian limitations
(a)The obligations of a Guarantor incorporated in Norway (each a “Norwegian Guarantor”) under the Guarantees will be limited by mandatory provisions of law applicable to the Norwegian Guarantor limiting the legal capacity or ability of the Norwegian Guarantor to provide a guarantee as provided for under this Clause 11 (including, but not limited to, the provisions of Sections 8-7 and 8-10, cf. 1-3, of the Norwegian Companies Acts of 1997.

(b)The limitations set out in paragraph (a) above shall apply mutatis mutandis to any Security provided by any Norwegian Guarantor under the Finance Documents and to any guarantee, undertaking, obligation, indemnity and payment, including but not limited to distributions, cash-sweeps, credits, loans and set-offs, pursuant to or permitted by the Finance Documents in relation to a Norwegian Guarantor;

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(c)If a payment or the honouring of any Security by a Norwegian Guarantor has been made in contravention of the limitations contained in this Clause 11, the Finance Parties shall not be liable for any damages in relation thereto, and the maximum amount repayable by the Finance Parties as a consequence of such contravention shall be the amount received from that Norwegian Guarantor; and

(d)If any limitation is no longer applicable as a mandatory provision under Norwegian law, such limitation will no longer apply to the Guarantee or Security provided by a Norwegian Guarantor.

11.10.6Austrian limitations
Nothing in this Agreement shall be construed to create any obligation of a Guarantor incorporated in Austria (an “Austrian Guarantor”) to act in violation of mandatory Austrian capital maintenance rules (Kapitalerhaltungsvorschriften), including, without limitation, § 82 et seq. of the Austrian Act on Limited Liability Companies (Gesetz über Gesellschaften mit beschränkter Haftung - GmbHG) and § 52 et seq. of the Austrian Act on Joint Stock Companies (Aktiengesetz – AktG) (the "Austrian Capital Maintenance Rules"), and all obligations of an Austrian Guarantor under this Clause 11 (On Demand Guarantee and Indemnity) and under any other provision in a Finance Document shall be limited in accordance with Austrian Capital Maintenance Rules.
If and to the extent the payment obligations of an Austrian Guarantor under this Clause 11 and/or under any other provision in a Finance Document would not be permitted under Austrian Capital Maintenance Rules, then such payment obligations shall be limited to the maximum amount permitted to be paid under Austrian Capital Maintenance Rules.

If and to the extent the assumption or enforcement of any such payment obligation or liability of an Austrian Guarantor under this Clause 11 and/or under any other provision in a Finance Document would expose any officer of an Austrian Guarantor to personal liability or criminal responsibility such obligation or liability shall be limited to the maximum amount then permissible under Austrian Capital Maintenance Rules.

No reduction of an amount enforceable hereunder pursuant to these limitations will prejudice the rights of the Finance Parties or the Agent acting for and on behalf of the Finance Parties to continue enforcing their or his rights under this guarantee (subject always to the limitations set out in this Clause 11) until full satisfaction of the Obligors’ obligations under the Finance Documents.

11.10.7Swiss Limitations
(a)If and to the extent that a Guarantor incorporated in Switzerland (a "Swiss Guarantor") becomes liable under the Finance Documents for obligations of its Affiliates other than its Subsidiaries and if complying with such obligations would be restricted under then applicable Swiss corporate law (the "Restricted Obligations"), the aggregate liability of the Swiss Guarantor for Restricted Obligations shall be limited to the amount of unrestricted equity capital surplus (including the unrestricted portion of general and statutory reserves, other free reserves, retained earnings and, to the extent permitted by then applicable law, current net profits) available for distribution as dividends to the shareholders of the Swiss Guarantor (the "Swiss Maximum Amount"), provided that this is a requirement under then applicable mandatory Swiss law and understood that such limitation shall not free the Swiss Guarantor from its obligations in excess of the

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Swiss Maximum Amount, but that it shall merely postpone the performance date of those obligations until such time or times as performance is again permitted.

(b)Immediately after having been requested to perform the Restricted Obligations under the Finance Documents, the Swiss Guarantor shall (i) perform any obligations which are not affected by the above limitations, and (ii) in respect of any balance, if and to the extent requested by the Facility Agent or required under then applicable Swiss law, provide the Facility Agent with an interim balance sheet audited by the statutory auditors of the Swiss Guarantor setting out the Swiss Maximum Amount, take any further corporate and other action as may be required by the Facility Agent (such as board and shareholders' approvals and the receipt of any confirmations from the Swiss Guarantor's statutory auditors) and other measures required to allow the Swiss Guarantor to make the payments agreed hereunder with a minimum of limitations and, immediately thereafter, pay up to the Swiss Maximum Amount to the Facility Agent.
(c)In relation to payments made hereunder in satisfaction of Restricted Obligations, the Swiss Guarantor shall:

(i)if and to the extent required by applicable law and subject to any applicable double tax treaties in force at the relevant time:

(A)deduct Swiss Withholding Tax at the rate of 35 per cent. (or such other rate as is in force at that time) from any such payment;

(B)pay any such deduction to the Swiss Federal Tax Administration; and

(C)notify and provide evidence to the Facility Agent that the Swiss Withholding Tax has been paid to the Swiss Federal Tax Administration;

(ii)as soon as possible after a deduction for Swiss Withholding Tax is made as required by applicable law:

(A)ensure that any person which is entitled to a full or partial refund of the Swiss Withholding Tax, is in a position to be so refunded; and

(B)in case it has received any refund of the Swiss Withholding Tax, pay such refund to the Agent promptly upon receipt thereof.

(d)For the avoidance of doubt, where a deduction for Swiss Withholding Tax is required pursuant to paragraph (c) above, the obligations of the Obligors under Clause 6.6 (Minimum interest), Clause 10.2 (Taxes), Clause 19.9 (Grossing-up) and Clause 10.3 (Tax indemnity) of this Agreement shall remain applicable, save to the extent and for as long as that would cause the Swiss Maximum Amount to be exceeded.

(e)If the enforcement of Restricted Obligations would be limited due to the effects referred to in this Clause 11.10.7, then the Swiss Guarantor shall (i) to the extent permitted by applicable law, revalue and/or realize any of its assets that are shown on its balance sheet with a book value that is significantly lower than the market value of such assets, and (ii) reduce its share capital to the minimum allowed under then applicable law.

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11.10.8German limitations
(a)To the extent that the guarantee and indemnity created under this Clause 11 (the "Guarantee") is granted by a German guarantor incorporated in Germany as a limited liability company (GmbH) (each a "German Guarantor") and the Guarantee of the German Guarantor guarantees amounts which are owed by direct or indirect shareholders of the German Guarantor or Subsidiaries of such shareholders (with the exception of Subsidiaries which are also Subsidiaries of the German Guarantor), the Guarantee of the German Guarantor shall be subject to the limitations set out in the following paragraphs of this Clause 11.10.8. In relation to any other amounts guaranteed, the Guarantee of the German Guarantor remains unlimited.
(b)Subject to paragraphs (d) to(n) below, the Agent shall not be entitled to enforce the Guarantee to the extent that the German Guarantor demonstrates before the enforcement that such enforcement has the effect of:

(i)reducing the German Guarantor's net assets (Nettovermögen within the German law meaning of that term) (the "Net Assets") to an amount less than its stated share capital (Stammkapital within the German law meaning of that term) (such reduction being a Begründung einer Unterbilanz within the German law meaning of that term); or

(ii)(if its Net Assets are already lower than its stated share capital) causing such amount to be further reduced (Vertiefung einer Unterbilanz within the German law meaning of that term),

(c)and thereby contravenes the obligatory preservation of its stated share capital according to §§ 30, 31 German GmbH-Act (GmbH-Gesetz) (the "GmbH-Act") ("Limitation on Enforcement" or "Limitation Event"). For the avoidance of doubt, to the extent the enforcement of the Guarantee will result in a fully valuable recourse claim (vollwertiger Rückgriffsanspruch) within the meaning of sentence 2 of paragraph
1 of § 30 GmbH-Act of the German Guarantor against a third party including a shareholder or another member of the Group, no Limitation on Enforcement applies and no Limitation Event occurs.

(d)The value of the Net Assets shall be determined in accordance with German GAAP consistently applied by the German Guarantor in preparing its unconsolidated balance sheets (Jahresabschluss according to § 42 GmbH-Act, §§ 242, 264 German Commercial Code (Handelsgesetzbuch – HGB)) in the previous years, save that:

(i)the amount of any increase of the stated share capital (Stammkapital) of the German Guarantor registered after the date of this Agreement without the prior written consent of the Majority Lenders shall be deducted from the relevant stated share capital;

(ii)indebtedness which is subordinated pursuant to § 39 subsection 1 no. 5 or subsection 2 German Insolvency Code (Insolvenzordnung) or owing to any Affiliate and which is subordinated by contract to any Indebtedness outstanding under this Agreement (including indebtedness in respect of guarantees for financial indebtedness which is so subordinated) shall be disregarded; and

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(iii)loans and other liabilities incurred in violation of the provisions of any Finance Document shall be disregarded.

(e)The Limitation on Enforcement shall only apply if and to the extent that the managing director(s) (Geschäftsführer) on behalf of the respective German Guarantor have confirmed in writing to the Agent within ten Business Days following the Agent's demand under the Guarantee (i) the amount of the German Guarantor's Net Assets and
(ii) to what extent the demanded payment would lead to the occurrence of a Limitation Event (the "Management Determination"), provided that until and including the earlier of (A) the date falling ten Business Days after the Agent's demand under the Guarantee and (B) the date of delivery of the Management Determination to the Agent, the right to enforce the Guarantee (whether in full or in part) shall be suspended.
(f)If the Agent disagrees with the Management Determination, the Agent (acting on behalf of the Finance Parties) shall nevertheless be entitled to enforce the Guarantee up to such amount, which is undisputed between itself and the relevant German Guarantor in accordance with the provisions of paragraph (e) above, provided that the Agent may only distribute any proceeds of such enforcement to any other Finance Party (in accordance with the relevant provisions of this Agreement) after receipt, and, subject to paragraph (l) below, on the basis of, the Auditor's Determination (as defined below). In relation to the amount which is disputed, the Agent and such German Guarantor shall instruct a firm of auditors of international standing and reputation to determine within 45 calendar days (or such longer period as has been agreed between the Company and the Agent) from the date the Agent has contested the Management Determination in writing to the relevant German Guarantor (i) the amount of the German Guarantor's Net Assets and (ii) to what extent the demanded payment would lead to the occurrence of a Limitation Event (the "Auditor's Determination"). If the Agent and the German Guarantor do not agree on the appointment of a joint auditor within five (5) Business Days from the date the Agent has disputed the Management Determination in writing to the relevant German Guarantor, the Agent shall be entitled to appoint auditors of international standing and reputation in its reasonable discretion. Without prejudice to paragraph (k) below, the amounts determined in the Auditor's Determination shall be (except for manifest error) binding on all Parties. The costs of the Auditor's Determination shall be borne by the Borrowers.
(g)If the amount which is enforceable under the Guarantee as determined by the Auditor's Determination (calculated as of the date the demand under the Guarantee was made and in accordance with paragraph (d) above) is lower than as determined by the Management Determination (the excess amount, the "Excess Amount"), but the Guarantee has been enforced on the basis of the amount determined by the Management Determination, then the Agent (acting on behalf of the Finance Parties) shall, within five (5) Business Days of receipt by the Agent of a written demand from the relevant German Guarantor
(i)repay the Excess Amount (if and to the extent the amounts enforced on the basis of the Management Determination have not been received by any other Finance Party), and

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(ii)if and to the extent the amounts enforced on the basis of the Management Determination have been received by any other Finance Party, notify that Finance Party of the Excess Amount and forthwith pass on any amounts actually returned to the Agent by the Finance Parties in respect of the Excess Amount, in each case provided a demand for repayment of the Excess Amount is made by the relevant German Guarantor to the Agent within one Month from the earlier of (i) the date of receipt by the Agent of the Auditor's Determination and (ii) the date falling 45 calendar days (or such longer period as has been agreed between the Borrowers and the Agent) from the date the Agent has contested the Management Determination in writing to the relevant German Guarantor (it being understood that any demand for repayment needs to specify the Excess Amount and can therefore only be made by the relevant German Guarantor once the Auditor's Determination is available). For the avoidance of doubt, each Finance Party shall only be liable to return such portion of the Excess Amount actually received (and, in the case of the Agent, not on-paid) by it and nothing set out in this paragraph (g) shall establish any joint and several liability of the Finance Parties in respect of any Excess Amount.
(h)If pursuant to the Auditor's Determination the amount payable under the Guarantee is higher than set out in the Management Determination the relevant German Guarantor shall pay the difference to the Finance Parties within five (5) Business Days after receipt of the Auditor's Determination.

(i)If the German Guarantor intends to demonstrate that the enforcement of the Guarantee would lead to the occurrence of a Limitation Event, then the German Guarantor shall, if the Agent so requests acting upon instruction of the Majority Lenders (each such request a "Realisation Request"), within two Months (or such longer period as the Agent may specify) following receipt by the German Guarantor of the Realisation Request, realise at arm's length terms to the extent necessary to satisfy the amounts demanded under this Guarantee any and all of its assets that:
(i)are shown in its balance sheet with a book value (Buchwert within the German law meaning of that term) which is significantly lower than their market value; and

(ii)are not operationally necessary to continue its existing business or are capable to be replaced by the German Guarantor by way of sale and lease-back, the purchase of services from third parties or otherwise, (the "Relevant Assets").

(j)The German Guarantor shall within one Month following the Agent's Realisation Request provide to the Agent a list of all Relevant Assets. If the German Guarantor has not realised the Relevant Assets within two Months following the Agent's Realisation Request (the "Realisation Period") but delivered a Management Determination to the Agent, and (A) has omitted to undertake reasonable endeavours to effect such realisation or (B) has not provided reasonably detailed evidence to the Agent that it has undertaken reasonable endeavours to effect such realisation, until the last day of the Realisation Period, the Agent may instruct the auditor instructed to prepare the Auditor's Determination to prepare within fifteen calendar days an Auditor's Determination (regardless whether an Auditor's Determination has already been provided), taking into account any not realised Relevant Assets at 70 per cent. of their

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market value. Without prejudice to paragraph (k) below, the amounts determined in that Auditor's Determination shall be (except for manifest error) binding for all Parties. The costs of that Auditor's Determination shall be borne by the Borrowers.

(k)The Limitation on Enforcement does not affect the right of the Finance Parties to claim again any outstanding amount at a later point in time if and to the extent that paragraph (b) would allow this at that later point.

(l)The Limitation on Enforcement does not apply in relation to amounts that correspond to funds that have been on-lent to the relevant German Guarantor or any of its Subsidiaries. The burden of demonstrating that no amounts have been on-lent is on the German Guarantor, provided that an up-to-date financial statement of the German Guarantor prepared in accordance with the principles applicable to its unconsolidated balance sheet (Jahresabschluss according to § 42 GmbH-Act, §§ 242, 264 German Commercial Code) and setting out in reasonable detail in its annex (Anhang) any such on-lending (including to its Subsidiaries) or confirming its non-existence, shall constitute prima facie evidence for this purpose.
(m)The Limitation on Enforcement does not apply to any amounts payable under the Guarantee by a German Guarantor during the existence of a domination and/or profit and loss transfer agreement with the relevant German Guarantor as controlled entity (in accordance with § 291 of the German Stock Corporation Act (Aktiengesetz) other than where the existence of such domination and/or profit and loss transfer agreement has not the effect as set out in sentence 2 of paragraph 1 of section 30 GmbH-Act.

(n)This Clause 11.10.8 shall apply mutatis mutandis, if the Guarantee is granted by a German Guarantor organised as a limited partnership (Kommanditgesellschaft, KG) or general partnership (offene Handelsgesellschaft, OHG) with a limited liability company incorporated under German law (Gesellschaft mit beschränkter Haftung, GmbH) as general partner (Komplementär bzw. unbeschränkt haftender Gesellschafter within the German law meaning of that term) (a "Relevant General Partner") of such Guarantor, in respect of such Relevant General Partner.

(o)The restrictions under this Clause 11.10.8 shall not apply if, at the time of enforcement of the Guarantee, as a result of a change in the laws or German supreme court jurisprudence (höchstrichterliche Rechtsprechung), the granting or enforcement of the Guarantee can no longer result in a personal liability of the German Guarantor's or, as applicable, the Relevant General Partner's managing directors with a view to the obligatory preservation of its stated share capital according to §§ 30, 31 German GmbH-Act or any substitute provision.

11.10.9Spanish limitations
(a)Notwithstanding anything set out to the contrary in this Agreement or any other Finance Document, the obligations and liabilities of any Guarantor incorporated in Spain under this Agreement or any other Finance Document to which it is a party shall be deemed to have been given only to the extent such guarantee does not violate articles 143 or 150 of the Spanish Capital Companies Act (Ley de Sociedades de Capital, aprobada por medio del Real Decreto Legislativo 1/2010, de 2 de julio), governing, inter alia, unlawful financial assistance, and the liability of each such Guarantor only applies to the extent permitted by such provisions.

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(b)The limitation set out in paragraph (a) above shall apply mutatis mutandis to any security created by any Obligors incorporated in Spain under the Security Documents and to any guarantee, undertaking, obligation, indemnity and payment, including (but not limited to) distributions, cash sweeps, credits, loans and set-offs, pursuant to or permitted by the Finance Documents and made by each such Obligor.

11.10.10Polish Limitations
(a)The liability of the Polish Borrower under the Finance Documents shall at all times be limited to the amounts owed by it in its capacity as borrower under this Agreement, and the Polish Borrower’s liability shall not extend to the obligations of any other Obligor.

(b)The limitations in liability for the Polish Borrower as set out in (a) above shall apply irrespective of any joint or several liabilities that may be established in other parts of the agreement or under applicable law.

(c)The limitations in liability for the Polish Borrower shall not reduce, impair or limit in any way the obligations of any other Obligor.

(d)The guarantee and the liability of any Guarantor incorporated in Poland under this guarantee shall:

(i)in the case of a Guarantor incorporated in Poland being a limited liability company, be limited in such way that such Guarantor shall not be obliged to effect any payment under this guarantee in the event and to the extent that they result in reduction of its assets necessary to fully cover its share capital in breach of Article 189 § 2 of the Polish Commercial Companies Code;

(ii)in the case of a Guarantor incorporated in Poland being a joint stock company, or a subsidiary of a joint stock company, not extend to any part of the Facility which provide direct, or indirect, financing (within the meaning of Article 345 § 1 of the Polish Commercial Companies Code) in respect of the acquisition of shares issued by such joint stock company incorporated in Poland to the extent the requirements under Article 345 of the Polish Commercial Companies Code has not been satisfied; for the avoidance of doubt, the foregoing means that the guarantee to such extent shall be limited and deemed not to be given by such Guarantor.
(e)Notwithstanding anything to the contrary contained in this Agreement or in any of the other Finance Documents, the obligations of each Guarantor incorporated in Poland are limited to the extent that they do not result in its insolvency in the meaning of Article 11 § 2 of the Polish Bankruptcy Law or insolvency under any relevant regulation (the “New Bankruptcy Law”) that will replace or amend the Polish Bankruptcy Law and which will specify that entity is insolvent when the value of its liabilities (all or some of them) exceeds the value of its assets (regardless of whether such situation will result in immediate insolvency or lapse of time will be required). The limitation in this subparagraph will not apply if one or more of the following circumstances occur:
(i)an Event of Default is declared, occurs and is outstanding, irrespective of whether it occurs before or after the Guarantor incorporated in Poland

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concerned becomes insolvent within the meaning of Article 11 section 2 of the Polish Bankruptcy Law or similar provisions of the New Bankruptcy Law; and/or

(ii)the liabilities of the Guarantor incorporated in Poland (except those under the Finance Documents) result in its insolvency within the meaning of Article 11 section 2 of the Polish Bankruptcy Law or similar provisions of the New Bankruptcy Law.

11.10.11Swedish Limitations
(a)The obligations of any Guarantor incorporated in Sweden (each a “Swedish Guarantor”) in respect of obligations under any Finance Documents owed by a Group Company which is not a wholly-owned Subsidiary of such Swedish Guarantor shall be limited if (and only if) and to the extent required by an application of the provisions of the Swedish Companies Act (aktiebolagslagen (2005:551)) regulating distribution of assets (including profits and dividends and any other form of transfer of value (värdeöverföring).

(b)It is agreed that the liability of such Swedish Guarantor under any Finance Document in respect of such obligations only applies to the extent permitted by the above mentioned provisions of the Swedish Companies Act.

11.10.12Italian Limitations
(a)Notwithstanding anything to the contrary contained herein or the other Finance Documents, the liabilities of any Guarantor incorporated in Italy (each, an “Italian Guarantor”) under the Finance Documents shall not exceed, at any time, the lower of:

(i)any debt exposure under all inter-company loans (including Intra-Group Loans) or other Financial Support in any form (including without limitation equity or quasi-equity contributions or subscriptions) advanced (or granted) to an Italian Guarantor by a Borrower or any other member of the group of any Borrower and the Italian Guarantor, provided that, where such debt exposure has arisen under cash pooling arrangements, such exposure shall be calculated net of the amounts which have been lent by the Italian Guarantor to the cash pooler in the relevant period; and
(ii)an amount equal to ninety percent (90%) of the net worth (“Patrimonio Netto” as defined in section 2424 of the Italian Civil Code) of that Italian Guarantor resulting from time to time from its latest annual financial statements duly approved by its shareholders or quotaholders (as appropriate) or, if earlier, from any interim financial statement (“situazione patrimoniale”) approved by its board of directors or sole director, as the case may be (or the lower amount which, if applied in reduction of the net worth (“Patrimonio Netto”) as defined above, results in said amount being lower than the minimum amount required by the applicable Italian corporate laws.
(b)For the purposes of article 1938 of the Italian Civil Code, in any event and without prejudice to paragraph (a) above, the maximum amount that an Italian Guarantor may be required to pay in respect of its obligations as Italian Guarantor under the Finance Documents shall not exceed Euro 1,500,000,000.

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(c)Guarantor shall not pay any amount, which exceeds the maximum rate permitted by Italian law 7 March, 1996 No. 108 (“Disposizioni in materia di usura”) as amended and/or implemented from time to time, and related implementing regulations, it being understood that in such a case the amount to be paid by an Italian Guarantor for interest (including default interest) payable by a Borrower or any of the Italian Guarantors under the Finance Documents along with any fee or cost or other payments shall be equal, for the shortest possible period, to that amount calculated at the maximum rate permitted to be payable under the above mentioned law provisions and related implementing regulations.
(d)For the avoidance of doubt, any payment made by an Italian Guarantor under the Finance Documents shall automatically reduce pro tanto the amount payable by that Italian Guarantor (or recoverable by each Finance Party) under any other security granted by an Italian Guarantor in respect of the secured obligations under the Finance Documents.

12.SECURITY
12.1Security Documents
The Secured Obligations shall be secured by the interests and rights granted to the Finance Parties under the Security Documents. Such security shall rank with first priority and consist of:

(a)the Share Pledges;

(b)the Assignment of Intra-Group Loans;

(c)the Pledge over Italian Securitization Notes;

(d)the Pledge of Shareholder Loans; and

(e)the Polish Security,

(collectively the “Transaction Security”)

12.2Hedging Agreements
All obligations and liabilities of any Group Company to any Lender under or in connection with any Hedging Agreement or the Overdraft Facility shall be treated, for all purposes (other than Clauses 19.8 (Partial payments) and 17.1 (Redistribution)), as obligations and liabilities incurred under this Agreement and, for the avoidance of doubt, a Group Company’s obligations and liabilities under any Hedging Agreement or the Overdraft Facility shall be considered as Secured Obligations and liabilities under the Security Documents and for such purposes any reference in any Security Document to a Lender shall be deemed to include that Lender as a party to the relevant Hedging Agreements.
12.3Additional Guarantor
12.3.1Any company which is or becomes a Portfolio Owner or a Collection Company shall become an additional Guarantor and shall as soon as reasonably practicable execute and deliver an Accession Agreement to the Facility Agent together with all the documents referred to in the schedule to that Accession Agreement, each in form and substance reasonably satisfactory to the Facility Agent.

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12.3.2Each Finance Party hereby irrevocably authorises the Facility Agent to execute on its behalf Accession Agreements delivered to the Facility Agent by a Group Company in accordance with the terms of this Clause 12.3.

12.4Additional Security
The Borrowers shall procure that a company which is or becomes a Portfolio Owner or a Collection Company (subject to as set out in (b) below) or becomes a Portfolio Owner or a Collection Company shall as soon as reasonably practicable grant the relevant Transaction Security and the Borrowers shall procure that the relevant Transaction Security is granted and perfected over the shares of that Portfolio Owner or Collection Company, as security for the Secured Obligations.

12.5Preservation of security and guarantees
The Borrowers shall procure that the Transaction Security and Guarantees contemplated under this Agreement remain in full force and effect with the contemplated priority and ranking and that the Transaction Security covers the assets contemplated under this Agreement. The Borrowers undertake to execute or procure the execution of such further documents and take such further steps as may be necessary or reasonably requested by the Agent to ensure that the Transaction Security and Guarantees remain valid and enforceable to the satisfaction of the Lenders on the terms contemplated under this Agreement and that the Security Documents are in form and substance satisfactory to the Lenders.
12.6Special provision on Spanish enforcement procedures
12.6.1Accounts of the Security Agent and of the Lenders
For the purposes of enforcing or foreclosing, pursuant to Spanish law, this Agreement (including any Guarantee provided by any Guarantor incorporated in Spain pursuant to Clause 11 or under the Security Documents), the Security Agent, in its capacity as such (and on behalf of the Lenders), shall open and maintain a special credit facility account in its books on behalf of the Obligors, from which all interest, fees, expenses, default interest, additional costs and any other amounts that the Obligors owe to the Lenders under the Finance Documents will be debited and into which all amounts received by or on account of the Lenders from the Obligors under the Finance Documents will be credited, so that the balance of the credit account represents the amount owed from time to time by the Obligors to the Lenders.
In addition to the account referred to in the preceding Clause, each Lender shall open and maintain a special account in its records equivalent to that described above, into which the interest, fees, expenses, default interest, additional costs and any other amounts that the Obligors owe to the Lender hereunder will be debited and into which all amounts received by the Lender from the Obligors under the Finance Documents shall be credited, so that the sum of the balance of the credit account represents the amount owed from time to time by the Obligors to the Lender. In the event of assignment as provided in Clause 23, the assignor will totally or partially cancel the referenced accounts, with corresponding accounts to be opened by the assignee.
Any failure to keep the records referred to in the two preceding Clauses or any error in doing so will not, however, limit or otherwise affect the obligation of the Lenders to pay any amount owed pursuant to the Finance Documents.

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12.6.2Determination of outstanding balance
In the event of any discrepancy between the accounts and records maintained by any Lender and the accounts and records of the Security Agent corresponding to such matters, the Security Agent’s accounts and records will take precedence in the absence of manifest error.

12.6.3If any of the events of termination by maturity or acceleration of the Facility occurs, the Security Agent or, if applicable, a Lender who brings the action separately, will settle the accounts referred to in Clause 12.6.1 (Accounts of the Security Agent and of the Lenders). For the purposes of enforcement in judicial or extrajudicial proceedings, it is expressly agreed that the balance of the accounts referred to in Clause 12.5.1 (Accounts of the Security Agent and of the Lenders) resulting from the certification for that purpose issued by the Security Agent or, if applicable, the Lender who brings the action separately will be deemed a liquid, due and payable amount enforceable against the Borrowing Obligors and any Guarantor incorporated in Spain, provided that it is evidenced in a notarial document that the settlement was made in the form agreed by the parties in the enforceable instrument (título ejecutivo) and that the outstanding balance is equivalent to that recording in the corresponding account of the Borrowing Obligors opened in connection with the Facility.
12.6.4The Security Agent or, if applicable, the relevant Lender, shall give advance notice to the Borrowers of the amount due as a result of the settlement.

12.6.5In the event that the Lenders or, if applicable, the Lender who brings the action separately, decide to commence the ordinary enforcement proceedings contemplated under articles 517 et seq. of the Spanish Civil Procedure Act (Ley 1/2000, de 7 de enero, de Enjuiciamiento Civil), the Parties expressly agree for the purposes of articles 571 et seq. of the Spanish Civil Procedure Act that the settlement to determine the enforceable due debt (deuda ejecutivamente reclamable) will be carried out by the Security Agent or, if applicable, by the Lender who brings the action separately. Therefore, the following will be sufficient for the commencement of summary proceedings:

(a)an executory copy (copia autorizada de la escritura matriz con carácter ejecutivo) of the notarial instrument raising this Agreement to the status of a public deed;

(b)a certificate, issued by the Security Agent or, if applicable, by the Lender who brings the action separately, of the debt for which the Borrowing Obligors are liable, which shall include an extract of the debit and credit entries and the entries corresponding to the application of interest that determine the specific balance for which enforcement is requested;

(c)the document evidencing (documento fehaciente) that the settlement of the debt has been carried out in the form agreed in this Agreement; and

(d)a certified document evidencing the service of prior notice to the Borrowing Obligors of the amount due as a result of the settlement.

12.6.6All taxes, expenses and duties that accrue or incurred by reason of the notarial instruments referred to in the preceding Clause will be satisfied by the Borrowing Obligors.

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13.REPRESENTATIONS AND WARRANTIES
13.1Representations and warranties
Each Obligor (including the Parent but only where specified) makes the representations and warranties set out in this Clause 13 to each Finance Party, in respect of itself.

13.1.1Status
Each Group Company and Obligor (including the Parent), except for the Polish Securitzation Fund, is a limited liability company duly incorporated with perpetual corporate existence under the laws of the jurisdiction of its incorporation, and it possesses the capacity to sue and be sued in its own name and has the power to carry on its business and to own its property and other assets.

13.1.2Powers and authority
Each Group Company and Obligor (including the Parent), where applicable, has the power to execute, deliver and perform its obligations under the Finance Documents and to carry out the transactions contemplated by those documents and all necessary corporate, board, management body, shareholder and other action has been or will be taken to authorise the execution, delivery and performance of the same.

13.1.3Binding obligations
Subject to the Reservations, the obligations of each Group Company and Obligor (including the Parent) under the Finance Documents constitute its legal, valid, binding and enforceable obligations.

13.1.4Contraventions
The execution, delivery and performance by each Group Company and Obligor (including the Parent) of the Finance Documents do not:

(a)contravene any applicable law, regulation or any order of any governmental or other official authority, body or agency or any judgement, order or decree of any court having jurisdiction over it, including Sanctions;

(b)conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement, arrangement or other instrument to which it is a party or any licence or other authorisation to which it is subject or by which it or any of its property is bound, which is likely to have a Material Adverse Effect; or

(c)contravene or conflict with the provisions of its articles of association, registration certificate or other constitutional documents.

13.1.5Insolvency
(a)No Group Company or Obligor (i) is unable to pay its debts as they fall due or has admitted in writing its inability to pay its debt as they fall due or has become insolvent or, with respect to any Obligor or Group Company incorporated in Germany, is overindebted within the meaning of section 19 of the German Insolvency Code (Insolvenzordnung) (ii) has suspended making payments on any of its debts as they fall due or, by reason of actual or anticipated financial difficulties, has commenced negotiations with one or more of its creditors with view to rescheduling any of its indebtedness; (iii) has taken any action (by petition, application, answer, consent or

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otherwise), (iv) otherwise has taken any action nor have any steps been taken or legal proceedings been started or, to the best of any Obligor’s knowledge and belief, threatened against it for winding up, liquidation, bankruptcy, dissolution (including liquidación, disolución, concurso de acreedores or any similar situation under the Spanish corporate, commercial and civil law regulation) or re organisation (other than a solvent re-organisation), or similar executor or judicial proceeding, or has submitted to the relevant court a notice as set forth under article 583 et seq. of the restated Spanish Insolvency Law (Ley Concursal), approved by Royal Legislative Decree 1/2020 of 5 May, as amended from time to time, (v) any such action has been instituted against such member of the Group or Obligor and remains undismissed, undischarged or unstayed,(vi) has taken any corporate or similar action for the purpose of effecting any of the foregoing and (vii) the enforcement of any Encumbrance over its assets or for the appointment of a receiver, administrative receiver, administrator, trustee or similar officer of it or of any of its assets.
(b)The US Obligors and the other Obligors are Solvent on a consolidated basis.

13.1.6No default
No Group Company or Obligor (including the Parent) is (nor would be with any of the giving of notice, the lapse of time, the determination of materiality, or the satisfaction of any other condition), in breach of or in default under any agreement or arrangement to which it is a party or which is binding on it or any of its assets in a manner or to an extent which is likely to have a Material Adverse Effect.

13.1.7Litigation
No action, litigation, arbitration or administrative proceeding has been commenced or is pending or, as far as each Obligor (including the Parent) is aware, threatened against any Group Company or Obligor (including the Parent) which, if decided adversely, is likely to have a Material Adverse Effect, nor is there subsisting any unsatisfied judgement or award given against any of them by any court, arbitrator or other body.

13.1.8Accounts and projections
Each of the Accounts prepared of each Group Company and Obligor (including the Parent) required to be delivered under Clause 14.1.1 (Financial Statements) is prepared in accordance with the Accounting Principles and gives, to the best knowledge and belief of each Obligor (including the Parent), a true and fair view of the financial position of the relevant company as at the date to which they were prepared and for the Financial Year of that company then ended and there are no material adverse change in the consolidated financial condition of the Obligors (including the Parent) since the date of the latest published financial statements.

13.1.9Encumbrances
No Encumbrance other than a Permitted Encumbrance exists over all or any part of the assets of any Group Company.

13.1.10No Encumbrances created
The execution of the Finance Documents by the Obligors (including the Parent) and the exercise of each of their respective rights and the performance of each of their respective obligations under the Finance Documents will not result in the creation of, or any obligation

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to create, any Encumbrance over or in respect of any of their assets (other than pursuant to the Finance Documents).

13.1.11Indebtedness
No Group Company has any outstanding Indebtedness (save for any Permitted Indebtedness).

13.1.12Authorisations
Other than the registration of and/or giving of notice in accordance with the Security Documents, all authorisations, approvals, licences, consents, filings, registrations, payment of duties or taxes and notarisations required:

(a)for the conduct of the business, trade and ordinary activities of each Group Company and Obligor (including the Parent), except to the extent that failure to make, pay or obtain the same would not have a Material Adverse Effect;

(b)for the performance and discharge of the obligations of each Group Company and Obligor (including the Parent) under the Finance Documents to which it is a party; and

(c)in connection with the execution, delivery, validity, enforceability or admissibility in evidence of the Finance Documents,

are in full force and effect.

13.1.13Stamp duties
Other than the registration of the Security Documents, no stamp or registration duty or similar taxes or charges are payable in any relevant jurisdiction in respect of any Finance Document, except where the Finance Documents are (i) voluntarily presented to the registration formalities or (ii) appended to a document that requires mandatory registration, a registration duty (droit d’enregistrement) will be due, the amount of which will depend on the nature of the document to registered and except for any notarial fees payable in connection with the notarisation of any Share Pledge with respect to the shares in a limited liability company incorporated under German law (Gesellschaft mit beschränkter Haftung).
13.1.14Financial year
The financial year of each Group Company is the calendar year.

13.1.15Corporate structure
On the date of the Agreement:

(a)The details of Borrowers and its Subsidiaries, the Polish Borrower and the Parent set out in Schedule 8 (Group Structure) are accurate and complete in all respects.

(b)Save as specified in Schedule 8, no person has any interest in (including but not limited to any right of pre-emption, option to acquire or the equivalent) the shares of any Group Company other than over the shares in the Borrowers.

(c)No Group Company has any interest in any person in respect of which the liability of that Group Company in respect of the obligations of that person is unlimited.

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(d)Each of the Group Companies (other than the Borrowers) set out in Schedule 8 is, unless otherwise expressly stated in Schedule 8, owned to 100 per cent (votes and capital).

13.1.16Intellectual Property Rights
(a)The Group Companies own or have the legal right to use all of the Intellectual Property Rights which are material to the conduct of the business of any Group Company or are required by any Group Company in order for it to carry on its business.

(b)The Parent owns or have the legal right to use all of the Intellectual Property Rights which are material to the conduct of its business or are required for it to carry on its business.

(c)The operations of each Group Company and the Parent do not infringe, or are not likely to infringe, any Intellectual Property rights held by any third party, which infringement if ruled against the company is likely to have a Material Adverse Effect.

(d)No claim has been made in writing by any third party which alleges any infringing act or process which would fall within paragraph (c) above or which otherwise disputes the right of any Group Company, Parent, Obligor or the Subsidiary of any Obligor to use any Intellectual Property Rights relating to that company’s business which if ruled against the company is likely to have a Material Adverse Effect and no Group Company or any Obligor (including the Parent) is aware of any circumstances (including any act or omission to act) which could reasonably be expected to give rise to such a claim.

(e)There exists no actual or threatened, as far as each Obligor (including the Parent) is aware, infringement by any third party of any Intellectual Property Rights relating to the business of any Group Company, Parent, Obligor or the Subsidiary of any Obligor or any event likely to constitute such an infringement, which infringement if ruled against the company is likely to have a Material Adverse Effect.

(f)All Intellectual Property Rights owned by a Group Company, Parent, Obligor or the Subsidiary of any Obligor are subsisting and no act has been done or omitted to be done and no event has occurred or, is likely to occur which has or could reasonably be expected to render any Intellectual Property Rights subject to revocation, compulsory licence, cancellation or amendment, which event is likely to have a Material Adverse Effect.

13.1.17Ownership of Assets
Save to the extent provided for in this Agreement or disposed of without breaching the terms of any of the Finance Documents, each Group Company has good title to or valid leases or licences of or is otherwise entitled to use and permit other Group Companies to use all assets necessary to conduct its business in all material ways. All Existing Loan Portfolios and Approved Loan Portfolios are wholly owned by a Portfolio Owner, save only as set out in Clause 14.2.15 (Ownership of Loan Portfolio).

13.1.18Security Documents
(a)Subject to the Reservations, the Security Documents create the Encumbrance they purport to create with the priority stated therein and are not liable to be avoided or

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otherwise set aside on the liquidation, administration, bankruptcy or equivalent of the Group Company or the Parent party to them.

(b)Each Group Company is the owner of the assets of each member of the Group which it pledges or purports to pledge pursuant to any of the Security Documents. The Parent is the owner of the assets which it pledges or purports to pledge pursuant to any of the Security Documents. Each Security Provider is the owner of the assets which it pledges or purports to pledge pursuant to any of the Security Documents. The assets pledged (or purported to be pledged) pursuant to the Security Documents are all fully paid (as applicable), are pledged by way of first ranking pledge if not otherwise expressly stated in this Agreement and are not subject to any option to purchase, pre- emption rights, right of first refusal or similar rights and, represent all of the issued share capital of the relevant company.
13.1.19Deduction of Tax and no filing or Stamp taxes
(a)It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document to a Lender.

(b)Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents, except that in the case of court proceedings in a Luxembourg court or the presentation of the Finance Documents – either directly or by way of reference – to an autorité constituée, such court or autorité constituée may require registration of all or part of the Finance Documents with the Administration de l'Enregistrement et des Domaines in Luxembourg, which may result in registration duties, at a fixed rate or an ad valorem rate which depends on the nature of the registered document, becoming due and payable.
13.1.20Pari passu ranking
Its (including the Parent) payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

13.1.21No Residency
No Finance Party will be deemed resident, domiciled or carrying on business in any jurisdiction by reason only of the execution, performance and/or enforcement of any Finance Document.

13.1.22No material adverse change
There has been no change in the financial condition, operations, assets, business, properties or prospects of the Group, Parent, Obligor or the Subsidiary of any Obligor since the date of the most recent annual Accounts of the Group, which has, or is reasonably likely to have, a Material Adverse Effect.

13.1.23Compliance with Swiss Twenty Non-Bank Rule
(a)Each Swiss Obligor is in compliance with the Swiss Twenty Non-Bank Rule.

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(b)For the purposes of paragraph (a) above, each Swiss Obligor shall assume that the aggregate number of Lenders which are Swiss Non-Qualifying Banks is 10 (ten).

13.1.24Sanctions
(a)Each member of the Group, Parent, each Obligor and each Subsidiary of any Obligor, their respective joint ventures, and their respective directors, officers, employees, and, to the best of the Obligors’ knowledge, having made due enquiries, agents or representatives has been and is in compliance with Sanctions Laws;

(b)No member of the Group, Parent, Obligor or any Subsidiary of any Obligor, their respective joint ventures, and their respective directors, manager, officers, employees, and, to the best of the Obligors’ knowledge, having made due enquiries, agents, Affiliates or representatives:

(i)is a Restricted Party, or is involved in any transaction through which it is likely to become a Restricted Party; or

(ii)is subject to or involved in any inquiry, claim, action, suit, proceeding or investigation against it with respect to Sanctions Laws by any Sanctions Authority.

13.1.25Taxation
(a)It (including the Parent for the purpose of this clause 13.1.25) is not (and in the case of any Group Company none of its Subsidiaries is) materially overdue in the filing of any Tax returns and it is not (and in the case of any Group Company none of its Subsidiaries is) overdue in the payment of any amount in respect of Tax.

(b)No claims or investigations are being, or are reasonably likely to be, made or conducted against it (or in the case of any Group Company any of its Subsidiaries) with respect to Taxes, involving a potential claim or liability in an amount exceeding, on an aggregated basis, (i) EUR 5,000,000 in respect of any Group Company, or (ii) EUR 25,000,000 in respect of the Parent (or, in each case, its equivalent in any other currency or currencies), other than where such potential liability has been properly accounted for in the Accounts.

(c)it (excluding the Swiss Branch and any branches of AK Nordic) is resident for Tax purposes only in its Original Jurisdiction and does not act through a permanent establishment in a jurisdiction or country different from the Original Jurisdiction.

13.1.26Anti-corruption law
Each member of the Group, Parent, each Obligor and each Subsidiary of any Obligor has conducted its businesses in compliance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

13.1.27Centre of main interest
The "centre of main interests" (as that term is used in the Insolvency Regulation) of the Borrower is in Luxembourg, and the Borrower (other than the Swiss Branch) has not any "establishment" (as that term is used in the Insolvency Regulation) outside Luxembourg. All

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the legal requirements of the Luxembourg Domiciliation Law have been complied with by the Borrower.

13.1.28Investment Company Act
No Group Company, Obligor or the Parent, is an “investment company”, or is “controlled” by an “investment company”, within the meaning of the US Investment Company Act of 1940, as amended. Neither the making of any Utilisation nor the application of the proceeds or repayment thereof by any Obligor (including the Parent), nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the US Securities and Exchange Commission thereunder.

13.1.29ERISA Compliance.

(a)There are no pending or, to the knowledge of the Obligors (which shall include Parent for the purposes of this clause 13.1.29), threatened claims, actions or lawsuits, or action by any applicable governmental authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(b)(i) no ERISA Event has occurred and neither the Parent nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan; (ii) the Parent and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained;
(iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is sixty percent (60%) or higher, other than for any Pension Plan with respect to which the failure to attain such percentage would not reasonably be expected to result in a Material Adverse Effect; (iv) neither the Parent nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums and there are no premium payments which have become due that are unpaid; (v) neither the Parent nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan or Multiemployer Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PGBC to institute proceedings under Title IV of ERISA to terminate any such Pension Plan or Multiemployer Plan in any case, other than the occurrence of any event or condition described in this Section 6.12(b) that has not resulted or could not reasonably be expected to result in a Material Adverse Effect.
(c)Except as would not reasonably be expected to result in a Material Adverse Effect, (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other applicable national, federal or state laws; (ii) each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favourable determination, opinion or advisory letter from the United States of America Internal Revenue Service to the effect that the form of such Pension Plan is qualified under Section 401(a) of the Code (or an application for such a letter has been sent to be

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processed by the United States of America Internal Revenue Service) and to the knowledge of the Obligors, nothing has occurred that would prevent, or cause the loss of, such tax-qualified status.

(d)The Borrowing Obligors represent and warrant as of the Closing Date that the Borrowing Obligors are not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans as collateral or to satisfy the Borrowing Obligors’ obligations under the Loans or the Commitments.

13.1.30Repetition
The representations and warranties set out in Clause 13.1 (Representations and warranties) shall survive the execution of this Agreement and each of the said representations and warranties (other than the representations and warranties set out in Clauses 13.1.9 (Encumbrances) 13.1.10, (No Encumbrances created), 13.1.11 (Indebtedness), 13.1.25 (Taxation), 13.1.14 (Financial Year) and 13.1.15 (Corporate structure)) shall be repeated (the “Repeating Representations”) on each Interest Date, each Drawdown Date as if made with reference to the facts existing at the time of repetition.

14.UNDERTAKINGS
14.1Information undertakings
The undertakings in this Clause 14.1 remain in force during the Security Period unless otherwise agreed by the Facility Agent (acting on the instructions of the Majority Lenders).

14.1.1Financial Statements
The Borrowers shall supply to the Facility Agent:

(a)as soon as the same become available and in any event within one hundred and eighty
(180) days from the end of each Financial Year the audited annual financial statements and audit report for the Parent (on a consolidated basis) for that Financial Year.

(b)as soon as the same become available and in any event within sixty (60) days after the end of each Financial Quarter, the unaudited quarterly financial statements of the Borrowers and the Parent (on a consolidated basis) for that Financial Quarter, where such accounts for the Borrowers and the Parent are to be prepared by the agreed GAAP-procedure.

(c)following a breach of the 95% ERC requirement as set out in Clause 14.4.3 (Collection) the Borrowers shall deliver monthly calculations of the ERC requirement.

Documents required to be delivered pursuant to this clause 14.1.1 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which PRA Group, Inc. posts such documents, or provides a link thereto on PRA Group, Inc.’s website on the Internet at the website address https://ir.pragroup.com/ ; or (ii) on which such documents are posted on PRA Group, Inc.’s behalf on an Internet or intranet website, if any, to which each Lender and the Facility Agent have access (whether a commercial, third-party website or whether sponsored by the Facility Agent); provided, that: if notifications are no longer provided by the SEC’s website, PRA Group, Inc. shall notify the Facility Agent (by facsimile or

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electronic mail) of the posting of any such documents and provide to the Facility Agent by electronic mail electronic versions (i.e., soft copies) of such documents.

14.1.2Information: miscellaneous
(a)The Borrowers shall, as soon as possible following the Facility Agent’s request (issued by the Facility Agent at the request by any of the Lenders), provide to the Facility Agent such other information, estimates, forecasts or projections in relation to the Parent and any member of the Group and any of their respective businesses, assets, financial condition, ownership or prospects, including (in relation to the Group) ERC and Book Value calculations, in each case as the Facility Agent may reasonably require, provided that such information, estimates, forecasts or projections shall be used solely for the purpose of the Finance Documents and shall be held in confidence by the Facility Agent and each Lender to which it is disclosed.
(b)The Obligors shall promptly upon becoming aware of them provide to the Facility Agent such other information of details of any inquiry, claim, action, suit, proceeding or investigation pursuant to Sanctions Laws by any Sanctions Authority against it, any of its direct or indirect owners, Subsidiaries, the Parent or any other member of Group, any of their joint ventures or any of their respective directors, officers, employees, agents or representatives, as well as information on what steps are being taken with regards to answer or oppose such.

(c)The Obligors shall promptly upon becoming aware that it, any of its direct or indirect owners, Subsidiaries or other members of the Group, any of their joint ventures or any of their respective directors, officers, employees, agents or representatives has become or is likely to become a Restricted Party.

14.1.3Repurchases of Loan Portfolios
(a)The Borrowers shall promptly inform the Agent of any exercise of any repurchase right and provide reasonably detailed information concerning the background for such repurchases (in relation to (i) below, for the aggregate provide, in reasonable detail, an overview of all repurchases), in relation to any Loan Portfolio where:

(i)The repurchase would lead to the aggregate amount of repurchases for the previous 12 month period exceeding EUR 5,000,000; or

(ii)The repurchase is initiated on the basis of a breach or alleged breach of law or regulation by a Borrower or any of its Subsidiaries.

(b)The Borrowers shall in connection with the delivery of each Compliance Certificate report the aggregate amount of repurchases of Loan Portfolios during the relevant reporting period.

14.1.4Compliance certificates
(a)The Borrowers shall provide to the Facility Agent within sixty (60) days of each Quarter Date (i) a certificate substantially in the form set out in Schedule 10 (Form of Compliance Certificate) (the “Group Compliance Certificate”) executed by the chairman of the Board or the chief executive officer, the de facto chief financial officer, vice president finance of the Group or global treasurer (in respect of financial undertakings measured on the Group), and (ii) a certificate substantially in the form

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set out in Schedule 11 (Form of Compliance Certificate – Parent Covenants) (the “Parent Compliance Certificate”, together with the Group Compliance Certificate referred to as the “Compliance Certificates”) executed by the chairman of the Board or the chief executive officer, the de facto chief financial officer, vice president finance or global treasurer of the Parent (in respect of financial undertakings measured on the Parent), in each case certifying that on such Quarter Date all the undertakings on the part of Borrowers and all undertakings relating to the Parent (as applicable) under this Agreement are for the time being complied with and including the calculations relating to the financial undertakings set out in Clause 14.4 (Financial undertakings).
14.1.5Borrowing Base Certificate
The Borrowers shall provide to the Facility Agent, within thirty (30) days after the end of each calendar month beginning with the calendar month ending on 31 October 2022, a duly completed Borrowing Base Certificate signed by a Responsible Officer of the Borrower substantially in the form set out in Schedule 12 (Form of Borrowing Base Certificate) (a “Borrowing Base Certificate”) or otherwise in form and substance satisfactory to the Facility Agent.

14.1.6Accounting Principles
The Borrowers and Parent (as applicable) shall ensure that all Accounts and other financial information submitted to the Facility Agent have been prepared in accordance with the applicable Accounting Principles. The Accounts will not need to include notes unless required by the Facility Agent.

14.1.7Default, litigation, etc
The Borrowers shall promptly, upon becoming aware of the same, notify the Facility Agent of:

(a)any Default, Event of Default or Potential Default;

(b)any litigation, arbitration or administrative proceeding commenced against any Obligor or Group Company involving a potential liability, of any Group Company exceeding EUR 25,000,000 on an aggregated basis; and

(c)any Encumbrance (other than a Permitted Encumbrance) attaching to any of the assets of any Group Company; and

(d)the occurrence of any ERISA Event that could reasonably be expected to result in liability to any Obligor (including the Parent) in excess of EUR 25,000,000.

14.1.8Management presentations, etc The Borrowers shall:
(a)on the occurrence of a Default, Event of Default or a Potential Default or upon reasonable request, if requested by the Facility Agent, the de facto chief financial officer of the Group will, if so requested in writing, give a presentation to the Lenders, at a time and venue agreed with the Facility Agent (or otherwise as specified by the Facility Agent by not less than ten (10) Business Days’ notice), about the status for and development of the Loan Portfolios, including any deviation from the mandate

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structure of the Service Agreements, the ongoing business and financial performance of the Parent and any member of the Group and the budget and about such other matters relating to the ongoing business and financial performance of the Parent and any member of the Group, as any of the Lenders may reasonably request; and

(b)if requested by the Facility Agent, carry out a due diligence of the Existing Loan Portfolios based on an agreed scope, but including calculation of the ERC Ratio. However, such request can only be made once a year.

14.1.9“Know Your Customer”
If any Lender (or any prospective new Lender) needs to comply with “know your customer” or similar identification procedures, each Obligor (including the Parent) shall (and the Borrowers shall ensure that each member of the Group will) promptly upon the request of the Facility Agent supply such information as is reasonably requested for this purpose by the Facility Agent.

14.1.10Claims from sellers of Approved Loan Portfolio
The Borrowers shall report to the Facility Agent any additional claims a seller of an Approved Loan Portfolio makes on the cash flow from the Approved Loan Portfolio after the settlement date of the acquisition of such Approved Loan Portfolio.

14.1.11Asset Pool Report
The Borrowers shall provide to the Facility Agent within thirty (30) days of each Quarter Date a duly completed Asset Pool Report substantially in the form set out in Schedule 18 (Form of Asset Pool Report).

14.2Positive undertakings
The undertakings in this Clause 14.2 remain in force during the Security Period unless otherwise agreed by the Facility Agent (acting on the instructions of the Majority Lenders).

14.2.1Taxes
Each Obligor shall (and the Borrowers shall ensure that each member of the Group will) pay and discharge all Taxes and governmental charges payable by or assessed upon it prior to the date on which the same become overdue unless, and only to the extent that, such Taxes and charges shall be contested in good faith by appropriate proceedings, pending determination of which payment may lawfully be withheld, and there shall be set aside adequate reserves with respect to any such Taxes or charges so contested in accordance with the Accounting Principles.

14.2.2Insurance
Each Obligor shall (and the Borrowers shall ensure that each member of the Group will) maintain insurances of such types, in such amounts and against such risks as are maintained by prudent companies carrying on business comparable with that of the relevant Group Company.

14.2.3Authorisations
Each Obligor shall (and the Borrowers shall ensure that each member of the Group will) obtain, maintain and comply with the terms of any authorisation, approval, licence, consent, exemption, clearance, filing or registration required:

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(a)for the conduct of its business, trade and ordinary activities (except to the extent that failure to obtain, maintain or comply with such requirements is not likely to have a Material Adverse Effect); and

(b)to enable it to perform its obligations under, or for the validity, enforceability or admissibility in evidence of, any Finance Document.

14.2.4Access
Each Obligor shall (and the Borrowers shall ensure that each member of the Group will) upon reasonable notice being given to the Borrowers by the Facility Agent, and not more than once a calendar year, permit the Facility Agent and any person (such as but not limited to an accountant, auditor, lawyer, valuer or other professional adviser of the Facility Agent) authorised by the Facility Agent to have, to a reasonable extent and at all reasonable times during normal business hours, access to the premises, sites or property of any Group Company and the right to discuss the affairs of each Group Company with the senior management of the relevant Group Company.

14.2.5Ranking of obligations
Each Obligor shall (and the Borrowers shall ensure that each member of the Group will) ensure that its obligations under the Finance Documents to which it is a party shall at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness except for any obligations which are mandatorily preferred by law.

14.2.6Further documents
Each Obligor (including the Parent) shall (and the Borrowers shall ensure that each member of the Group and the Parent will) at the reasonable request of the Facility Agent, do or procure the doing of all such things and execute or procure the execution of all such documents as are, in the reasonable opinion of the Facility Agent or the Security Agent, necessary to ensure that the Facility Agent or the Security Agent and the other Finance Parties obtain, maintain and protect all their rights and benefits under the Finance Documents and maintain perfected security interests as contemplated under the Security Documents.

14.2.7Hedging
The Parent shall implement and maintain a hedging strategy for itself and its Subsidiaries approved annually by the Parent’s Financial Risk Management Committee.

14.2.8Intellectual Property Rights
Each Obligor shall (and the Borrowers shall ensure that each member of the Group will) take all necessary action to protect, maintain and keep in full force and effect all the rights and benefits of each Group Company and ensure that the Group has full legal ownership in relation to any Intellectual Property Rights which is material to such Group Company.

14.2.9Compliance
Each Obligor shall (and the Borrowers shall ensure that each member of the Group will) comply in all respects with all laws to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect and each Obligor shall also (and the

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Borrowers shall ensure that any Subsidiary or other members of the Group will) at all times comply with all Sanctions Laws.

14.2.10Sanctions
Each Obligor (including the Parent) shall ensure that none of them, nor any of their Subsidiaries or any other member of the Group, respective directors, officers, employees, and, to the best of their ability agents or representatives or any other persons acting on any of their behalf, is or will become a Restricted Party.

14.2.11Maintenance of status
Unless otherwise expressly permitted under this Agreement, each Obligor shall (and the Borrowers shall ensure that each Group Company will) do all things necessary to maintain its corporate existence.

14.2.12Auditors
The Borrowers shall ensure that each Group Company is audited by the Auditors.

14.2.13Collection Company
(a)The Borrowers shall ensure that each Portfolio Owner has entered into a Service Agreement (to the extent collection is not provided by the Portfolio Owner itself) and each Portfolio Owner shall procure or ensure that the Collection Company under the Service Agreement undertakes to remit all amounts received under a Loan Portfolio in segregated client accounts. The Borrowers shall ensure that each Service Agreement shall be entered into on arm’s length principles containing a compensation level which is acceptable to the Facility Agent and shall not materially deviate from the standard approved by the Facility Agent.
(b)The Borrowers shall ensure that no material change in the mandate structure of the Service Agreements will occur.

14.2.14Compliance with Swiss Twenty Non-Bank Rule
(a)Each Swiss Obligor shall at all times during the term of this Agreement be in compliance with the Swiss Twenty Non-Bank Rule.

(b)For the purposes of paragraph (a) above, each Swiss Obligor shall assume that the aggregate number of Lenders which are Swiss Non-Qualifying Bank is 10 (ten).

14.2.15Ownership of Loan Portfolio
The Borrowers shall procure that each relevant Portfolio Owner is the sole legal and beneficial owner of:

(a)the cash flow from the Existing Loan Portfolios and Approved Loan Portfolios, except for cash flow from the Polish Portfolios which will be owned through the Polish Portfolio Notes representing ownership of 100% of the total Loan Portfolios in case of the Horyzont Portfolio Notes, pursuant to their constitutional documents. For the avoidance of doubt, the Polish Securitization Fund shall be the sole legal and beneficial owner of the cash flow from the relevant Existing Loan Portfolios and Approved Loan Portfolios.

(b)the Existing Loan Portfolios and Approved Loan Portfolios, except for:

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(i)Approved Loan Portfolios where the beneficial owner is a Group Company but the legal ownership of such Loan Portfolio is with a financial institution holding a rating of at least “A-1” with Standard & Poor’s Ratings Services, a division from the Mc Graw-Hill Companies, Inc or “A3” with Moody’s Investors Service Inc., provided that the Borrowers has explicitly informed the Facility Agent that the Portfolio Owner does not have legal ownership and the Majority Lenders have not dis-approved the situation in writing to the Facility Agent within 7 Business Days of the Lenders receiving written notice thereof from the Facility Agent (the “Tacit Consent Procedure”) provided that the Tacit Consent Procedure shall only be applicable to the extent that the Borrowers explicitly includes, in the information to the Facility Agent, that the information provided to the Facility Agent is subject to the Tacit Consent Procedure and the Facility Agent shall provide the Borrowers a prompt response as to the result of the Tacit Consent Procedure;
(ii)The BAWAG Portfolio, Eisberg Portfolio and the German Portfolio (all as set out in Schedule 9), provided that they shall be beneficially wholly owned by the respective Portfolio Owner and that no change in ownership, ownership structure or legal status and no substantial change in the agreements relating to the ownership of these, shall occur in relation to these from what has been presented to and approved by the Agent;

(iii)Approved Loan Portfolios as approved by the Facility Agent (on behalf of the Majority Lenders); and

(iv)The Loan Portfolios owned through the Polish Portfolio Notes, provided that:

(A)the relevant Portfolio Owner is the sole legal and beneficial owner of the Polish Portfolio Notes;

(B)the Polish Securitization Fund is the sole legal and beneficial owner of the relevant Existing Loan Portfolios and Approved Loan Portfolios;

(C)that no change in ownership structure or legal status and no substantial change (including changes that may adversely effect the security interests of the Finance Parties) in the agreements relating to the rights or interests of the relevant Portfolio Owner to the Polish Portfolio Notes, the underlying portfolios or the Polish Securitization Fund, shall occur from what has been presented to and consented to in writing by the Agent;

(D)any and all trading/transfer restrictions on the Polish Portfolio Notes have been removed.

Any calculations relating to that Loan Portfolio (including calculation of ERC and financial covenants) shall be made on the basis of the Polish Portfolio Notes’ respective share of the underlying Loan Portfolio(s).

(v)Approved Loan Portfolios where the beneficial owner is PRA Group Österreich Portfolio GmbH and the legal ownership of such Loan Portfolio is with an Austrian financial institution, provided that:

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(A)PRA Group Österreich Portfolio GmbH, when becoming the beneficial owner of such Approved Loan Portfolio, is entitled to segregate (aussondern) the assets beneficially owned from the assets of the seller holding legal title of such Approved Loan Portfolio, in an insolvency of the seller; and

(B)the aggregate ERC of such Approved Loan Portfolios, multiplied by forty- five per cent. (45%), is not larger than ten (10) per cent. of the Total Commitments.

14.2.16Centre of main interest
The Borrowers undertake that;

(i)their "centre of main interests" (as that term is used in the Insolvency Regulation) is in Luxembourg, and (other than the Swiss Branch) they have no "establishment" (as that term is used in the Insolvency Regulation) outside Luxembourg; and

(ii)that all the legal requirements of the Luxembourg Domiciliation Law have been complied with.

14.2.17Simplified GAAP procedure
The Borrowing Obligors undertake to deliver to the Agent, in form and substance satisfactory to the Agent, the description of the simplified GAAP procedure 10 days before the delivery of the financial statements in Clause 14.1.1.

14.2.18ERISA Compliance

The Parent shall make, and shall cause each of its ERISA Affiliates to make, all required contributions to any Pension Plan subject to Section 412, Section 430 or Section 431 of the Code.

14.2.19Calculation of the Borrowing Base

(a)The Borrowing Obligors undertake to calculate the Borrowing Base in accordance with alternative (i) of the definition of “Borrowing Base”.

(b)Without prejudice to paragraph (a) above, the Borrowing Obligors may in connection with a Utilisation which will be utilised in whole to acquire a Planned Acquired Loan Portfolio, calculate the Borrowing Base, in the relevant Drawdown Notice, in accordance with alternative (ii) of the definition of “Borrowing Base”. The Borrowing Obligors shall notify the Agent five (5) Business Days before making such calculation, informing the Agent that the Borrowers wish to utilize alternative (ii) of the definition of “Borrowing Base”.

14.2.20No Reclaim
The Borrowers undertake to procure that any Loan Portfolio beneficially owned by PRA Group Österrreich Portfolio GmbH, cannot be reclaimed by the entity holding legal ownership over such Loan Portfolio, without PRA Group Österrreich Portfolio GmbH receiving the acquisition

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amount for such Loan Portfolio (deducted by any amount already collected from such Loan Portfolio).

14.3Negative undertakings
The undertakings in this Clause 14.3 remain in force during the Security Period unless otherwise agreed by the Facility Agent (acting on the instructions of the Majority Lenders).

14.3.1Negative Pledge
(a)No Obligor shall (and the Borrowers shall ensure that no member of the Parent Group will) create or permit to subsist any Encumbrance over any of a (i) Group Company’s assets or future assets other than Permitted Encumbrances, or (ii) any asset which is subject to any security interest pursuant to the Security Documents, in each case without the Facility Agent’s prior written consent.

(b)The Borrowers shall ensure that no Subsidiary of the Borrowers which is a Collection Company shall create or permit to subsist any Encumbrances over any of its assets or future assets except for Encumbrances arising by operation of law or by seller’s retention of title.

14.3.2Change of business
No Obligor shall (and the Borrowers shall ensure that no other member of the Group will) make any substantial change to the ordinary business of any member of the Group or the Group as a whole (being sale, purchase and collection of Loan Portfolios) or the business of AK Nordic from that carried on at the date of this Agreement. For the avoidance of doubt, Non-Recourse Companies may invest in assets other than those which are invested in as a part of the general nature or scope of the business of the Group as a whole.

14.3.3Fees
No Obligor shall (and the Borrowers shall ensure that no member of the Group will) pay any fees or commissions to any person other than:

(a)on open market terms; or

(b)fees incurred under or in connection with any Finance Document.

14.3.4No Financial Support
No Obligor shall (and the Borrowers shall ensure that no member of the Group will) make any Financial Support (including but not limited to provision of loans, credit, guarantees, comfort letters, future commitments), other than:

(a)Intra-Group Loans to any Group Company;

(b)any subscription of, or payment for (however described), the Italian Securitization Notes;

(c)capital contributions in an entity inside the Group whose shares are subject to a Share Pledge, where required for the purpose of maintaining (i) efficient intra-group liquidity management and capital ratios, or (ii) compliance with regulatory capital requirements;

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(d)injection of equity or granting of shareholder loans (in respect of the shareholder loans on terms and conditions acceptable to the Facility Agent (on behalf of the Majority Lenders) by the Borrowers to a Non-Recourse Company provided that, based on the latest Compliance Certificate and the latest Operating Budget (such Operating Budget to be acceptable to the Majority Lenders) the Borrowers are able to verify that immediately after the Financial Support is provided:

(i)the ERC Ratio will be below 33%; and

(ii)no Default or Event of Default will have occurred and be continuing or would occur on the making of the Financial Support;

(e)any guarantees, in relation to a Portfolio Owner’s acquisition of a Loan Portfolio, from the Borrowers to the seller, provided that:

(i)before settlement the guarantee amount is limited to the acquisition amount; and

(ii)after settlement provided such guarantees are not for the payment of an Acquisition Price other than the Acquisition Price of forward flow loan portfolios;

(f)to the extent not covered by paragraph (f) of this Clause 14.3.4, guarantees, in relation to a Portfolio Owner’s acquisition of a Loan Portfolio, from the Borrowers to the seller subject to the approval of the Facility Agent (on behalf of the Lenders);

(g)Financial Support provided by AK Nordic in its ordinary course of business;

(h)Financial Support provided between a Portfolio Owner and a Collection Company in its ordinary course of business;

(i)any Financial Support provided under the Cash Pool Agreement in accordance with Clause 14.3.6 (Cash Pool Agreement);

(j)granting of loans (on terms and conditions acceptable to the Facility Agent (on behalf of the Majority Lenders)) by the Borrowers to any member of the Parent Group not being a Group Company provided that the Borrowers are able to verify by means of a certification from the Global Treasurer showing a proforma analysis that immediately after the Financial Support is provided:

(i)The ERC Ratio will be below 33%; and

(ii)no Default or Event of Default will have occurred and be continuing;

(k)in respect of real property leased by an Obligor in the ordinary course of business and on customary arm’s length terms;

(l)any other Financial Support to the extent approved by the Majority Lenders in writing; or

(m)any Financial Support not listed above and not exceeding the aggregate amount of EUR 5,000,000 (for the Group).

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14.3.5Indebtedness
(a)No Obligor (except for the Collection Companies) shall (and the Borrowers shall ensure that no member of the Group will) incur or permit to subsist any Indebtedness other than Permitted Indebtedness.

(b)The Borrowers shall ensure that no Collection Company shall incur or permit to subsist any Indebtedness other than Indebtedness arising by operation of law or in the ordinary course of business.

(c)The Borrowers shall procure that the AK Nordic Deposits which are not deposited as Earmarked Funds shall not at any time exceed SEK 1,200,000,000 unless approved by the Majority Lenders. The Borrowers shall ensure that AK Nordic shall only apply Earmarked Funds to repay the AK Nordic Deposits.

14.3.6Cash Pool Agreement
(a)The Borrowers shall procure that funds which according to applicable law shall be held on a separate account or otherwise, shall not be transferred to any Cash Pool Account.

(b)The Borrowers shall procure that only the Borrowers and the Portfolio Owners under this Agreement are participants under the Cash Pool Agreement.

(c)Only PRA Group Europe AS and the Borrowers shall be able to draw under the Cash Pool Agreement.

14.3.7Merger and Acquisitions etc.
(a)Unless agreed by the Facility Agent (acting on the instructions of the Majority Lenders), no Obligor other than the Parent shall (and the Borrowers shall ensure that no member of the Group will) (i) enter into any amalgamation, de-merger, merger, reconstruction, combination, arrangement and plan of arrangement or similar transaction, or (ii) acquire any business of, or shares or securities of, any company (including but not limited to any shares in an unlimited liability person or the equivalent) or start up or enter into any joint venture or other legal entity irrespectively of whether the liabilities of such joint venture or person is unlimited except for:
(i)a solvent re-organisation on a solvent basis of Group Companies solely involving Group Companies, always provided that the Borrowing Obligors shall be a surviving entity (if the Borrowing Obligors are subject to the merger); and

(ii)the acquisition of single purpose companies that own an Approved Loan Portfolio, or companies with a total equity value less than EUR 50,000,000 per year (on an aggregate basis for the Group),

(b)Unless agreed by the Facility Agent (acting on the instructions of the Majority Lenders), the Parent shall not enter into any amalgamation, de-merger, merger, reconstruction, combination, arrangement and plan of arrangement or similar transaction, other than a solvent re-organisation on a solvent basis involving the Parent and any of its Subsidiaries (other than a member of the Group), always provided that the Parent shall be a surviving entity (if the Parent is subject to the merger);

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provided always, in respect of (a) and (b) above that (i) none of the security interests created under the Security Documents are impaired, and (ii) the Obligors prior to the transaction provide evidence satisfactory to the Facility Agent that the Group and Obligors will remain in compliance with the financial undertakings set out in clause 14.4 (Financial undertakings) upon completion of the transaction.

14.3.8Transactions similar to security
No Obligor other than the Parent shall (and the Borrowers shall ensure that no member of the Group will) other than as permitted by the definition of “Permitted Encumbrance”:

(a)sell, transfer or otherwise make a Disposal of any of its assets on terms whereby it is or may be leased to or re-acquired or acquired by a Group Company or any of its related entities; or

(b)sell, transfer or otherwise make a Disposal of any of its receivables on recourse terms, except for the discounting of bills or notes in the ordinary course of trading on non- recourse terms,

in circumstances where the transaction is entered into primarily as a method of raising finance or of financing the acquisition of an asset.

14.3.9Accounting and Auditors
No Obligor shall (and the Borrowers shall ensure that no member of the Group will):

(a)change its Accounting Reference Date;

(b)change its Financial Year;

(c)change its Accounting Principles; or

(d)change its auditors to any chartered accountant firms other than the Auditors, without the Majority Lenders’ written consent.
14.3.10Corporate Structure
No member of the Group shall (and the Borrowers shall ensure that no member of the Group will) change the corporate structure as set out in Schedule 8 (Group Structure), except (i) with the prior consent of the Facility Agent (acting on the instructions of the Majority Lenders) (not to be unreasonably withheld) or (ii) as set out in Clause 15.1.8(a) Litra (B). For the avoidance of doubt, the restrictions set out in this Clause 14.3.10 shall not apply to the structure of the Parent Group.

14.3.11Ownership of the Polish Borrower
The Borrowers shall ensure that the Polish Borrower shall be, directly or indirectly, wholly owned by a Borrower (other than the Polish Borrower). The Polish Borrower shall further be wholly-owned by a Group Company whose shares are subject to a Share Pledge.

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14.3.12Ownership of Portfolio Owners
The Borrowers shall ensure that all Portfolio Owners shall be, directly or indirectly, wholly owned by the Borrowers. Further, the Italian Securitization notes, including, for the avoidance of doubt, any such future notes issued by AK Nordic Italy S.r.l, shall at all times be owned by a Group Company whose shares are subject to a Share Pledge.

14.3.13Licencing requirements
Neither the Borrowing Obligors, nor any of its Subsidiaries shall engage in business subject to any licence requirement unless such licence(s) are obtained and operated in accordance with the relevant requirements.

14.3.14Management Agreement
The Management Agreement(s) shall be entered into on arm’s length principles.

14.3.15Compliance with laws
Each Obligor shall (and the Borrowers shall ensure that each member of the Group will) comply in all respects with all laws to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect, each Obligor shall also (and the Borrowers shall ensure that any Subsidiary or other members of the Group will) at all times comply with all Sanctions Laws.

14.3.16Distributions
The Borrowers shall be entitled to (i) pay dividends, (ii) buy-back its own common stock; and/or (iii) make similar distributions to its shareholders, provided no Default or Event of Default is outstanding or would result from any such distribution.

14.4Financial undertakings
14.4.1Financial definitions
In this Clause 14.4:

“Aggregate Collections” means the aggregate amount received by the Security Portfolio Owners and/or Collection Companies (without double counting) in the relevant Financial Quarter.

14.4.2General
The financial undertakings set out in Clauses 14.4.4 (Senior Secured Leverage), 14.4.5 (Total Leverage), and 14.4.6 (Positive Income) (the “US Financial Undertakings”) shall:

(a)be measured on a consolidated basis for the Parent Group;

(b)be calculated in accordance with the Accounting Principles (unless otherwise indicated); and

(c)be interpreted using the defined terms set out in Schedule 17 (US Definitions) (the “US Definitions”), provided that such terms shall be interpreted in accordance with the laws of the State of New York in accordance with Section 11.14 of that certain Amended and Restated Credit Agreement, as stated at the date hereof, dated as of 5 May 2017, by and among the Parent as borrower, Bank of America, N.A., as agent, and the other parties thereto, as in effect on the date of this Agreement.

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All financial undertakings set out in this Clause 14.4 shall be measured on a quarterly basis with reference to each of the financial statements delivered pursuant to Clause 14.1.1 (Financial statements) where applicable and unless otherwise stated or implied in the US Definitions with respect to the US Financial Undertakings.

14.4.3Collection
Aggregate Collections shall constitute minimum 95% of ERC for the same set of portfolios, measured monthly on a quarterly basis. The minimum ratio could be breached up to five (5) times during the lifetime of this Agreement, provided that:

(a)the ratio does not at any time fall below 90%; and

(b)such breach does not happen two quarters in a row.

14.4.4Senior Secured Leverage
The Consolidated Senior Secured Leverage Ratio shall not exceed 2.5:1.

14.4.5Total Leverage
The Consolidated Total Leverage Ratio shall not exceed 3.5:1.

14.4.6Positive Income
The Consolidated Fixed Charge Coverage Ratio shall not be less than 2.00 to 1.00 as of the end of any fiscal quarter.
14.4.7Change in accounting principles
(a)If during the Security Period the accounting principles applied in the preparation of any of the Accounts shall be different from the Accounting Principles, or if as a result of the introduction or implementation of any accounting standard or any change in them or in any applicable law such accounting principles are required to be changed, the Borrowers shall promptly give notice to the Facility Agent of that change, determination or requirement.

(b)If during the Security Period any changes are made to the Accounting Reference Date, the Financial Year or the Accounting Principles, as described in Clause 14.3.9 (Accounting and Auditors), by or with respect to any Obligor (including the Parent) or any other member of the Group, and this may in any way effect the calculation of the financial covenants under this Agreement, then any such change will be disregarded for the purpose of the calculation of such financial covenants unless and until the Majority Lenders have provided a written consent.

(c)If the Facility Agent or Borrower believes that the financial undertakings set out in this Clause 14.4 need to be amended as a result of any such change, determination or requirement, the Borrowers and the Facility Agent, acting on the instructions of the Lenders, shall negotiate in good faith to amend the existing financial undertakings so as to provide the Lenders with substantially the same protections as the financial undertakings set out in this Clause 14.4 (but which are not materially more onerous).

(d)If the Borrowers and the Facility Agent cannot agree on such amended financial undertakings within thirty (30) days of notice from the Borrowers pursuant to paragraph (a) above, the Borrowers shall prepay any amount outstanding under the

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Finance Documents within ninety (90) days after the Facility Agent has provided the Borrowers with a claim for prepayment.

15.EVENTS OF DEFAULT
15.1Default
Each of the events or circumstances set out in Clause 15 is a Default (save for Clauses 15.3 (US Bankruptcy of Obligors) and 15.2 (Acceleration, etc.)) (whether or not caused by any reason whatsoever outside the control of the Obligor (including the Parent where specified) or any other person).

15.1.1Non-payment
An Obligor (which shall include the Parent) does not pay on the due date any amount payable by it under a Finance Document at the place and in the currency and funds in which it is expressed to be payable, unless the failure to pay such amount is due solely to administrative or technical delays and such amount is paid within five (5) Business Days after a notice from the Facility Agent.

15.1.2Financial Undertakings
Any requirement in Clause 14.4 (Financial undertakings) is not satisfied at any time.

15.1.3Other defaults
Any member of the Parent Group breaches any of its obligations under any Finance Document (other than the obligations referred to in Clause 15.1.1 (Non-payment) and 15.1.2 (Financial Undertakings)) and, if that breach is capable of remedy, it is not remedied within thirty (30) days after notice of that breach has been given by the Facility Agent to the Borrowers.

15.1.4Breach of representation or warranty
Any representation or warranty made or deemed to be repeated by any Group Company or Obligor (including the Parent) under any Finance Document is incorrect when made or deemed to have been repeated and if that breach is capable of remedy and it is not remedied within thirty (30) days after notice of that breach has been given by the Facility Agent to the Borrowers.

15.1.5Cross-default
(a)Any Indebtedness (other than Indebtedness under a Finance Document) of all or any member of the Group and/or the Parent:

(i)is not paid when due or within any applicable grace period; or

(ii)is declared to be or otherwise becomes due and payable prior to its specified maturity by reason of a default or an event of default (howsoever described).

(b)Any creditor of any member of the Group and/or the Parent becomes entitled to declare any such Indebtedness due and payable prior to its specified maturity by reason of a potential default or an event of default (howsoever described).

(c)Any commitment for any Financial Indebtedness of any member of the Group and/or the Parent is cancelled or suspended by a creditor as a result of an event of default (however described).

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(d)No Event of Default will occur under this Clause 15.1.5 if the aggregate amount of Indebtedness or commitment for Indebtedness falling within the above paragraphs in aggregate is less than EUR 2,000,000 (or its equivalent in any other currency or currencies) in respect of any Group Company, or EUR 25,000,000 in respect of the Parent.

15.1.6Attachment or distress
A creditor or encumbrancer attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any of the assets of (i) any Group Company (having a value of at least EUR 2,000,000 or equivalent in other currencies) or (ii) the Parent (having a value of at least EUR 25,000,000 or equivalent in other currencies), in each case where such process is not proved to the reasonable satisfaction of the Majority Lenders to be frivolous or vexatious and is, in any event, not discharged within thirty (30) days of its presentation or challenged on grounds reasonably satisfactory to the Majority Lenders.

15.1.7Inability to pay debts
(a)Any Group Company or Obligor (including the Parent):

(i)suspends payment of its debts or is unable or admits its inability to pay its debts as they fall due;

(ii)begins negotiations with any creditor with a view to the readjustment or rescheduling of any of its Indebtedness which it would not otherwise be able to pay when it falls due;

(iii)proposes or enters into any re-organisation, composition or other arrangement for the benefit of its creditors generally or any class of creditors;

(iv)is over–indebted (überschuldet) within the meaning of Article 725 para.2 of the Swiss Federal Code of Obligations or the value of its assets is less than its liabilities (taking into account contingent and prospective liabilities);

(v)with respect to any Obligor or other Group Company incorporated in Germany, is overindebted within the meaning of section 19 of the German Insolvency Code (Insolvenzordnung); or

(vi)a moratorium is declared in respect of any indebtedness of an Obligor. If a moratorium occurs, the ending of the moratorium will remedy any Default or Event of Default caused by that moratorium.

15.1.8Insolvency proceedings
Any person takes any action or any legal proceedings are started or other steps taken (including the presentation of a petition) for:

(a)the bankruptcy, liquidation, composition, suspension of payments, compulsory debt settlement, re organisation, winding up or dissolution of any Group Company or Obligor (including the Parent) (including under any Debtor Relief Law) other than (A) in connection with a solvent reconstruction, the terms of which have been previously approved in writing by the Majority Lenders, (B) solvent liquidation, winding up or

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dissolution of any Group Company or Obligor other than the Borrowers and Parent, the terms of which have been notified in writing to the Lenders or (C) a winding up or bankruptcy or petition which is proved to the reasonable satisfaction of the Majority Lenders to be frivolous or vexatious and which is, in any event, discharged within fifteen (15) days of its presentation or challenged on grounds reasonably satisfactory to the Facility Agent; or

(b)the appointment of a trustee, receiver, administrative receiver or similar officer in respect of any Group Company or Obligor (including the Parent) or any of their assets.

15.1.9Adjudication or appointment
Any adjudication, order or appointment is made under or in relation to any of the proceedings referred to in Clause 15.1.8 (Insolvency proceedings).

15.1.10Analogous proceedings
Any event occurs or proceeding is taken with respect to any Group Company or Obligor (including the Parent) in any jurisdiction to which it is subject which has an effect equivalent or similar to any of the events mentioned in Clause 15.1.7 (Inability to pay debts), 15.1.8 (Insolvency proceedings) or 15.1.9 (Adjudication or appointment).

15.1.11Cessation of business
Any Group Company or Obligor suspends, ceases or threatens to suspend or cease to carry on all or a substantial part of its business other than in relation to a merger with another Group Company in accordance with this Agreement or otherwise approved by the Facility Agent as instructed by the Majority Lenders.

15.1.12Invalidity or repudiation
(a)Any of the Finance Documents ceases to be in full force and effect in any material respect or (A) ceases to constitute the legal, valid and binding obligation of any Parent Group member party to it, or (B) in the case of any Security Document, fails to provide valid and enforceable security in favour of the Security Agent and the Finance Parties over the assets in relation to which security is intended to be given.

(b)It is unlawful for any member of the Parent Group to perform any of its material obligations under any of the Finance Documents.

(c)Any member of the Parent Group repudiates any of its obligations under any Finance Document.

15.1.13Regulatory Proceedings
Any regulatory or other proceedings are instigated by any competition or similar authority (including the Competition Authority and the European Commission) as a result of the Finance Documents having been entered into or implemented and the same has, or is likely to have, a Material Adverse Effect.

15.1.14Litigation
Any litigation, arbitration or administrative proceeding is commenced by or against any member of the Group or the Parent which is reasonably likely to be resolved against the relevant member of the Group or the Parent and if so resolved, is likely to have a Material Adverse Effect.

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15.1.15Mandatory Liquidation Event
AK Nordic (or any other Group Company or Obligor holding licenses) does not comply with the relevant licence requirements it is subject to at any one time.

15.1.16Material adverse change
Any event or series of events occurs which, in the reasonable opinion of the Majority Lenders, has or is likely to have a Material Adverse Effect.

15.1.17Unlawfulness and invalidity

(a)It is or becomes unlawful for member of the Parent Group to perform any of its obligations under the Finance Documents or any security created or expressed to be created or evidenced by the Security Documents ceases to be effective or becomes unlawful.

(b)Any obligation or obligations of any member of the Parent Group under any Finance Documents are not or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

(c)Any Finance Document ceases to be in full force and effect or any Security created or intended to be created under the Security Documents or any subordination required pursuant to this Agreement ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective.

15.1.18ERISA
An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Obligor (including the Parent) under Title IV of ERISA to a Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of EUR 25,000,000, or (ii) the Parent or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any instalment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the EUR 25,000,000.

15.2Acceleration, etc.
On and at any time after the occurrence of a Default or Event of Default, and while the Default or Event of Default is continuing, the Facility Agent may and shall if so directed by the Majority Lenders, by notice (a “Default Notice”) to the Borrowers:

(a)cancel the Available Facility and the Commitment of each Lender whereupon each such Available Facility and Commitment shall immediately be cancelled, and the Facility shall immediately cease to be available for further utilisation;

(b)declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

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(c)declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders.

Upon the service of any Default Notice, the Lenders’ obligations to each Borrowing Obligor under this Agreement shall be terminated and the Lenders may exercise or direct the Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

15.3US Bankruptcy of Obligors
Notwithstanding Clause 15.2 (Acceleration, etc.), if any Obligor (including the Parent) commences proceedings under any applicable Debtor Relief Laws, the obligations of each Lender to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts due by Obligors (including the Parent) under the Finance Documents shall automatically become due and payable without any further action by any Party.

16.SET-OFF
Each Agent and each Lender may set off any matured obligation owed by an Obligor (including the Parent) under any Finance Document against any obligation (whether or not matured) owed by the relevant Agent or the relevant Lender to that Obligor (including the Parent), or to another Obligor (including the Parent) (to the extent permissible pursuant to law) regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the relevant Agent or the relevant Lender may convert either obligation at the relevant spot rate of exchange of the Facility Agent or the relevant Lender, as the case may be, for the purpose of the set off.

17.PRO RATA SHARING
17.1Redistribution
If any amount owing by an Obligor (including the Parent) under this Agreement to a Finance Party (the “Sharing Lender”) is discharged by voluntary or involuntary payment, set off or any other manner other than through the Facility Agent in accordance with Clause 19 (Payments), then:

(a)the Sharing Lender shall immediately notify the Facility Agent of the amount discharged and the manner of its receipt or recovery;

(b)the Facility Agent shall determine whether the amount discharged is in excess of the amount which the Sharing Lender would have received had the amount discharged been received by the Facility Agent and distributed in accordance with Clause 19 (Payments);

(c)the Sharing Lender shall pay the Facility Agent an amount equal to that excess (the “Excess Amount”) within five (5) Business Days of demand by the Facility Agent;

(d)the Facility Agent shall treat the Excess Amount as if it were a payment by an Obligor (including the Parent) under Clause 19 (Payments) and shall pay the Excess Amount to the Finance Parties (other than the Sharing Lender) in accordance with such clause; and

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(i)on a redistribution of payments under Clause 17.1(d) above, the Sharing Lender shall be subrogated to the rights of each Finance Party which have shared in the redistribution;

(ii)if and to the extent that the Sharing Lender is not able to rely on its rights under Clause 17.1 (Redistribution) above, the relevant Obligor (including the Parent) shall be liable to the Sharing Lender for a debt equal to the Excess Amount which is immediately due and payable;

(iii)if and to the extent that the Sharing Lender is not able to rely on its rights under Clause 17.1(d)(i) and 17.1(d)(ii) above, each Finance Party (other than the Sharing Lender) hereby agrees to indemnify the Sharing Lender against any loss which the Sharing Lender may subsequently suffer by reason of this Clause 17 including but not limited to any such redistribution having to be refunded or having made such payment of the Excess Amount to the Facility Agent or any loss resulting from the Sharing Lender not being able to claim its pro rata share of the Loan.

17.2Legal proceedings
Notwithstanding Clause 17.1 (Redistribution), no Sharing Lender shall be obliged to share any Excess Amount which it receives or recovers pursuant to legal proceedings taken by it to recover any sums owing to it under this Agreement with any other Finance Party which has a legal right to, but does not, either join in such proceedings or commence and diligently pursue separate proceedings to enforce its rights, unless the proceedings instituted by the Sharing Lender are instituted by it without prior notice having been given to such Finance Party through the Facility Agent and an opportunity to such Finance Party to join in such proceedings.

17.3Reversal of redistribution
If any Excess Amount subsequently has to be wholly or partly refunded to an Obligor (including the Parent) by a Sharing Lender which has paid an amount equal to that Excess Amount to the Facility Agent under Clause 17.1 (Redistribution), each Finance Party to which any part of that amount was distributed shall on request from the Sharing Lender repay to the Sharing Lender that Finance Party’s proportionate share of the amount which has to be so refunded by the Sharing Lender.

17.4Information
Each Finance Party shall on request supply to the Facility Agent such information as the Facility Agent may from time to time request for the purpose of this Clause 17.

18.THE AGENTS, THE MANDATED LEAD ARRANGERS, THE BOOKRUNNERS AND THE LENDERS
18.1Appointment of the Agent
(a)Each of the Mandated Lead Arrangers and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)Each of the Mandated Lead Arrangers and the Lenders authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with

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the Finance Documents together with any other incidental rights, powers, authorities and discretions.

18.2Instructions
(a)The Agent shall:

(i)unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

(A)all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)in all other cases, the Majority Lenders; and

(ii)not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.

(b)The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(e)In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

(f)The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

18.3Authorisations
(a)The Security Agent is hereby irrevocably authorised by the Facility Agent, the Bookrunners and the Lenders to sign and execute on behalf of such party all and any Finance Document including any appendices or documents relating thereto. To that effect, each of the Lenders may grant as many private and public documents (including certificates and notarial powers of attorney duly apostilled) and comply with as many formalities as may be necessary or convenient under each relevant jurisdiction.

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(b)The Facility Agent is hereby irrevocably authorised by the Security Agent, the Bookrunners and the Lenders to sign and execute on behalf of such party all and any Finance Document including any appendices or documents relating thereto. To that effect, each of the Lenders may grant as many private and public documents (including certificates and notarial powers of attorney duly apostilled) and comply with as many formalities as may be necessary or convenient under each relevant jurisdiction.

(c)In relation to any Polish Obligor and/or Security granted by any Party incorporated under the laws of Poland the Lenders hereby appoint the Security Agent to act as the pledge administrator (administrator zastawu) in the meaning of the Polish Act on Registered Pledge and the Pledge Register as of 6 December 1996 (Journal of Laws of 1996, No. 149, item 703, as amended) in respect of any registered pledge(s) to be established in order to secure the receivables of the Lenders under the this Agreement. The Security Agent is hereby irrevocably authorised by the Lenders to sign and execute on behalf of the Lenders all and any agreements on registered pledge(s) governed by Polish law and exercising the rights and obligations of the pledgee in its own name but on behalf of all Lenders. This provision 18.3 (c) shall be governed by and construed in accordance of the Polish law.
18.4Duties of the Agent
(a)The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

(b)Subject to paragraph (c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(c)Without prejudice to Clause 23.3.5 and Clause 2.2.9, respectively, paragraph (b) above shall not apply to any Increase Confirmation or any Transfer Certificate.

(d)Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Arranger) under this Agreement, it shall promptly notify the other Finance Parties.

(g)The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

18.5Role of the Bookrunners and Mandated Lead Arrangers
Except as specifically provided for in the Finance Documents, the Bookrunners or the Mandated Lead Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

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18.6No fiduciary duties
(a)Nothing in any Finance Document constitutes the Agent, the Bookrunners or any of the Mandated Lead Arrangers as a trustee or fiduciary of any other person.

(b)None of the Agent, the Bookrunner or any of the Mandated Lead Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

18.7Business with the Group
The Agent, the Bookrunner and each Mandated Lead Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

18.8Rights and discretions
(a)The Agent may:

(i)rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)assume that:

(A)any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(B)unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)rely on a certificate from any person:

(A)as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)no Default has occurred (unless it has actual knowledge of a Default arising under Clause 15.1.1 (Non-payment)); and

(ii)any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised.

(c)The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

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(d)Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be necessary.

(e)The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)The Agent may act in relation to the Finance Documents through its officers, employees and agents.

(g)Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(h)Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent nor any of the Bookrunners or Mandated Lead Arrangers is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(i)Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

(j)The Agent may:

(i)act in an agency, fiduciary or other capacity on behalf of any other Lenders or financial institutions providing facilities to any Group Company or any associated company of a Group Company, as freely in all respects as if it had not been appointed to act as agent for the Lenders under this Agreement and without regard to the effect on the Lenders of acting in such capacity; and

(ii)subscribe for, hold, be beneficially entitled to or dispose of shares or securities, or options or other rights to and interests in shares or securities in any Group Company or any associated company of a Group Company (in each case, without liability to account).

18.9Responsibility for documentation
None of the Agent, nor any of the Bookrunners or Mandated Lead Arrangers is responsible or liable for:

(a)the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, any Bookrunner, any Mandated Lead Arranger, the Borrowing Obligors or any other person in or in connection with any Finance Document or the

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transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or

(b)the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

18.10No duty to monitor
The Agent shall not be bound to enquire:

(a)whether or not any Default has occurred;

(b)as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)whether any other event specified in any Finance Document has occurred.

18.11Exclusion of liability
(a)Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent), the Agent will not be liable for:

(i)any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct;

(ii)exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document, other than by reason of its gross negligence or wilful misconduct; or

(iii)without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of:

(A)any act, event or circumstance not reasonably within its control; or

(B)the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters

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or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause.

(c)The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)Nothing in this Agreement shall oblige the Agent or any Mandated Lead Arranger to carry out:

(i)any “know your customer” or other checks in relation to any person; or

(ii)any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender,

on behalf of any Lender and each Lender confirms to the Agent and each Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or any Arranger.

(e)Without prejudice to any provision of any Finance Document excluding or limiting the Agent's liability, any liability of the Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.
18.12Lenders' indemnity to the Agent
Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three (3) Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct), in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by the Borrowers pursuant to a Finance Document).

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18.13Resignation of the Agent
(a)The Agent may resign and appoint one of its Affiliates as successor by giving notice to the Lenders and the Borrower.

(b)Alternatively the Agent may resign by giving sixty (60) days' notice to the Lenders and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Agent.

(c)If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within forty (40) days after notice of resignation was given, the retiring Agent (after consultation with the Borrower) may appoint a successor Agent.

(d)The retiring Agent shall at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents. The Company shall, within three Business Days of demand, reimburse the retiring Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

(e)The Agent's resignation notice shall only take effect upon the appointment of a successor.

(f)Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 10.10 (Indemnity to the Agent) and this Clause 18.13 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)After consultation with the Borrower, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.

(h)The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three (3) months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)the Agent fails to respond to a request under Clause 10.7 (FATCA Information) and the Borrowers or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)the information supplied by the Agent pursuant to Clause 10.7 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

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(iii)the Agent notifies the Borrowers and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) the Borrowers or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Borrowers or that Lender, by notice to the Agent, requires it to resign.

18.14Confidentiality
(a)In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

18.15Relationship with the Lenders
(a)the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)entitled to or liable for any payment due under any Finance Document on that day; and

(ii)entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five (5) Business Days' prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 22.5 (Electronic communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 22.3 (Addresses) and paragraph (a)(ii) of Clause 22.5 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.
18.16Credit appraisal by the Lenders and the Fronting Bank
Without affecting the responsibility of the Borrowing Obligors for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the

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Agent, the Bookrunners and each Mandated Lead Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(c)the financial condition, status and nature of each member of the Group;

(d)the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(e)whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(f)the adequacy, accuracy or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

18.17Agent's management time
Any amount payable to the Agent under Clause 10.10 (Indemnity to the Agent), Clause 9 (Fees and expenses) and Clause 18.12 (Lenders' indemnity to the Agent) shall include the cost of utilising the Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Company and the Lenders, and is in addition to any fee paid or payable to the Agent under Clauses 9.2 and 9.3.

18.18Deduction from amounts payable by the Agent
If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

18.19Amounts paid in error
(a)If the Agent pays an amount to another Party, and within five (5) Business Days of the date of payment, notifies that Party that such payment was an Erroneous Payment (as defined below), then the Party to whom the amount was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

(b)Neither:

(i)the obligations of any Party to the Agent; nor

(ii)the remedies of the Agent,

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(whether arising under this Clause 18.19 or otherwise) which relate to an Erroneous Payment will be affected by any act, omission, matter or thing which, but for this paragraph (b), would reduce, release or prejudice any such obligation or remedy (whether or not known by the Agent or any other Party).

(c)All payments to be made by a Party to the Agent (whether made pursuant to this Clause 18.20 or otherwise) which relate to an Erroneous Payment shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

(d)In this Agreement, "Erroneous Payment" means a payment of an amount by the Agent to another Party which the Agent determines (in its sole discretion) was made in error.

18.20Credit decisions
18.20.1Each Lender:

(a)acknowledges that it has, independently and without reliance on any Agent, made its own analysis of the transaction contemplated by, and reached its own decision to enter into, this Agreement and made its own investigation of the financial condition and affairs and its own appraisal of the creditworthiness of the Obligors (including the Parent for the purposes of this clause 18.20) and any surety for the Obligors’ obligations; and

(b)shall continue to make its own independent appraisal of the creditworthiness of the Obligors and any surety for the Obligors’ obligations.

18.20.2Each Lender shall, independently and without reliance on any Agent, make its own decision to take or not take action under the Finance Documents.

18.21Distribution of proceeds of enforcement
18.21.1In this Clause 18.21:

“Lender Outstandings” means, in respect of a Lender, the aggregate of:

(a)all amounts actually and contingently due to it under this Agreement; and

(b)all amounts actually and contingently due to it in respect of the Hedging Agreements. “Total Outstandings” means the aggregate amount of all Lender Outstandings.
18.21.2On the enforcement of all or any of the Security Documents any amounts to be distributed to each Lenders shall be distributed with an amount equal to the remaining proceeds multiplied by (Lender Outstandings of such Lender divided by Total Outstandings) where Lender Outstandings and the Total Outstandings are all calculated as at the date of distribution and after the provisions of Clauses 17.1 (Redistribution) and 17.3 (Reversal of redistribution) have been complied with.

18.21.3Where any part of any Lender Outstandings is denominated in a currency other than EUR, any calculation for the purposes of this Clause 18.21 shall be made on the basis of the EUR Equivalent of that part calculated at the date of distribution. However, an actual distribution may, in the Facility Agent’s discretion, be made in the currencies of the Lender Outstandings and for this purpose the Facility Agent is authorised to convert any proceeds of enforcement

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(including the proceeds of any previous conversion under this Clause) from their existing currency into any other currency at such rate of exchange and at such time as the Facility Agent thinks fit.

18.21.4The Facility Agent shall notify each Lender of any proposed distribution and the proposed date of distribution and each Lender shall provide to the Facility Agent a calculation of what is due to it in respect of the sums referred to in Clause 18.21.1. The Facility Agent shall send copies of all such calculations to each Lender and shall make the distributions on the basis of such calculations.

18.21.5If any future or contingent liability included in the calculation of Lender Outstandings finally matures, or is settled, for less than the future or contingent amount provided for in that calculation, the relevant Lender shall notify the Facility Agent of that fact and such adjustment shall be made by payment by that Lender to the Facility Agent for distribution amongst the Lenders as may be necessary to put the Lenders into the position they would have been in (but taking no account of the time cost of money) had the original distribution been made on the basis of the actual as opposed to the future or contingent liability.
18.21.6The Facility Agent may, at its discretion, accumulate proceeds of enforcement in an interest bearing account in its own name until there is a minimum of EUR 5,000,000 to distribute under Clause 18.21.2.

18.22Certain ERISA Matters
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Facility Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowing Obligor or any other Obligor (including the Parent), that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments, or this Agreement,

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84–14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95–60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90–1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91– 38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96–23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84–14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the

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Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84–14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84–14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Facility Agent, in its sole discretion, and such Lender.

18.23In addition, unless either (1) clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Facility Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowing Obligor or any other Obligor (including the Parent), that the Facility Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Facility Agent under this Agreement, any loan document or any documents related hereto or thereto).
19.PAYMENTS
19.1All references to an “Obligor” in this clause 19 (Payments) shall be deemed to include the Parent
19.2Place and time
All payments by an Obligor or a Lender under this Agreement shall be made to the Facility Agent to its account at such office or Lender at such time as the Facility Agent may notify the Obligors or the Lenders for this purpose.

19.3Funds
All payments to the Facility Agent under this Agreement shall be made for value on the due date in freely transferable and readily available funds.

19.4Distribution
19.4.1Each payment received by the Facility Agent under this Agreement for another Party shall, subject to Clauses 19.4.2 and 19.4.3, be made available by the Facility Agent to that Party by payment to its account with such office or Lender as it may notify to the Facility Agent for this purpose by not less than three (3) Business Days’ prior notice.

19.4.2The Facility Agent shall apply any amount received by it for an Obligor in or towards payment of any amount due from that Obligor or, so far as legally permissible, any other Obligor under this Agreement.

19.4.3Where a sum is to be paid to the Facility Agent under this Agreement for another Party, the Facility Agent is not obliged to pay that sum to that Party until it has established that it has

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actually received that sum. The Facility Agent may, however, assume that the sum has been paid to it in accordance with this Agreement, and, in reliance on that assumption, make available to that Party a corresponding amount. If the sum has not been made available but the Facility Agent has paid a corresponding amount to another Party, that Party shall immediately on demand by the Facility Agent refund the corresponding amount together with interest on that amount from the date of payment to the date of receipt, calculated at a rate determined by the Facility Agent to reflect its cost of funds.

19.5Business Days
If a payment under this Agreement is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

19.6Currency
In this Agreement:

(a)all payments by an Obligor in respect of a Loan, whether of interest or principal, shall be made in the currency (or the denomination of the currency) in which that Loan is denominated;

(b)all payments relating to costs, losses, expenses or Taxes shall be made in the currency in which the relevant costs, losses, expenses or Taxes were incurred; and

(c)any other amount payable under this Agreement shall be made in EUR or the relevant currency (as applicable).

19.7Accounts as evidence
Each Lender shall maintain in accordance with its usual practice an account which shall, as between the Borrowing Obligors and that Lender, be prima facie evidence of the amounts from time to time advanced by, owing to, paid and repaid to that Lender under this Agreement.

19.8Partial payments
19.8.1If the Facility Agent receives a payment insufficient to discharge all the amounts then due and payable by an Obligor under this Agreement, the Facility Agent shall apply that payment towards the obligations of that Obligor in the following order:

(a)first, in or towards payment of any unpaid costs and expenses of the Facility Agent and/or the Security Agent under this Agreement or the Security Documents;

(b)second, in or towards payment pro rata of any accrued interest due by that Obligor but unpaid under this Agreement;

(c)third, in or towards payment pro rata any other sum due by that Obligor but unpaid under the Finance Documents.

19.8.2The Facility Agent shall, if so directed by all the Lenders, vary the order set out in Clauses 19.8.1(b) to 19.8.1(c).

19.8.3Clauses 19.8.1 and 19.8.2 shall override any appropriation made by any Obligor.

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19.9Set-off and counterclaim
All payments by any Obligor under this Agreement shall be made without set off or counterclaim.

19.10Grossing-up
19.10.1Subject to Clause 19.10.2, all sums payable to a Finance Party pursuant to or in connection with any Finance Document shall be paid in full free and clear of all deductions or withholdings whatsoever except only as may be required by law.

19.10.2If any deduction or withholding is required by law in respect of any payment due from an Obligor to a Finance Party pursuant to or in connection with any Finance Document, that Obligor shall:

(a)ensure or procure that the deduction or withholding is made and that it does not exceed the minimum legal requirement therefor;

(b)pay, or procure the payment of, the full amount deducted or withheld to the relevant Taxation authority or other authority in accordance with the applicable law;

(c)increase the payment in respect of which the deduction or withholding is required so that the net amount received by the payee (which expression when used in this Clause 19.10.2 shall mean each Finance Party) after the deduction or withholding (and after taking account of any further deduction or withholding which is required to be made as a consequence of the increase) shall be equal to the amount which the payee would have been entitled to receive in the absence of any requirement to make any deduction or withholding; and
(d)promptly deliver or procure the delivery to the relative payee of receipts evidencing each deduction or withholding which has been made.

19.10.3If the Facility Agent is obliged to make any deduction or withholding from any payment to any Lender (an “Agency Payment”) which represents an amount or amounts received by that Agent from an Obligor under any Finance Document, that Obligor shall pay directly to that Lender such sum (an “Agency Compensating Sum”) as shall, after taking into account any deduction or withholding which that Obligor is obliged to make from the Agency Compensating Sum, enable that Lender to receive, on the due date for payment of the Agency Payment, an amount equal to the Agency Payment which that Lender would have received in the absence of any obligation to make any deduction or withholding.
19.10.4If any Lender determines that it has received, realised, utilised and retained a Tax benefit by reason of any deduction or withholding in respect of which an Obligor has made an increased payment or paid an Agency Compensating Sum under this Clause 19.10, that Lender shall, provided that each Finance Party have received all amounts which are then due and payable by the Obligors under any Finance Document, pay to that Obligor (to the extent that that Lender can do so without prejudicing the amount of the benefit or repayment and the right of that Lender to obtain any other benefit, relief or allowance which may be available to it) such amount, if any, that will leave that Lender in no worse position than it would have been in if the deduction or withholding had not been required, provided that:

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(a)each Lender shall have an absolute discretion as to the time at which and the order and manner in which it realises or utilises any Tax benefit and shall not be obliged to arrange its business or its Tax affairs in any particular way in order to be eligible for any credit or refund or similar benefit;

(b)no Lender shall be obliged to disclose any information regarding its business, Tax affairs or Tax computations;

(c)if a Lender has made a payment to an Obligor pursuant to this Clause 19.10.4 on account of any Tax benefit and it subsequently transpires that that Lender did not receive that Tax benefit, or received a lesser Tax benefit, that Obligor shall, on demand, pay to that Lender such sum as that Lender may determine as being necessary to restore its after-tax position to that which it would have been had no adjustment under this Clause 19.10.4 been made.

19.10.5No Lender shall be obliged to make any payment under Clause 19.10.4 if, by doing so, it would contravene the terms of any applicable law or any notice, direction or requirement of any governmental or regulatory authority (whether or not having the force of law).

19.10.6If an Obligor is required to make an increased payment for the account of a Lender under Clause 19.10.2, then, without prejudice to that obligation and so long as such requirement exists and subject to the Borrowers giving the Facility Agent and that Lender not less than ten (10) days’ prior notice (which shall be irrevocable), the Obligors may prepay all, but not part, of that Lender’s Participation in the Loan together with accrued interest on the amount prepaid. Any such prepayment shall be subject to Clause 24.1 (Break Cost). On any such prepayment, the Commitment of the relevant Lender shall be automatically cancelled.

20.AMENDMENTS AND WAIVERS
20.1Majority Lenders
20.1.1Subject to Clause 20.2 (All Lenders), any term of any Finance Document, save for any Finance Documents relating thereto, may be amended or waived with the written agreement of the Borrowers and the Majority Lenders. The Facility Agent and the Security Agent (as applicable) may effect and are irrevocably authorised, on behalf of the Finance Parties, to execute an amendment or waiver to which the Majority Lenders have agreed.

20.1.2The Facility Agent shall promptly notify the Borrowers and each Lender of any amendment or waiver effected under Clause 20.1.1 and any such amendment or waiver shall be binding on the Borrowing Obligors, each Obligor (including the Parent), each Group Company and each Finance Party.

20.2All Lenders
An amendment or waiver which relates to:

(a)the definition of “Majority Lenders”, “Available Facility” and “Borrowing Base” in Clause 1.1 (Definitions);

(b)an extension of the date for, or a decrease in an amount or a change in the currency of, any payment under any Finance Document;

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(c)an increase in a Lender’s Commitment (other than through utilisation of the Accordion Option);

(d)a term of any Finance Document which expressly requires the consent of each Lender;

(e)any changes to the definition of “Transaction Security”, “Security Documents”, “Guarantees” or “Obligors” in Clause 1.1 (Definitions), including for the avoidance of doubt, the release and discharge of any Transaction Security, Guarantees or Obligors (including the Parent).

(f)Clauses 6 (Interest), 7 (Reduction, Repayment, prepayment and cancellation), 17 (Pro rata sharing), Clause 2.2 (the Accordion Option), Clause 14.4 (Financial Undertakings), Clause19 (Payments), or this Clause 20 (Amendments and Waivers), may not be effected without the prior written consent of each Lender.

20.3Security Agent
An amendment or waiver which affects the rights and/or obligations of the Security Agent in that capacity may not be effected without the prior written consent of the Security Agent.

20.4Replacement of Screen Rate
(a)If a Screen Rate Replacement Event has occurred in relation to any Screen Rate for a currency which can be selected for a Loan, any amendment or waiver which relates to

(i)providing for the use of a Replacement Benchmark in relation to that currency in place of that Screen Rate; and

(ii)

(A)aligning any provision of any Finance Document to the use of that Replacement Benchmark;

(B)enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement);

(C)implementing market conventions applicable to that Replacement Benchmark;

(D)providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or

(E)adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation),

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may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Borrower.

(b)In this Clause 20.4:

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Replacement Benchmark” means benchmark rate which is:

(a)formally designated, nominated or recommended as the replacement for a Screen Rate by:

(i)the administrator of that Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by that Screen Rate); or

(ii)any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Benchmark” will be the replacement under paragraph (ii) above;

(b)in the opinion of the Majority Lenders and the Borrower, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Screen Rate; or

(c)in the opinion of the Majority Lenders and the Borrower, an appropriate successor to a Screen Rate.

“Screen Rate Replacement Event” means, in relation to a Screen Rate:

(a)the methodology, formula or other means of determining that Screen Rate has, in the opinion of the Majority Lenders, and the Borrowers materially changed;

(b)

(i)

(A)the administrator of that Screen Rate or its supervisor publicly announces that such administrator is insolvent; or

(B)information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Screen Rate;

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(ii)the administrator of that Screen Rate publicly announces that it has ceased or will cease, to provide that Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Screen Rate;

(iii)the supervisor of the administrator of that Screen Rate publicly announces that such Screen Rate has been or will be permanently or indefinitely discontinued; or

(iv)the administrator of that Screen Rate or its supervisor announces that that Screen Rate may no longer be used; or

(c)in the opinion of the Majority Lenders and the Borrower, that Screen Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

20.5No implied waivers; remedies cumulative
The rights of the Finance Parties under the Finance Documents:

(a)may be exercised as often as necessary;

(b)are cumulative and not exclusive of its rights under the general law; and

(c)may be waived only in writing and specifically.

Delay in exercising or non-exercise of any such right is not a waiver of that right.

21.MISCELLANEOUS
21.1Severance
If any provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

(a)the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

(b)the legality, validity or enforceability in any other jurisdiction of that or any other provision of this Agreement.

21.2Counterparts
This Agreement may be executed in any number of counterparts and this shall have the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

21.3Obligations Binding
The obligations of the Parties who have executed this Agreement shall not be affected by the fact that not all of the Parties have validly executed this Agreement.

22.NOTICES
22.1Method
Each notice or other communication to be given under this Agreement shall be given in writing in English and, unless otherwise provided, shall be made by e-mail or letter.

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22.2Delivery
(a)Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)if by way of email, when received; or

(ii)if by way of letter, when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

and, if a particular department or officer is specified as part of its address details provided under Clause 22.3 (Addresses), if addressed to that department or officer.

(b)Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's signature below (or any substitute department or officer as the Agent shall specify for this purpose).

(c)All notices from or to the Borrowing Obligors shall be sent through the Agent.

(d)Any communication or document made or delivered to the Borrowing Obligors in accordance with this Clause will be deemed to have been made or delivered to each of the Borrower.

(e)Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5:00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

22.3Addresses
The address and e-mail address number of the Borrowers, the Polish Borrower, the Facility Agent, and the Security Agent:

(a)The Borrowers:

PRA Group Europe Holding S.à r.l. 42-44, Avenue de la Gare
L-1610 Luxembourg Luxembourg
Attention: Assistant Treasurer in PRA Group Europe E-mail: tom-andre.westbohansen@pragroup.no

(b)The Polish Borrower:

Horyzont Niestandaryzowany Fundusz Wierzytelności Fundusz Inwestycyjny Zamknięty Prosta 68
00-838 Warsaw Poland
Attention: Finance Manager
Email: marek.maciaga@pragroup.pl with cc: emilia.wilamek@pragroup.pl

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(c)The Facility Agent: DNB Bank ASA
N-0021 Oslo, Norway
Attention: Agency Syndicated Loans E-mail: agentdesk@dnb.no

(d)The Security Agent: DNB Bank ASA
N-0021 Oslo, Norway
Attention: Agency Syndicated Loans E-mail: agentdesk@dnb.no
22.4Notification of address
Promptly upon changing its address or email, the Agent shall notify the other Parties.

22.5Electronic communication
(a)Any communication or document to be made or delivered by one Party to another under or in connection with the Finance Documents may be made or delivered by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(i)notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(ii)notify each other of any change to their address or any other such information supplied by them by not less than five (5) Business Days’ notice.

(b)Any such electronic communication or delivery as specified in paragraph (a) above to be made between an Obligor (including the Parent) and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication or delivery.

(g)Any electronic communication or document as specified in paragraph (a) above made or delivered by one Party to another will be effective only when actually received in readable form and in the case of any electronic communication or document made or delivered by a Party to the Agent only if it is addressed in such a manner as the Agent or Security Agent shall specify for this purpose.

(h)Any electronic communication or document which becomes effective, in accordance with paragraph (g) above, after 5:00 p.m. in the place in which the Party to whom the relevant communication or document is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(i)Any reference in a Finance Document to a communication being sent or received or a document being delivered shall be construed to include that communication or document being made available in accordance with this Clause.

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22.6Direct electronic delivery by the Borrowing Obligor
The Borrowing Obligors may satisfy its obligation under this Agreement to deliver any information in relation to a Lender by delivering that information directly to that Lender in accordance with Clause 22.5 (Electronic communication) to the extent that Lender and the Agent agree to this method of delivery.

22.7Notices through Facility Agent
Any notice or other communication from or to an Obligor (including the Parent) under this Agreement shall be sent through the Facility Agent.

23.ASSIGNMENTS, TRANSFERS AND ACCESSION
23.1Benefit of Agreement
This Agreement shall be binding upon and inure to the benefit of each Party and its successors and assigns.

23.2Assignments and transfers by Obligors
No Obligor (including the Parent) shall be entitled to assign or transfer any of its rights or obligations under the Finance Documents.

23.3Assignments by Lenders
23.3.1Any Lender may assign or transfer, in accordance with this Clause 23.3, any of its rights and obligations under this Agreement to (i) any other Lender, (ii) any company being controlled by any Lender or under the control of the same legal entity as any Lender (where control shall have the same meaning mutatis mutandis as set out in the definition of “Subsidiary”),
(iii) to any other financial institution upon the occurrence of a Default or Event of Default, or (iv) to any other financial institution, in a minimum amount of EUR 2,000,000, provided, in each case, that such assignment does not result in a breach of the Swiss Ten Non-Bank Rule, and provided in each case that:
(a)The consent of the Borrowers is required for any assignment or transfer, unless the Lender Transferee (as defined in Clause 23.3.2) falls within one of the categories set out under (i), (ii) or (iii) above.

(b)The consent of the Borrowers must not be unreasonably withheld or delayed.

(c)The consent of the Borrowers to an assignment or transfer may not be withheld solely because the assignment or transfer is to a person who is a Swiss Non-Qualifying Bank, provided that each assignment must be in compliance with the Swiss Ten Non-Bank Rule.

The Borrowers will be deemed to have given their consent three Business Days after the Borrowers were given notice of the request unless the Lender Transferee (as defined in Clause 23.3.2) has been expressly refused by the Borrowers within that time.

23.3.2If any Lender (the “Existing Lender”) wishes to assign or transfer all or any part of its Commitment or Participation in the Facility to another Lender or other financial institution (the “Lender Transferee”), such transfer may be effected by delivery to, and the execution by, the Facility Agent or the Security Agent (as applicable) of a duly completed Transfer Certificate and the transfer must be done on a pro rata basis.

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23.3.3On the date specified in the Transfer Certificate:

(a)to the extent that in the Transfer Certificate the Existing Lender seeks to assign its Commitment or Participation in the Facility or interest under any Finance Document, the Obligors (including the Parent for the purposes of this clause 23.3.3) and the Existing Lender shall each be released from further obligations to each other under this Agreement and their respective rights against each other shall be cancelled (such rights and obligations being referred to in this Clause 23.3.3 as “Discharged Rights and Obligations”);

(b)the Obligors and the Lender Transferee shall each assume obligations towards each other and/or acquire rights against each other which differ from the Discharged Rights and Obligations only insofar as the Obligors and the Lender Transferee have assumed and/or acquired the same in place of the Obligors and the Existing Lender;

(c)each of the Parties and the Lender Transferee shall acquire the same rights and assume the same obligations among themselves as they would have acquired and assumed had the Lender Transferee been a party under this Agreement as a Lender with the rights and/or the obligations acquired or assumed by it as a result of the transfer;

(d)a proportion of the Existing Lender’s rights under the Security Documents, equal to the proportion of the Existing Lender’s rights under this Agreement being transferred, shall automatically be transferred to the Lender Transferee; and

(e)the Existing Lender’s rights and benefits under the Security Documents shall be transferred by the relevant and necessary transfer certificates.

23.3.4The Facility Agent and/or the Security Agent (as applicable) shall promptly complete a Transfer Certificate on request by an Existing Lender and upon payment by the Lender Transferee of a fee of EUR 3,000 to the Facility Agent. Each Party irrevocably authorises each Agent to execute any duly completed Transfer Certificate on its behalf provided that such authorisation does not extend to the execution of a Transfer Certificate on behalf of either the Existing Lender or the Lender Transferee named in the Transfer Certificate.

23.3.5The Facility Agent and/or the Security Agent (as applicable) shall promptly notify the Borrowers of the receipt and execution on its behalf by the relevant Agent of any Transfer Certificate, and provide to the Borrowers a copy of the executed Transfer Certificate.

23.3.6Each Obligor (including the Parent) undertakes to sign and execute any Transfer Certificate or other document necessary to complete a transfer of any interest under any Finance Document if so requested by the Facility Agent or the Security Agent.

23.4Further assurance for assignments or transfers
23.4.1The Obligors (including the Parent) undertake to procure that in relation to any assignment by a Lender of all or part of its Commitment and/or its Participation in the Facility under this Agreement, the Group Companies shall at the request of the relevant assignor or transferor execute (at the cost and expense of the Borrowers) such documents as may be reasonably necessary to ensure that the relevant assignee or, as the case may be, transferee, attains the benefit of the Security Documents.

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23.4.2Without prejudice to Clause 23.3.5, each Lender shall notify the Agents and Borrowers (on behalf of itself and the other Obligors (including the Parent) of any assignment or transfer by such Lender of all or part of its Commitment or Participation in the Facility or interest under the Finance Documents.

23.4.3In the case of any assignment, transfer or novation by an Existing Lender to a Lender Transferee of all or any part of its rights and obligations under the Finance Documents, the Existing Lender and the Lender Transferee agree that, for the purpose of Article 1278 of the Luxembourg Civil Code (to the extent applicable), the securities created under the Finance Documents and securing the rights assigned, transferred or novated thereby will be preserved for the benefit of the Lender Transferee.
23.5Consequences of assignment
The Obligors (including the Parent) shall be under no obligation to pay any greater amount under this Agreement following an assignment or transfer by a Lender of any of its rights or obligations pursuant to this Clause 23 if, in the circumstances existing at the time of such assignment or transfer, such greater amount would not have been payable but for the assignment or transfer.

23.6Disclosure of information
23.6.1Each of the Facility Agent and the Lenders agrees to maintain the confidentiality of all information received from any Obligor (including the Parent) relating to any of the Obligors (including the Parent) or any of their respective businesses, other than any such information that is available to the Facility Agent or any Lender on a non-confidential basis prior to disclosure by such party. Any person required to maintain the confidentiality of information as provided in this clause 23.6 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such information as such person would accord to its own confidential information.
23.6.2The Facility Agent, the Security Agent, each Bookrunner and each Lender may each disclose
(a) to each other, (b) to its professional advisers (c) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will have a requirement for the same in connection with this Agreement and be informed in writing of the confidential nature of such Information and instructed to keep such Information confidential), (d) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (e) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (f) to any other party hereto, (g) in connection with the exercise of any remedies hereunder or under any other Finance Document or any action or proceeding relating to this Agreement or any other Finance Document or the enforcement of rights hereunder or thereunder, (h) on a confidential basis to (A) any rating agency in connection with rating the Parent or its Subsidiaries or the credit facilities provided hereunder, (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder or (C) outsourcing providers (such as secretarial services and third party KYC analysts), (i) with the consent of the Borrower or (j) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Clause 23.6 or (B) becomes available to the Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Parent or any of its Subsidiaries, and (k) and to any person with whom they are proposing to

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enter, or have entered into, any kind of assignment, transfer, participation or other agreement in relation to this Agreement or any other Finance Document provided such person has entered into an appropriate confidentiality undertaking in writing, any information which the Facility Agent, the Security Agent, that Bookrunner or that Lender has acquired under or in connection with any Finance Document.

23.6.3Each of the Facility Agent and the Lenders acknowledges that:

(a)the information shared by the Obligors (including the Parent) may include material non-public information concerning the Parent or its Subsidiaries;

(b)it has developed compliance procedures regarding the use of material non-public information; and

(c)it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

23.6.4Nothing in any Finance Document shall prevent disclosure of any information or other matter to the extent that preventing that disclosure would otherwise cause any transaction contemplated by the Finance Documents or any transaction carried out in connection with any transaction contemplated by the Finance Documents to become an arrangement described in Part II A 1 of Annex IV of Directive 2011/16/EU.

23.7Accession
The accession to this Agreement of each additional Guarantor shall take effect on the Facility Agent countersigning the relevant Accession Agreement which they are hereby irrevocably authorised to do by the Parties to this Agreement. The Parties hereto agree that this authorisation is given to secure the interest of the Parties under this Agreement and is accordingly irrevocable. After the execution of an Accession Agreement the acceding party shall be bound by this Agreement in relation to the other Parties and the Parties to this Agreement, not being the acceding party, shall be bound in relation to the acceding party.

23.8Exposure transfer transactions
Nothing herein restricts the Lenders from entering into any arrangement with another person under which such Lender substantially transfers its credit risk exposure under this Agreement to that other person, unless under such arrangement (and for the duration of such arrangement):

(a)the relationship between the Lender and that other person is that of a debtor and creditor (including in the event of the bankruptcy or similar event of the Lender or an Obligor);

(b)the other person will have no proprietary interest in the benefit of this Agreement or in any monies received by the Lender under or in relation to this Agreement;

(c)the other person will under no circumstances (other than pursuant to a transfer or assignment permitted under Clause 23.3.1) be subrogated to, or substituted in respect of, the Lender's claims under this Agreement; and

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(d)the other person will under no circumstances (other than pursuant to a transfer or assignment permitted under Clause 23.3.1) otherwise have any contractual relationship with, or rights against, an Obligor under or in relation to this Agreement.

23.9Security over Lenders’ rights
In addition to the other rights provided to Lenders under this Clause 23, each Lender may, without consulting with or obtaining consent from any Obligor (including the Parent), at any time charge, assign or otherwise create security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)any charge, assignment or other security to secure obligations to a federal reserve or central bank; and

(b)in the case of any Lender which is a fund, any charge, assignment or other security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or security shall:

(i)release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or security for the Lender as a party to any of the Finance Documents;

(ii)require any payments to be made by an Obligor (including the Parent) other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents; or

(iii)result in a breach of the Swiss Ten Non-Bank Rule.

23.10Limitation of responsibility of Existing Lenders
(a)Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)the financial condition of the Borrowing Obligor;

(iii)the performance and observance by the Borrowing Obligors of their obligations under the Finance Documents or any other documents; or

(iv)the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

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(i)has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Borrowing Obligors in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)will continue to make its own independent appraisal of the creditworthiness of the Borrowing Obligors whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)Nothing in any Finance Document obliges an Existing Lender to:

(i)accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 24; or

(ii)support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by the Borrowing Obligors of its obligations under the Finance Documents or otherwise.

23.11Spanish Law Particularities
(a)at the reasonable request of the Agent, each of the Lender Transferee and the Existing Lender shall promptly raise the duly completed Transfer Certificate to the status of a Spanish public document.

(b)The Parties agree that a transfer or assignment under this Clause 23 shall constitute a transfer of any Transaction Security governed by Spanish law to the Lender Transferee in the manner set out in Article 1203 et seq. of the Spanish Civil Code, and with the effects set out in Article 1528 of the Spanish Civil Code.

(c)Each and all Obligors (including the Parent) accept all transfers and assignments made by the Lenders under and in accordance with the terms of this Agreement without requiring any additional formalities. Nothing in this clause shall be deemed to limit in any manner whatsoever the provisions of article 1526 of the Spanish Civil Code.

24.INDEMNITIES
24.1Break Cost
Each Obligor shall, to the extent legally possible, indemnify each Finance Party on demand against any loss or expense (including any loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under this Agreement, any amount repaid or prepaid under this Agreement or any Loan) which that Finance Party properly has sustained or incurred as a consequence of:

(a)a Loan not being made following the service of a Drawdown Notice (except as a result of the failure of that Finance Party to comply with its obligations under this Agreement);

(b)the failure of an Obligor to make payment on the due date of any sum due under this Agreement;

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(c)the occurrence of any Default or Event of Default or by the operation of Clause 15.2 (Acceleration, etc.); or

(d)any prepayment or repayment of a Loan otherwise than on the last day of the Interest Period in relation to that Loan.

24.2Currency indemnity
24.2.1Any payment made to or for the account of or received by an Agent or any Lender in respect of any moneys or liabilities due, arising or incurred by an Obligor (including the Parent for the purposes of this clause 24.2) to an Agent or any Lender in a currency (the “Currency of Payment”) other than the currency in which the payment should have been made under this Agreement (the “Currency of Obligation”) in whatever circumstances (including as a result of a judgement against an Obligor) and for whatever reason shall constitute a discharge to that Obligor only to the extent of the Currency of Obligation amount which an Agent or that Lender, as the case may be, is able on the date of receipt of such payment (or if such date of receipt is not a Business Day, on the next succeeding Business Day) to purchase with the Currency of Payment amount at its spot rate of exchange (as conclusively determined by the relevant Agent or that Lender) in the relevant foreign exchange market.
24.2.2If the amount of the Currency of Obligation which an Agent or that Lender is so able to purchase falls short of the amount originally due to an Agent or that Lender, as the case may be, under this Agreement, then the relevant Obligor shall immediately on demand indemnify the relevant Agent or that Lender, as the case may be, against any loss or damage arising as a result of that shortfall by paying to the relevant Agent or that Lender, as the case may be, that amount in the Currency of Obligation certified by the relevant Agent or that Lender, as the case may be, as necessary so to indemnify it.

24.3General
24.3.1Each indemnity in this Clause 24 shall constitute a separate and independent obligation from the other obligations contained in this Agreement or any other Finance Document and shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted from time to time and shall continue in full force and effect notwithstanding any judgement or order for a liquidated sum or sums in respect of amounts due under this Agreement or any other Finance Document or under any such judgement or order.

24.3.2The certificate of an Agent or the relevant Lender as to the amount of any loss or damage sustained or incurred by it shall be conclusive and binding on the Obligors except for any manifest error.

25.FORCE MAJEURE
1.1.1No Finance Party shall be held responsible for any damage arising out of any Norwegian or foreign legal enactment, or any measure undertaken by a Norwegian or foreign public authority, or war, strike, lockout, boycott, blockade or any other similar circumstance. The reservation in respect of strikes, lockouts, boycotts and blockades applies even if a Finance Party takes such measures, or is subject to such measures.

1.1.2Any damage that may arise in other cases shall not be indemnified by a Finance Party if it has observed normal care. A Finance Party shall not in any case be held responsible for any indirect damage. Should there be an obstacle as described above for any of the parties set

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out above in this Clause 25 to take any action in compliance with any Finance Document, such action may be postponed until the obstacle has been removed.

26.LAW AND JURISDICTION
26.1Law
26.1.1This Agreement is governed by and shall be construed in accordance with Norwegian law.

26.2Jurisdiction
26.2.1Subject to Clause 26.2.2 below, the courts of Norway shall have exclusive jurisdiction over matters arising out of or in connection with this Agreement. Oslo tingrett shall be the court of first instance.

26.2.2The submission to the jurisdiction of the Norwegian courts shall not limit the right of any Finance Party to take proceedings against any Obligor (including the Parent) in the courts of Norway, Sweden, Finland, Germany, Austria, Italy, Spain, Poland, Luxembourg, Switzerland, or Delaware (USA), or in any jurisdiction which is a signatory to the Lugano Convention of 30 October 2007 on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters (the “Lugano Convention”) including, for the avoidance of doubt, each member state of the European Union.

26.3Service of process
26.3.1Without prejudice to any other mode of service allowed under any relevant law, each Obligor (including the Parent for the purpose of this Clause 26.3) (other than an Obligor incorporated in Norway):

(a)irrevocably appoints PRA Group Europe AS (represented by the chairman of the board of directors from time to time) as its agent for service of process in relation to any proceedings before the Norwegian courts in connection with any Finance Document governed by Norwegian law; and

(b)agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

26.3.2If any process agent appointed pursuant to this Clause 26.3 (Service of process) (or any successor thereto) shall cease to exist for any reason where process may be served, the Obligor will forthwith appoint another process agent with an office in Norway where process may be served and will forthwith notify the Agent thereof.

IN WITNESS whereof the Parties have caused this Agreement to be duly executed on the date set out above.

***

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[Signature page to follow]

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SIGNATORIES:

The Borrowers:

PRA Group Europe Holding S.à r.l.    PRA Group Europe Holding S.à r.l., Luxembourg, Zug Branch

By:         By:      Name:        Name:
Title:    Title:

For the purposes of Article 1 of the Protocol annexed to the Convention on Jurisdiction and the Enforcement of Proceedings in Civil and Commercial Matters done at Lugano on 16th September 1988 the undersigned hereby expressly and specifically accepts the jurisdiction of the Norwegian Courts.

By:      Name:          Title:

PRA Group Towarzystwo Funduszy Inwestycyjnych S.A.on behalf of the Polish Borrower:

By:     Name:
Title:

By:     Name:
Title:

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The Guarantors

PRA Group Europe AS    PRA Group Europe Portfolio AS

By:         By:      Name:        Name:
Title:    Title:

PRA GROUP EUROPE PORTFOLIO AS, Oslo,
Zweigniederlassung Zug
PRA Group Norge AS

By:         By:      Name:        Name:
Title:    Title:

PRA Group Sverige AB    PRA Group Switzerland Portfolio AG

By:         By:      Name:        Name:
Title:    Title:

PRA Suomi Oy    PRA Group Österreich Inkasso GmbH

By:         By:      Name:        Name:
Title:    Title:

PRA Group Deutschland GmbH

By:      Name:

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Title:

PRA Iberia SLU    PRA Group Polska Holding sp. z o.o.
By:         By:         Name:        Name:
Title:    Title:

PRA Group Polska sp. z o.o.    PRA Group, Inc.
By:         By:         Name:        Name:
Title:    Title:

PRA Group Italy S.r.l.

By:         Name:
Title:

The Retiring Guarantor:

PRA Group Österreich Portfolio GmbH

By:      Name:
Title:

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The Facility Agent

DNB Bank ASA

By:         By:      Name:        Name:
Title:    Title:

The Security Agent

DNB Bank ASA

By:         By:      Name:        Name:
Title:    Title:

DNB Bank ASA (in its capacity as Lender, Mandated Lead Arranger and Bookrunner)

By:          By:      Name:        Name:
Title:    Title:

Nordea Bank Abp, filial i Norge (in its capacity as Lender, Mandated Lead Arranger and Bookrunner)

By:         By:      Name:        Name:
Title:    Title:

Swedbank AB (publ) (in its capacity as Lender, Mandated Lead Arranger and Bookrunner)

By:         By:      Name:        Name:
Title:    Title:

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SCHEDULE 1 THE GUARANTORS

Country	Company	Organisation number
Norway	PRA Group Europe AS	960 545 397
Norway	PRA Group Europe Portfolio AS (formerly Aktiv Kapital Portfolio AS)	942 464 347
Switzerland	PRA GROUP EUROPE PORTFOLIO AS, Oslo, Zweigniederlassung Zug (formerly Aktiv Kapital Portfolio AS, Oslo, Zweigniederlassung Zug)	CHE-115.187.385
Norway	PRA Group Norge AS	995 262 584
Sweden	PRA Group Sverige AB	556189-4493
Switzerland	PRA Group Switzerland Portfolio AG	CHE-116.343.570
Finland	PRA Suomi Oy	1569394-6
Austria	PRA Group Österreich Inkasso GmbH	FN 207430 w
Germany	PRA Group Deutschland GmbH	HRB 18837
Spain	PRA Iberia, S.L.U.	B 8056 8769
Poland	PRA Group Polska Holding sp. z o.o. (formerly PRA Group Polska sp. z o.o.)	537397
Poland	PRA Group Polska sp. z o.o. (formerly Debt Trading Partners BIS sp. z o.o.)	517951
Italy	PRA Group Italy S.r.l	13633460962
Delaware	PRA Group, Inc.	3556815

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SCHEDULE 2 THE LENDERS

Lender	Address for Notices	Commitment
DNB Bank ASA	N-0021 Oslo, Norway	EUR 276,426,667
Attention: Loan Administration
E-mail: loanadmin.corporate@dnb.no

Nordea Bank Abp, filial i Norge	N-0107 Oslo, Norway	EUR 226,786,667
Attention: Structured Loan & Collateral Services Poland
Email: sls.poland@nordea.com

Swedbank AB (publ)	N-0115 Oslo, Norway	EUR 226,786,667
Attention: Swedbank Loan Administration
E-mail: Kred.admin@swedbank.no

	Total Commitments	EUR 730,000,000

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SCHEDULE 3 Conditions Precedent

1.Corporate Documents
All references to an “Obligor” in this Schedule 3 (Conditions Precedent) shall be deemed to include the Parent (unless the context otherwise provides).

The Facility Agent shall have received a copy of each of the following in form and substance satisfactory to it:

(a)the certificate of incorporation/registration (and any related certificate of incorporation on change of name and certificate of good standing) (or equivalent) of the Borrowers, each other Obligor and each Security Provider which is party to a Finance Document (as applicable);

(b)the constitutional (or similar) documents of the Borrowers, each other Obligor and the Security Providers which is party to a Finance Document, including, but not limited to;

(i)articles of association and by-laws;

(i)in relation to an Obligor incorporated in Spain; its deed of incorporation (escritura de constitucion) a certificate issued by the commercial registry (certificacion del Registro Mercantil) evidencing that the Spanish Obligor is registered with the commercial registry and has not been dissolved, liquidated or become subject to insolvency proceedings or an informative excerpt (nota simple informativa) relative to such Obligor incorporated in Spain; each of them not dated earlier than 30 days before the date of the relevant Drawdown Notice;

(ii)including in relation to an Obligor incorporated in Luxembourg (i) an Excerpt from the Luxembourg Trade and Companies Register not older than one Business Day prior to the Utilisation Request, (ii) Certificate of non-inscription of a judicial decision from the Luxembourg Trade and Companies Register not older than one Business Day prior to the Utilisation Request and (iii) a Domiciliation Certificate issued by the Obligor incorporated in Luxembourg; and

(iii)in relation to an Obligor incorporated in Germany: (i) up-to-date copies of the articles of association and any by-laws (as applicable), (ii) an up-to-date excerpt from the electronic commercial register and (c) an up-to-date copy of the shareholder list (Gesellschafterliste) (as applicable);

(c)the minutes of a meeting (or as appropriate, a copy of a resolution) of the board of directors, managers, or as applicable, the branch manager of the Borrowers, each other Obligor (other than with respect to an Obligor incorporated in Germany) and the Security Providers which is party to a Finance Document:

(i)approving and authorising the execution, delivery and performance of each Finance Document to which it is to be a party on the terms and conditions of those documents;

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(ii)showing that the relevant board meeting had appropriate quorum, that due consideration was given by all the relevant directors present of the relevant company’s obligations and liabilities arising under those documents and that all declarations of interests required in connection with any Finance Document to which it is to be a party were made; and

(iii)authorising any person whose name and specimen signature is set out in those minutes to sign or otherwise attest the execution of those documents and any other documents to be executed or delivered pursuant to those documents or, as the case may be, appointing any person or persons to sign or otherwise attest the due execution of the Finance Documents by way of power of attorney together with a certified copy of such power of attorney.

(d)in relation to an Obligor incorporated in Germany, Austria, Finland and otherwise if applicable, the minutes of a meeting of the shareholders of each Obligor or Security Provider (as applicable), approving the Finance Documents to which it is a party.

2.Delivery of Finance Documents other than Security Documents
The Facility Agent shall have received each of the following in form and substance satisfactory to it:

(a)the Agreement duly executed by all parties thereto;

(b)a Fee Letter duly countersigned by the Borrowers; and

(c)The Parent Guarantee duly executed by the Parent.

3.Delivery of Security Documents and of the Parallel Debt Agreement
The Security Agent shall have confirmed to the Facility Agent that it has received each of the following in form and substance satisfactory to it:

(a)the Security Documents (except for those that are to be provided as a condition subsequent and are referred to under Schedule 4) duly executed and perfected by the relevant Obligor and the Security Agent (or by all the Lenders and/or Finance Parties if required by applicable law) and all actions required in order to perfect the Encumbrances created thereunder; and

(b)together with, in each case, all documents deliverable therewith (including, for the avoidance of doubt, the Parallel Debt Agreement).

4.Miscellaneous
The Facility Agent shall have received each of the following in form and substance satisfactory to it:

(a)Compliance Certificates, showing inter alia compliance with the financial covenants;

(b)Borrowing Base Certificate, showing inter alia the calculation of the Borrowing Base;

(c)confirmation that Representations and Warranties being true and correct;

(d)effective interest letter;

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(e)confirmation that all fees payable on the first Drawdown Date hereunder pursuant to the Fee Letter have been paid;

(f)legal opinions from the Lender’s legal advisors (except for those that are to be provided as a condition subsequent and are referred to under Schedule 4);

(g)in the case of the Parent, legal opinions from Borrower’s legal advisors;

(h)a copy or certified copy, as required, of all “Know Your Customer” documentation;

(i)audited consolidated financial statements and audit report of the Parent for the financial period ending on 31 December 2021;

(j)Unaudited consolidated quarterly financial statements of the Borrowers and the Parent for the Financial Quarter ending on 30 September 2022;

(k)the Service Agreements, including a memo explaining briefly the mandate structure for the Collection Companies;

(l)all material approvals, authorisations and consents in place;

(m)Asset Pool Report, showing inter alia the calculation of ERC;

(n)any process agent letter required;

(o)confirmation of no event that would have constituted a Default or Event of Default having occurred in the Group;

(p)absence of any material adverse change;

(q)confirmation that any and all outstanding debt under the Existing Facility to be refinanced have been or will be cancelled and repaid in full upon disbursement; and

(r)any other document reasonably requested by the Facility Agent.

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SCHEDULE 4 Conditions Subsequent

1.Security Documents
The Security Agent shall have confirmed to the Facility Agent that it has received each of the following in form and substance satisfactory to it:

(a)the Spanish Share Pledge and the Polish Security Documents duly executed and perfected by the relevant Obligor and the Security Agent (or by all the Lenders and/or Finance Parties if required by applicable law) and all actions required in order to perfect the Encumbrances created thereunder; and

(b)together with, in each case, all documents deliverable therewith (including, for the avoidance of doubt, the Parallel Debt Agreement and the notarization of this Agreement in Spain).

2.Legal Opinions
(a)Legal opinion from Wardynski & Partners in respect of Polish law issues.

(b)Legal opinion from Uría Menéndez in respect of Spanish law issues.

(c)Legal opinion from BAHR in respect of Norwegian law issues.

(d)Legal opinion from Arendt & Medernach in respect of Luxembourg law issues.

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SCHEDULE 5 Drawdown Notice

To:    DNB Bank ASA
N-0021 Oslo, Norway Loan Administration
E-mail: loanadmin.corporate@dnb.no
From: [PRA Group Europe Holding S.à r.l., acting through its Swiss branch office PRA Group Europe Holding S.à r.l., Luxembourg, Zug Branch]
*[date] Dear Sirs,
Multicurrency Revolving Credit Facility Agreement dated      November 2022 (as amended the “Agreement”)
Terms defined in the Agreement have the same meaning in this notice. We request a Loan to be drawn down under the Agreement as follows:

1.Facility:

2.Amount of Loan ([EUR]):

3.Currency:

4.Drawdown Date:

5.Duration of Interest Period:

6.Payment instructions:

7.(if applicable)

We confirm that today and on the Drawdown Date:

(a)the representations and warranties in Clause 13 (Representations and warranties) to be repeated are correct; and

(b)no Default, Event of Default or Potential Default has occurred and is continuing or will occur on the making of the Loan.

SIGNED

For and on behalf of
PRA Group Europe Holding S.à r.l

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SCHEDULE 6
Form of Accession Agreement

The taking of this document or any certified copy of it or any other document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf-scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee may cause the imposition of Austrian stamp duty under the Austrian Stamp Duty Act 1957. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf-scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee.
THIS AGREEMENT is made this [ ] day of [ ] 20[ ] by [ ] (the “New Party”) in favour of the other parties to the Agreement (as defined below).

RECITALS:
(A)This Agreement is supplemental to a revolving credit facility agreement (the “Agreement”, which term shall include any amendments or supplements to it) dated [ ] November 2022 made inter alios between (1) PRA Group Europe Holding S.à r.l, (2) certain Obligors, (3) DNB Bank ASA as Facility Agent, (4) DNB Bank ASA as Security Agent, (5) DNB Bank ASA, Nordea Bank Abp, filial i Norge and Swedbank AB (publ), as Bookrunners and (6) DNB Bank ASA, Nordea Bank Abp, filial i Norge and Swedbank AB (publ), as Mandated Lead Arrangers and (7) DNB Bank ASA, Nordea Bank Norge ASA and Swedbank AB (publ) as Lenders.

(B)The New Party wishes to accede to the Agreement as a Guarantor.

(C)It is a term of the Agreement that, in order to accede as a Guarantor, the New Party must enter into this Agreement.

NOW THIS AGREEMENT WITNESSES AS FOLLOWS
1.Terms defined and references construed in the Agreement shall have the same meanings and construction in this Agreement.

2.The New Party:

(a)agrees to be bound by all the terms and conditions of the Agreement insofar as they relate to an Obligor as if the New Party was a party to the Agreement in such capacity; and

(b)represents and warrants to the Facility Agent, the Security Agent and the Lenders in the terms of Clause 13.1 (Representations and warranties) (those representations and warranties that shall be repeated under Clause 13.1.24 (Repetition)), but such representations and warranties shall be given so as to apply, mutatis mutandis, to the New Party only.

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3.The New Party confirms that it has delivered to the Facility Agent the documents specified in the Schedule to this Agreement.*

4.The New Party agrees that it shall accede to the Agreement immediately upon the Facility Agent countersigning this Agreement.

IN WITNESS whereof the New Party has caused this Agreement to be executed on the day set out above.

We agree, on behalf of all the parties to the Agreement, that the New Party shall, from the date of our signature, accede to the Agreement as if it were a Guarantor and an Obligor named therein and a party to the Agreement.

DNB Bank ASA as Facility Agent

Date:

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SCHEDULE

*(a) A Certified Copy of our constitutional documents (such as, but not limited to, certificate of registration and articles of association).

*(b) A Certified Copy of the resolution of our Board of Directors and if necessary shareholder approval, approving the transactions contemplated by this Agreement and authorising the execution of this Agreement and any other documents contemplated by this Agreement.

*(c) Certified Copies of all other resolutions, authorisations, approvals, consents and licences, corporate, official or otherwise, necessary or desirable, to enable us to give effect to the transactions contemplated by this Agreement and for the validity and enforceability of this Agreement.

*(d)    All relevant Transaction Security.

*(e)    A legal opinion from relevant local counsel acceptable to the Facility Agent.

*(e)    Such other document as the Facility Agent may reasonably require.

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SCHEDULE 7
Form of Transfer Certificate

To:    DNB Bank ASA as Facility Agent and Security Agent
and the other parties to the Agreement (as defined below)
From: [The Existing Lender] (the “Existing Lender”) and [The Lender Transferee] (the “Lender Transferee”)
Dated: [•]

[•] – [EUR] [•] MULTICURRENCY REVOLVING CREDIT FACILITY AGREEMENT DATED [•] (THE “AGREEMENT”)

This transfer certificate (“Transfer Certificate”) relates to the abovementioned facility agreement dated [●] November 2022 made inter alios between (1) PRA Group Europe Holding S.à r.l. acting through its Swiss branch office PRA Group Europe Holding S.à r.l., Luxembourg, Zug Branch, (2) certain Obligors, (3) DNB Bank ASA as Facility Agent, (4) DNB Bank ASA as Security Agent, (5) [DNB Bank ASA, Nordea Bank Abp, filial i Norge and Swedbank AB (publ), as Bookrunners, (7) DNB Bank ASA , Nordea Bank Abp, filial i Norge and Swedbank AB (publ), as Mandated Lead Arrangers and (7) DNB Bank ASA , Nordea Bank AB (publ), filial i Norge and Swedbank AB (publ) as Lenders (the “Agreement”, which term shall include any amendments or supplements to it).

Terms defined and references construed in the Agreement shall have the same meanings and construction in this Transfer Certificate.

1.*[insert full name of Existing Lender] (the “Existing Lender”):

(a)confirms that to the extent that details appear in schedule 1 to this Transfer Certificate under the headings “Existing Lender’s Commitment” and “Existing Lender’s Participation in the Facility”, those details accurately summarise its Commitment and its Participation in the Facility all or part of which is to be transferred; and

(b)requests *[insert full name of Lender Transferee] (the “Lender Transferee”) to accept and procure, in accordance with Clause 23.3 (Assignments by Lenders) of the Agreement, the substitution of the Existing Lender by the Lender Transferee in respect of the amount of its Commitment and its Participation in the Facility to be transferred as specified in the schedule to this Transfer Certificate by signing this Transfer Certificate.

2.The Lender Transferee requests each of the Parties to accept this executed Transfer Certificate as being delivered under and for the purposes of Clause 23.3 of the Agreement so as to take effect in accordance with the provisions of that Clause on the proposed transfer date *[insert date of transfer] (the “Transfer Date”).

3.The Lender Transferee:

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(a)confirms that it has received a copy of the Agreement together with such other documents and information as it has requested in connection with this transaction;

(b)confirms that it has not relied and will not rely on the Existing Lender to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such documents or information; and

(c)agrees that it has not relied and will not rely on the Facility Agent, the Security Agent, the Bookrunners, the Mandated Lead Arrangers, the Existing Lender or any other Lender to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Obligors (including the Parent) or any other party to the Security Documents.

4.The Lender Transferee undertakes with the Existing Lender and each of the other parties to the Agreement that it will perform, in accordance with its terms, all those obligations which, by the terms of the Agreement, will be assumed by it upon delivery of the executed copy of this Transfer Certificate to the Facility Agent.

5.On execution of this Transfer Certificate by the Facility Agent on their behalf, the Parties accept the Lender Transferee as a party to the Agreement in substitution for the Existing Lender with respect to all those rights and/or obligations which, by the terms of the Agreement, will be assumed by the Lender Transferee after delivery of the executed copy of this Transfer Certificate to the Facility Agent.

6.The benefit of each Security Document shall be maintained in favour of the Lender Transferee, without prejudice to paragraph 7 hereof.

7.None of the Existing Lender, the other Lenders, the Facility Agent, the Security Agent, the Bookrunners or the Mandated Lead Arrangers:

(a)makes any representation or warranty or assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Agreement or any of the other Finance Documents; or

(b)assumes any responsibility for the financial condition of the Obligors (including the Parent) or any other party to the Agreement or any of the other Finance Documents or any other document or for the performance and observance by the Obligors (including the Parent) or any other party to the Agreement or any of the other Finance Documents or any other document of its or their obligations and any and all conditions and warranties, whether express or implied by law or otherwise, are excluded.

8.The Lender Transferee confirms that it [is/is not] a Swiss Qualifying Bank.

9.The Lender Transferee confirms that its lending office and address for notices for the purposes of the Agreement are as set out in the schedule to this Transfer Certificate.

10.The Existing Lender gives notice to the Lender Transferee (and the Lender Transferee acknowledges and agrees with the Existing Lender) that the Existing Lender is under no obligation to re-purchase (or in any other manner to assume, undertake or discharge any obligation or liability in relation to) the transferred Commitment and Participation at any time after this Transfer Certificate shall have taken effect.

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11.Following the date upon which this Transfer Certificate shall have taken effect, without limiting the terms of this Transfer Certificate, each of the Lender Transferee and the Existing Lender acknowledges and confirms to the other that, in relation to the transferred Commitment and Participation, variations, amendments or alterations to any term of any Finance Document arising in connection with any renegotiation or rescheduling of the obligations under the Agreement shall apply to and be binding on the Lender Transferee alone.

12.For the purposes of Article 1278 of the Luxembourg Civil Code (to the extent applicable), the Lender Transferee and the Existing Lender hereby agree that the security created under [any security document], securing the rights assigned, transferred or novated hereby will be preserved for the benefit of the Lender Transferee.

13.This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

14.This Transfer Certificate is governed by and shall be construed in accordance with Norwegian law.

[EXISTING LENDER]    [LENDER TRANSFEREE]

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [•].

[FACILITY AGENT / SECURITY AGENT]
on behalf of itself and all other parties to the Agreement

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SCHEDULE

Existing Lender's Commitment    Amount of Commitment Transferred

Existing Lender's Participation in the            Amount of Participation Transferred
Facility

*[insert full name of Lender Transferee]

Lending office                        Address for notices
*                            *[address]
Attention:
E-mail:
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SCHEDULE 8
GROUP STRUCTURE

LEGAL STRUCTURE AS OF 31 DECEMBER 2024

Changes since 30 September 2024:

1. The liquidation of PRA Group Kancelaria Radców Prawnych Wilamek I Wspólnicy S.K.A. (PL003) was finalized on 4th December 2024.

Portfolio Owner
Porfolio Collector
Portfolio Owner + Portfolio Collector
Portfolio Collection Support
Finance Support
Holding or Dormant
Holding or Dormant + Finance Support
Norwegian Tax
Branch
^ Swedish/Finnish organization number in the NTD companies
PRA Group Europe Holding III S.à r.l. (LU001) B187126, Luxembourg
PRA Group Europe Holding II S.à r.l. (LU002) B185155, Luxembourg
PRA Group Europe Holding I S.à r.l. (LU006) B185154, Luxembourg
PRA Group Europe Holding S.à r.l. (LU004) B183422, Luxembourg
PRA Group Europe Holding S.à.r.l., Luxembourg, Zweigniederlassung Zug (CH003) CHE - 305.746.539
PRA Group (UK) Limited (GB001) 4267803
PRA Group UK Portfolios Ltd (GB002) 15236812
PRA Group Deutschland GmbH (DE001) HRB 18837
PRA Group Österreich Inkasso GmbH (AT001) FN 207430 w
PRA Group Österreich Portfolio GmbH (AT002) FN 426567 f
PRA Suomi Oy (FI001) 1569394-6
PRA Group Sverige AB (SE001) 556189-4493
PRA Group Europe AS (NO001) 960 545 397
PRA Iberia, SLU (ES001) B-80568769
PRA Group Norge AS (NO006) 995 262 584
PRA Group Europe Portfolio AS (NO003) 942 464 347
PRA Group Europe Portfolio AS, Oslo, Zweigniederlassung Zug (CH001) CHE - 115.187.385
AK Nordic AB (SE002) 556197-8825
Crystal Production AS (NO004) 851 634 142
PRA Group Switzerland Portfolio AG (CH002) CHE - 116.343.570
AK Nordic NUF [Norwegian branch of AK Nordic AB] (NO007) 987 710 128 5556197-8825
AK Nordic AB Succursale Italiana [Italian Branch of AK Nordic AB] (IT002) 11442250962 556197-8825
PRA Group Europe Finance S.à.r.l. (LU005) B228510
PRA Group Italy S.r.l. (IT004) *inactive 13633460962
AK Nordic Italy S.r.l. (IT003) *inactive 13633450963
PRA Group Polska Holding sp. z o.o. (PL001) 0000537397
Horyzont NFW FIZ (PL002) (RFI) 1121
PRA Group Polska Sub-holding sp. z o.o. (PL005) (KRS) 0000782107
PRA Group TFI S.A. (PL010) (KRS) 0000258883
PRA Group Polska sp. z o.o (PL004) (KRS) 0000517951

EXECUTION VERSION
SCHEDULE 9
CERTAIN APPROVED LOAN PORTFOLIOS

[REDACTED]

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SCHEDULE 10
Form of Compliance Certificate

To:    DNB Bank ASA, Facility Agent

From: [PRA Group Europe Holding S.à r.l., acting through its Swiss branch office PRA Group Europe Holding S.à r.l., Luxembourg, Zug Branch]

Date:    [    ]

Multicurrency Revolving Credit Facility Agreement dated [●] November 2022 (the “Agreement”)
Terms defined in the Agreement have the same meaning in this Compliance Certificate.

With reference to Clause 14.1.4 (Compliance certificate), we confirm that as at [    ] [insert relevant Quarter Date]:

1.The ERC Ratio is as follows:

(a)The GIBD of the Group is: [●], which consists of: [●]

(b)The Book Value of Approved Loan Portfolios is: [●], which consists of: [●]

(c)The ERC Ratio is: [●]

2.The Aggregated Collection is as follows:

(a)The Aggregate Collections of the Group for the last quarter is: [●]

(b)The ERC of the Group is: [●]

(c)The Aggregate Collections constitutes [●]% of the ERC.

And we are therefore [not] in compliance with Clause 14.4.3 (Collections).

3.AK Nordic Deposits and Earmarked Funds:

(a)AK Nordic Deposits: [●]

(b)Earmarked Funds: [●]

(c)AK Nordic Deposits that are not transferred to Earmarked Funds: [●] And we are therefore [not] in compliance with Clause 14.3.5(c) (Indebtedness).
4.We confirm that:

(a)Equity or shareholder loan provided by the Borrowers are in accordance with Clause 14.3.4(d); and

(b)no Default or Event of Default has occurred and is continuing or would occur on the making of the Financial Support,
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and we are therefore in compliance with Clause 14.3.4 (No Financial Support).

5.Portfolio Owners

(a)The existing Portfolio Owners (unchanged from last Compliance Certificate) is:

(i)[●]

(b)The new Portfolio Owners (new from last Compliance Certificate) is:

(i)[●]

6.We confirm that security for Secured Obligations has been granted over all assets as required by Clause 12.4 (Additional Security) unless otherwise approved with the prior written consent of the Facility Agent and we are therefore in compliance with Clause 12.4 (Additional Security).

7.We confirm that there are no events outstanding which would require the Facility to be prepaid.

We further confirm that, as of the date hereof each of the representations and warranties set out in Clause 13 (Representations and warranties) of the Agreement is true and correct; and no event or circumstances has occurred and is continuing which constitute or may constitute a Default or Event of Default.

Yours sincerely

for and on behalf of

[PRA Group Europe Holding S.à r.l., acting through its Swiss branch office PRA Group Europe Holding S.à r.l., Luxembourg, Zug Branch]

By:

Name:

Title: [authorised officer]
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SCHEDULE 11
Form of Compliance Certificate – Parent Covenants

To:    DNB Bank ASA, Facility Agent From: [PRA Group, Inc.]
Date:    [    ]

Multicurrency Revolving Credit Facility Agreement dated [●] November 2022 (the “Agreement”)
Terms defined in the Agreement have the same meaning in this Compliance Certificate.

With reference to Clause 14.1.4 (Compliance certificates), we confirm that as at [    ] [insert relevant Quarter Date]:

1.Senior Secured Leverage Ratio:

The Consolidated Senior Secured Leverage Ratio is [●] (and the requirement under Clause
14.4.4 (Senior Secured Leverage) is that the Consolidated Senior Secured Leverage Ratio shall not exceed 2.25:1).

In compliance: [Yes] [No]
2.Total Leverage:

The Consolidated Total Leverage Ratio is [●], (and the requirement under Clause 14.4.5 (Total Leverage) is that the Consolidated Total Leverage Ratio shall not exceed 3.5:1.).

In compliance: [Yes] [No]
3.Positive Income:

The Consolidated Fixed Charge Coverage Ratio is [•] (and the requirement under Clause
14.4.6 (Consolidated Fixed Charge Coverage Ratio) is that the Consolidated Fixed Charge Coverage Ratio shall not be less than 2.00 to 1.00 as at the end of any fiscal quarter.

In compliance: [Yes] [No]
We further confirm that, as of the date hereof each of the representations and warranties set out in Clause 13 (Representations and warranties) of the Agreement is true and correct; and no event or circumstances has occurred and is continuing which constitute or may constitute a Default or Event of Default.

Yours sincerely

for and on behalf of [PRA Group, Inc.]
By:

Name:

Title: [authorised officer]

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SCHEDULE 12
Form of Borrowing Base Certificate

To:    DNB Bank ASA, Facility Agent

From:        PRA Group Europe Holding S.à r.l. Date:    [        ]
Multicurrency Revolving Credit Facility Agreement dated [●] November 2022 (the “Agreement”)
Terms defined in the Agreement have the same meaning in this Compliance Certificate.

I. ERC	[	]
II. BORROWING BASE (45% of I.)	[	]
BORROWING BASE METRICS:
1) Total amount drawn both under the Facility and the Overdraft Facility	[	]
2) Gross Interest Bearing Debt	[	]
3) Total Availability (Committed amount minus 1)	[	]
4) Total Borrowing Base Availability (II. minus 2)	[	]
5) Month End Rates – PRA Group (see appendix)
6) ERC Ratio (2) divided by I.)	[	]

Yours sincerely

for and on behalf of

PRA Group Europe Holding S.à r.l.

By:

Name:

Title: [authorised officer]

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SCHEDULE 13 Security Documents

1.First priority pledge over the shares in:

(a)PRA Group Europe Portfolio AS (Norway) between PRA Group Europe AS and the Agent, originally dated on 23 October 2014 (as amended on or around the date hereof), governed by Norwegian law

(b)PRA Group Europe AS (Norway), between PRA Group Europe Holding S.à r.l. and the Agent, originally dated on 28 December 2016 (as amended on or around the date hereof), governed by Norwegian law

(c)PRA Group Norge AS (Norway), between PRA Group Europe AS and the Agent, originally dated on 23 February 2015 (as amended on or around the date hereof), governed by Norwegian law

(d)PRA Group Switzerland Portfolio AG (Switzerland) between PRA Group Europe Portfolio AS and the Agent, as dated on or around the date hereof, governed by Swiss law

(e)PRA Suomi Oy (Finland) between PRA Group Europe Holding S.à r.l. and the Agent, as dated on or around the date hereof, governed by Finnish law

(f)PRA Group Sverige AB (Sweden) between PRA Group Europe Holding S.à r.l. and the Agent, as dated on or around the date hereof, governed by Swedish law

(g)AK Nordic AB (Sweden) between PRA Group Europe Portfolio AS and the Agent, as dated on or around the date hereof, governed by Swedish law

(h)PRA Group Europe Holding S.à r.l. (Luxembourg) between PRA Group Europe Holding I S.à r.l. and the Agent, as dated on 23 November 2022 (as amended and/or confirmed from time to time), governed by Luxembourg law

(i)PRA Group Deutschland GmbH (Germany) between PRA Group Europe Holding S.à r.l. and the Agent, as dated on or around the date hereof, governed by German law

(j)PRA Group Österreich Portfolio GmbH (Austria) between PRA Group Österreich Inkasso GmbH and the Agent, as dated on or around the date hereof, governed by Austrian law

(k)PRA Group Österreich Inkasso GmbH (Austria) between PRA Group Europe Holding S.à
r.l. and the Agent, as dated on or around the date hereof, governed by Austrian law

(l)PRA Group Italy S.r.l, between PRA Group Europe Holding S.à r.l. and the Agent, as dated on or around the date of the amendment and restatement of this Agreement, governed by Italian law.

2.First priority Assignment of Intra-Group Loans:

(a)Assignment of Intra-Group Loans between the Borrowers and the Agent, originally dated on 27 October 2014 (as amended on or around the date hereof), governed by Norwegian law

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(b)Assignment of Intra-Group Loans between PRA Group Europe AS and the Agent, originally dated on 1 December 2014 (as amended on or around the date hereof), governed by Norwegian law

(c)Assignment of Intra-Group Loans between PRA Group Österreich Portfolio GmbH and the Agent, as dated on or around the date hereof, governed by Norwegian law

(d)Assignment of Intra-Group Loans between PRA Group Europe Portfolio AS, PRA Group Europe Portfolio AS, Oslo, Zweigniederlassung Zug and the Agent, as dated on or around the date hereof, governed by Norwegian law

(e)Assignment of Intra-Group Loans between AK Nordic AB and the Agent, originally dated on 27 October 2014 (as amended on or around the date hereof), governed by Norwegian law

(f)Assignments of Intra-Group Loans between PRA Group Switzerland Portfolio AG and the Agent, as dated on or around the date hereof, governed by Norwegian law

(g)Assignments of Intra-Group Loans between PRA Group Polska Sub-Holding sp. z o.o. and the Agent, as dated on or around the date hereof, governed by Norwegian law

(h)Pledge of Debt Security and Receivables between PRA Group Europe Holding S.à r.l., PRA Group Österreich Portfolio GmbH and the Agent, dated 13 may 2024, governed by Austrian law

3.First priority Pledge of Shareholder Loans:

(a)Assignment of Shareholder Loans agreement between PRA Group, Inc. and the Agent, originally dated on 18 December 2020 (as amended on or around the date hereof), governed by Norwegian law

4.Spanish Share Pledge:

(a)The first priority pledge over the shares in PRA Iberia, S.L.U (Spain) between PRA Group Europe AS and the Agent, as dated on or around the date hereof, governed by Spanish law

5.Polish Security Documents:

(a)The first priority pledge over the shares in PRA Group Polska Holding sp. z o.o. (Poland) between PRA Group Europe Holding S.à r.l. and the Agent, as dated on or around the date hereof, governed by Polish law

(b)The first priority pledge over the shares in PRA Group Polska sp. z o.o. (Poland) between PRA Group Polska Sub-Holding sp. z o.o. and the Agent, as dated on or around the date hereof, governed by Polish law

(c)Polish statements on voluntary submissions to enforcement:

(i)statements of voluntary submissions to enforcement issued by the Borrowers;

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(ii)statements of voluntary submissions to enforcement issued by PRA Group Polska Sub-Holding sp. z o.o.;

(iii)statements of voluntary submissions to enforcement issued by PRA Group Polska Holding sp. z o.o.; and

(iv)statements of voluntary submissions to enforcement issued by PRA Group Polska sp. z o.o..

6.Security Documents relating to the Italian Securitization Notes:

(a)The first priority pledge in favor of the Lenders over the ownership rights and interests in 100% of the Italian Securitization Notes issued by AK Nordic Italy S.r.l at any time.

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SCHEDULE 14
Form of Increase Confirmation

The taking of this document or any certified copy of it or any other document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf-scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee may cause the imposition of Austrian stamp duty under the Austrian Stamp Duty Act 1957. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf-scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee.
From: [ ● ]
To:    [ ● ]

Dated: [ ]

[●] – UP TO EUR [●] MULTICURRENCY REVOLVING CREDIT FACILITY AGREEMENT DATED [●] November 2022 (THE "AGREEMENT")

1.We refer to the Agreement. This letter (the "Letter") shall take effect as an Increase Confirmation for the purpose of the Agreement. Terms defined in the Agreement have the same meaning in this Letter unless given a different meaning in this Letter.

2.We refer to Clause 2.2 (The Accordion Option) of the Agreement.

3.Each Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the "Relevant Commitment") as if it was an original Lender under the Agreement.

4.The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the "Increase Date") is [ ].

5.On the Accordion Increase Date, the Increase Lender becomes party to the relevant Finance Documents as a Lender, in accordance with Clause 2.2.11.

6.The Facility Office and address, fax number and attention details for notices to the Increase Lender for the purposes of Clause 22.3 (Addresses) are set out in the Schedule.

7.The Increase Lender expressly acknowledges the limitations on the Lenders' obligations referred to in Clause 23.10 (Limitation of responsibility of Existing Lenders).

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8.This Letter may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Letter.

9.The Accordion Increase shall be subject to the following terms and conditions being satisfied:

10.This Letter is governed by Norwegian law.

11.This Letter has been entered into on the date stated at the beginning of this Letter.

The Schedule

Relevant Commitment/rights and obligations to be assumed by the Increase Lender [insert relevant details]
[Facility office address, fax number and attention details for notices and account details for payments]

[Increase Lender]

By:

This Letter is accepted as an Increase Confirmation for the purposes of the Agreement by the Agent, and the Increase Date is confirmed as [    ].

[Agent]

By:

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SCHEDULE 15
New Increase Lender White List

1.ING Group
2.HSBC Group
3.MUFG (Mitsubishi UFJ Financial Group)

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SCHEDULE 16
Form of Parent Guarantee

[Refer to separate document]

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SCHEDULE 17 US DEFINITIONS

“Acquisition”
by any person, means the acquisition by such person, in a single transaction or in a series of related transactions, of all or any substantial portion of the property of another person or at least a majority of the voting stock of another person, in each case whether or not involving a merger or consolidation with such other person and whether for cash, property, services, assumption of indebtedness, securities or otherwise. For the avoidance of doubt, purchases of debt portfolios in the ordinary course of business shall not be considered Acquisitions.

“Administrative Agent”
means Truist Bank (or any of its designated branch offices or affiliates) in its capacity as administrative agent under any loan documents pursuant to which PRA Group, Inc is the borrower, or any successor administrative agent.

“Affiliate”	means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Attributable Indebtedness”
means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease and (c) in respect of any Securitization Transaction of any Person, the outstanding principal amount of such financing, after taking into account reserve accounts and making appropriate adjustments, determined by the Agent in its reasonable judgment.

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“Capital Lease”
means, as applied to any Person, any lease of any property by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person; provided, that the subsequent adoption, issuance or effectiveness of any accounting standards after the closing date will not cause any lease that was not or would not have been a Capital Lease on the closing date to be deemed a Capital Lease. For the avoidance of doubt, “Capital Leases” shall not include operating leases or any agreements requiring the payment of rent or other similar provisions (whether entered into prior to or after the closing date) if such lease was or would have been an operating lease on the closing date.

“Consolidated EBITDA”	means, for any period, for PRA Group, Inc. and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for

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such period plus the following, without duplication, to the extent deducted in calculating such Consolidated Net Income: (a) Consolidated Interest Charges for such period, (b) the provision for federal, state, local and foreign income taxes payable by PRA Group, Inc. and its Subsidiaries for such period, (c) depreciation and amortization expense,
(d) Recoveries Applied to Negative Allowance, net of changes in expected recoveries, (e) fees, costs and expenses incurred in respect of the Facility Agreement or in connection with any disposition, incurrence of Consolidated Funded Indebtedness, Acquisition (including amounts paid in connection with such Acquisition for retention of one or more individuals comprising part of a management team retained to manage the acquired business; provided that such payments are made in connection with such Acquisition and are consistent with the customary practice in the industry at the time of such Acquisition), investment or offering of Equity Interests, in each case as permitted under the loan documents, (f) all other non-cash charges for such period, to the extent such charges do not represent a cash charge in such period or any future period, all as determined in accordance with GAAP and (g) indemnification payments received from a Person which is not an Affiliate of any Obligor under any acquisition agreement entered into by such Person which reimburse expenses of an Obligor, to the extent such expenses were deducted in computing Consolidated Net Income.

“Consolidated Fixed Charge Coverage Ratio”
means, as of any date of determination, the ratio of (a) Consolidated EBITDA to (b) the sum of (x) scheduled principal payments made on Consolidated Funded Indebtedness during such period plus (y) Consolidated Interest Charges, in each case measured for the period of the four fiscal quarters most recently ended.

“Consolidated Funded Indebtedness”	means Funded Indebtedness of PRA Group, Inc. and its Subsidiaries on a consolidated basis determined in accordance with GAAP.
“Consolidated Interest Charges”
means, for any period, for PRA Group, Inc. and its Subsidiaries on a consolidated basis, an amount equal to the sum of (i) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, less interest income for such period, plus (ii) the portion of rent expense with respect to such period under Capital Leases that is treated as interest in accordance with GAAP plus (iii) the implied interest component of Synthetic Leases with respect to such period plus (iv) losses on hedging obligations or other derivative instruments (including Swap Contracts) entered into for the purposes of hedging interest rate risk.

“Consolidated Net Income”
means, for any period, for PRA Group, Inc. and its Subsidiaries on a consolidated basis, the net income of PRA Group, Inc. and its Subsidiaries (excluding (i) extraordinary gains or losses, (ii) the effects of discontinued operations and (iii) adjustment for net income

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attributable to noncontrolling interests) for that period, as determined in accordance with GAAP.
“Consolidated Senior Secured Indebtedness”	means, as of any date of determination, all Consolidated Funded Indebtedness that, as of such date, is secured by any Lien on any asset or property of PRA Group, Inc. or any of its Subsidiaries.
“Consolidated Senior Secured Leverage Ratio”
means, as of any date of determination, the ratio of (a) (i) Consolidated Senior Secured Indebtedness as of such date less (ii) Qualified Cash as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.

“Consolidated Total Leverage Ratio”
means, as of any date of determination, the ratio of (a) (i) Consolidated Funded Indebtedness as of such date less (ii) Qualified Cash as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.

“Equity Interests”
means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Funded Indebtedness”
means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)the outstanding principal amount of all obligations for borrowed money, whether current or long-term (including the Obligations) and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)all purchase money Indebtedness;

(c)principal portion of all obligations under conditional sale or other title retention agreements relating to property purchased by PRA Group, Inc. or any Subsidiary (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);

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(d)all obligations arising under unreimbursed draws under letters of credit (including standby and commercial), bank guaranties, surety bonds and similar instruments;

(e)all obligations in respect of the deferred purchase price of property or services (other than (x) trade accounts payable in the ordinary course of business and (y) such obligations incurred under ERISA) (for the avoidance of doubt, such deferred purchase price of property or services shall not include accrued bonuses or other compensation) including any (I) obligations in respect of earnouts, solely to the extent then due and payable and
(II) obligations in respect of seller financing (but excluding any cash holdback retained in lieu of an escrow deposit in connection with a permitted Acquisition, as long as such holdback is paid, settled or otherwise released within 24 months of the consummation o the associated permitted Acquisition;

(f)the Attributable Indebtedness of Capital Leases, Securitization Transactions and Synthetic Leases;

(g)all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment on or prior to the 90th day following the Termination Date in respect of any Equity Interests in such Person or any other Person (other than customary put rights or redemption obligations arising as a result of a change of control), valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;
(h)all Funded Indebtedness of others secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; provided that the amount of Funded Indebtedness with respect to such Person who has given such Lien under this clause (h) shall be deemed to be the lesser of the amount of such Indebtedness that is so secured and the fair market value of such property;
(i)all guarantees with respect to Funded Indebtedness of the types specified in clauses (a) through (h) above of another Person; and

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(j) all Funded Indebtedness of the types referred to in clauses (a) through (i) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, except to the extent that Funded Indebtedness is expressly made non-recourse (or such Person is not otherwise liable for such Funded Indebtedness) to such Person.
For purposes hereof, the amount of any direct obligation arising under letters of credit (including standby and commercial), bank guaranties, surety bonds and similar instruments shall be the maximum amount available to be drawn thereunder. For the avoidance of doubt, “Funded Indebtedness” shall not include any deferred tax liabilities or Swap Contracts.

“Income from Operations”
means, “income from operations” as it appears on PRA Group, Inc.’s financial statements as filed with the SEC, excluding any one-time, non- recurring charges or unusual charges that are presented in accordance with GAAP in the operating income calculation appearing on PRA Group, Inc.’s financial statements as filed with the SEC.

“Indebtedness”
means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)all Funded Indebtedness;

(b)the Swap Termination Value of any Swap Contract;

(c)all guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) and (b) above of any other Person; and

(d)all Indebtedness of the types referred to in clauses (a) through (c) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which PRA Group, Inc. or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to PRA Group, Inc. or such Subsidiary or PRA Group, Inc. or such Subsidiary is not otherwise liable for such Indebtedness

For purposes of this definition, the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness. For the avoidance of doubt, Indebtedness shall not include (a) deferred or prepaid revenue or (b) permitted bond hedge transactions or permitted warrant transactions.

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“Lien”
means any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), charge, assignment by way of security or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing) except for licenses of IP rights owned by any loan party which are granted in the ordinary course of business

“Obligations”
means all advances to, and debts, liabilities, obligations, covenants and duties of, any loan party arising under any loan document or otherwise with respect to any loan (including erroneous payment subrogation rights), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including, without limitation, (i) obligations which, but for the automatic stay under section 362(a) of the US Bankruptcy Code, would become due and (ii) interest and fees that accrue after the commencement by or against any loan party or any affiliate thereof of any proceeding under any debtor relief laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Person”
meaning as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan.

“Qualified Cash”
means, at any time of determination, the aggregate balance sheet amount of unrestricted cash and, to the extent readily monetized, cash equivalents included in the consolidated balance sheet of PRA Group, Inc. and its Subsidiaries as of such time that (i) is free and clear of all Liens other than Liens in favor of the Administrative Agent and non- consensual permitted Liens, (ii) may be applied to payment of the Obligations under the Loan Documents without violating any law, contract or other agreement, (iii) is on deposit with one or more financial institutions in the United States or Canada and (iv) maintained in an account with the Administrative Agent or subject to a deposit account control agreement, in form and substance reasonably acceptable to Administrative Agent, in favor of Administrative Agent.

“Recoveries Applied to Negative Allowance”	means the measurement of recoveries minus portfolio income in accordance with ASC 326 and pursuant to GAAP.
“Securitization Transaction”
means, with respect to any Person, any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which such Person or any Subsidiary of such Person may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments,

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receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate of such Person.
“Subsidiary”
of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Voting Stock is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references in this section (Financial Covenant Definitions) to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of PRA Group, Inc.

“Swap Contracts”
means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Contract”
means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any affiliate of a Lender), in each case, only to the extent representing an obligation of the obligor thereunder.

“Synthetic Lease”
means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise

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appear on a balance sheet under GAAP. For the avoidance of doubt, “Synthetic Leases” shall not include operating leases.
“Voting Stock”
means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

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SCHEDULE 18
Form of Asset Pool Report

Purchase Price Multiples - EU excl. UK in $1,000s
[date]

Purchase Period	Purchase Price	ERC-Historical Period Exchange Rates	Total Estimated Collections	ERC-Current Period Exchange Rates	Current Estimated Purchase Price Multiple	Original Estimated Purchase Price Multiple
EU excl. UK Core						
2012	$ -	$ -	$ -	$ -	0 %	0 %
2013	$ -	$ -	$ -	$ -	0 %	0 %
2014	$ -	$ -	$ -	$ -	0 %	0 %
2015	$ -	$ -	$ -	$ -	0 %	0 %
2016	$ -	$ -	$ -	$ -	0 %	0 %
2017	$ -	$ -	$ -	$ -	0 %	0 %
2018	$ -	$ -	$ -	$ -	0 %	0 %
2019	$ -	$ -	$ -	$ -	0 %	0 %
2020	$ -	$ -	$ -	$ -	0 %	0 %
2021	$ -	$ -	$ -	$ -	0 %	0 %
2022	$ -	$ -	$ -	$ -	0 %	0 %
Subtotal	$ -	$ -	$ -	$ -		

Purchase Period	Purchase Price	ERC-Historical Period Exchange Rates	Total Estimated Collections	ERC-Current Period Exchange Rates	Current Estimated Purchase Price Multiple	Original Estimated Purchase Price Multiple
EU excl. UK Insolvency						
2014	$ -	$ -	$ -	$ -	0 %	0 %
2015	-	-	-	-	0 %	0 %
2016	-	-	-	-	0 %	0 %
2017	-	-	-	-	0 %	0 %
2018	-	-	-	-	0 %	0 %
2019	-	-	-	-	0 %	0 %
2020	-	-	-	-	0 %	0 %
2021	-	-	-	-	0 %	0 %
2022	-	-	-	-	0 %	0 %
Subtotal	$ -	$ -	$ -	$ -		
Total Europe excl. UK	$ -	$ -	$ -	$ -

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YTD Net Revenue Table - EU excl. UK in $1,000s

[date]

Purchase Period	Cash Collections	Portfolio Income	Change in Estimated Recoveries	Total Portfolio Revenue	Net Finance Receivables as of September 30, 2022
EU excl. UK Core					
2012	$ -	$ -	$ -	$ -	$ -
2013	-	-	-	-	-
2014	-	-	-	-	-
2015	-	-	-	-	-
2016	-	-	-	-	-
2017	-	-	-	-	-
2018	-	-	-	-	-
2019	-	-	-	-	-
2020	-	-	-	-	-
2021	-	-	-	-	-
2022	-	-	-	-	-
Subtotal	$ -	$ -	$ -	$ -	$ -

Purchase Period	Cash Collections	Portfolio Income	Change in Estimated Recoveries	Total Portfolio Revenue	Net Finance Receivables as of [date]
EU excl. UK Insolvency					
2014	$ -	$ -	$ -	$ -	$ -
2015	$ -	$ -	$ -	$ -	$ -
2016	$ -	$ -	$ -	$ -	$ -
2017	$ -	$ -	$ -	$ -	$ -
2018	$ -	$ -	$ -	$ -	$ -
2019	$ -	$ -	$ -	$ -	$ -
2020	$ -	$ -	$ -	$ -	$ -
2021	$ -	$ -	$ -	$ -	$ -
2022	$ -	$ -	$ -	$ -	$ -
Subtotal	$ -	$ -	$ -	$ -	$ -
Total EU excl. UK	$ -	$ -	$ -	$ -	$ -

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